Exhibit 3

PROTOCOL AND JUSTIFICATION OF THE MERGER OF

BRASIL TELECOM PARTICIPAÇÕES S.A.

WITH AND INTO

BRASIL TELECOM S.A.

BRASIL TELECOM PARTICIPAÇÕES S.A., a publicly-held company with head offices in the City of Brasília, Federal District, at SIA SUL – ASP, Lot D, Block B, registered with the Treasury Ministry on the National Corporate Tax-Payers’ Register under CNPJ/MF No. 02.570.688/0001-70, represented herein as set forth in its Corporate Bylaws (“BrT Part”);

BRASIL TELECOM PARTICIPAÇÕES S.A., a publicly-held company with head offices in the City of Brasília, Federal District, at SIA SUL – ASP – Lot D – Block B, registered with the Treasury Ministry on the National Corporate Tax-Payers’ Register under CNPJ/MF No. 76.535.764/0001-43, represented herein as set forth in its Corporate By-laws (“BrT”);

BrT Part and BrT are referred to herein, collectively, simply as the “Parties” or the “Companies”;

WHEREAS:

(i)	BrT Part is a publicly-held company whose purpose is to (i) control carriers providing fixed telephony public services in Region II as set forth in the General Concession Plan approved by Decree No. 2,534, dated April 2, 1998; (ii) through controlled or associated companies, foster the expansion and implementation of fixed telephony services in their respective concession areas; (iii) promote, undertake or direct the acquisition of funds from domestic and foreign sources to be allocated by the Company or by its subsidiaries; (iv) encourage and stimulate study and research activities underpinning the development of the fixed telephony sector; (v) perform specialized technical services, either directly or through subsidiary or associated companies, related to the fixed telephony area; (vi) promote, encourage and coordinate, either directly or through associated or subsidiary companies, the training and qualification of personnel required for the fixed telephony sector; (vii) undertake or arrange imports of goods and services for or through its subsidiary and/or associated companies; (viii) perform other activities that are similar to or correlated with its corporate purpose; and (ix) hold stakes in the capital of other companies;

(ii)	BrT is a publicly-held company that is a subsidiary of BrT Part, whose purpose is to render telecommunications services and conduct the activities required or useful for the performance of these services, in compliance with the concessions, authorizations and permits granted to it. In order to achieve its purpose, BrT may include among its assets third-party assets and rights, as well as: (i) hold stakes in the capital of other companies, provided that it maintains compliance with Brazil’s National Telecommunications Policy; (ii) establish wholly-owned subsidiaries in order to perform the activities encompassed by its corporate purpose and that should preferably be decentralized; (iii) undertake imports of goods and services required to perform the activities encompassed by its corporate purpose; (iv) provide post-sale and technical assistance services to telecommunications enterprises, performing activities of common interest; (v) engage in study and research activities designed to foster the development of the telecommunications sector; (vi) execute contracts and agreements with other companies engaged in rendering telecommunications services or with any persons or entities, in order to ensure the operation services, without adversely affecting its duties and responsibilities, and (vii) participate in other activities that are similar to or correlated with its corporate purpose;

(iii)	on January 8, 2009, Telemar Norte Leste S.A. (“Telemar”) acquired, through its indirect subsidiary Copart 1 Participações S.A., all the shares issued by Invitel S.A. (“Invitel”), the controlling company of Solpart Participações S.A. (“Solpart”), which directly controls BrT Part, and holds BrT Part common shares representing the share control of BrT Part and BRT;

(iv)	on July 31, 2009, the shareholders of Invitel, Solpart, Copart 1, Copart 2 Participações S.A. (“Copart 2”), BrT Part and BrT, convened at General Shareholders’ Meetings of the respective companies, approved the mergers of: Invitel with and into Solpart, Solpart with and into Copart 1, and Copart 1 with and into BrT Part and Copart 2 with and into BrT;

(v)	as a result of the mergers described above, BrT Part absorbed the assets and liabilities of Invitel, Solpart and Copart 1, which ceased to exist, BrT absorbed the assets and liabilities of Copart 2, which ceased to exist, and Coari Participações S.A. (“Coari”), a publicly-held company that is directly controlled by Telemar, received common and preferred shares representing the direct control of BrT Part, and consequently, the indirect control of BrT;

(vi)	as disclosed in the Relevant Fact released on April 25, 2008, the managements of Telemar, BrT Part and BrT intend to conduct a corporate reorganization in order to simplify the shareholding structure, unifying the shareholders of BrT Part and BrT in Telemar and strengthening these companies (the “Corporate Reorganization”); and

(vii)	the merger of BrT Part with and into BrT represents one of the necessary steps in the implementation of the Corporate Reorganization.

Being in full and fair agreement, the Parties execute this Protocol and Justification of Merger, (“Protocol and Justification”), in compliance with Articles 224, 225 and 227 of Law No. 6,404/76, as amended (the “Brazilian Corporation Law”), pursuant to the following terms and conditions.

CLAUSE ONE – PROPOSED TRANSACTION AND JUSTIFICATION

1.1. Proposed Transaction. The transaction consists of the merger of BrT Part with and into BrT, transferring all the assets and liabilities of BrT Part to BrT, which will become the successor thereof to all its assets, rights and obligations, pursuant to Article 227 and the following Articles of the Brazilian Corporation Law (the “Merger”).

1.1.1. The assets, rights and obligations of BrT Part to be transferred at book value from BrT Part to BrT, are those described in the Appraisal Report (as defined in Clause 3.1 and presented in Attachment I).

1.2. Justification of the Merger. The Merger is one of the steps in the Corporate Reorganization, the purpose of which is to simplify the shareholding structure of BrT Part and BrT, unifying their shareholders in Telemar and strengthening these companies.

CLAUSE TWO – NUMBER, TYPE AND CLASS OF SHARES TO BE SUBSTITUTED

2.1. Number, Type and Class of Shares to be Attributed. As a result of the Merger, 1.2190981 common shares of BrT will be issued in substitution for each outstanding common share of BrT Part, and 0.1720066 common shares and 0.9096173 preferred shares of BrT will be substituted in exchange for each outstanding preferred share of BrT Part (the “Exchange Ratios”).

2.2. Criteria Used to Determine the Exchange Ratios. The Exchange Ratios were determined by the managements of the Companies, based on the weighted average daily market prices for the shares of the Companies on the Brazilian Securities, Commodities and Futures Exchange (BM&FBOVESPA S.A. — Bolsa de Valores Mercadorias e Futuros, or the “BOVESPA”), during the 90 (ninety) calendar days between January 24, 2008 and April 23, 2008, and adjusted by interest on shareholders’ equity declared between January 1, 2008 and the date hereof, pursuant to the statement presented in Attachment II.

2.2.1. The Exchange Ratios are intended to respect the position of each shareholder with regard to the Company in which it holds shares and the class of share held, while complying with the legal constraints on the division of the equity capital of BrT between preferred and common shares and taking into account the individual market value of these shares.

2.2.2. The managements of the Companies believe that the Exchange Ratios are fair, in light of the fact that the shares issued by the Companies are highly liquid and the Exchange Ratios were determined on the basis of the market prices for these shares.

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2.3. Fractional Shares. Fractions of BrT shares resulting from the substitution of each BrT Part shareholder’s shares of BrT Part will be grouped into whole shares, and sold at an auction to be held on the BOVESPA, with the amounts received through such sale to be provided to the respective shareholders after the final financial settlement of the shares doled through the auction.

CLAUSE THREE – NET WORTH APPRAISAL CRITERIA FOR BRT PART AND BRT

3.1. Net Worth Appraisal. The Net Worth of BrT Part was appraised on the basis of its book value, as shown in the audited financial statements of BrT Part as of May 31, 2009 (the “Base Date”) and taking into account the following events which occurred after the Base Date: (i) the acquisition by Copart 1 of 40,452,227 common shares of BrT Part in the Tender Offer for the Acquisition of BrT Part’s common shares on June 23, 2009; (ii) the capitalization of the advance for future capital increase in the amount of R$3,645,684,817.43 by Copart 1, on June 30, 2009, (iii) the merger of Solpart with and into Invitel on July 31, 2009; (iv) the merger of Solpart with and into Copart 1 on July 31, 2009; and (v) the merger of Copart 1 with and into BrT Part on July 31, 2009. Pursuant to the provisions set forth in Articles 226 and 227 of the Brazilian Corporation Law, the specialized firm Apsis Consultoria Empresarial Ltda., with head offices at Rua São José 90, suite 1,082, in the City and State of Rio de Janeiro, registered with the Treasury Ministry on the National Corporate Tax-Payers’ Roll under CNPJ/MF No. 27,281,922/0001-70 (“Apsis”), was selected to conduct the appraisal of the net worth of BrT Part that will be acquired by BrT. The selection and hiring of Apsis must be ratified and approved by the shareholders of BrT Part and BrT. As set forth in the Appraisal Report presented in Attachment I (the “Appraisal Report”), the book value of the Net Worth of BrT Part was assessed as of the Base Date, taking into account the adjustments described above, at the amount of R$9,083,341,784.17 (nine billion, eighty-three million, three hundred forty-one thousand, seven hundred and eighty-four reais and seventeen centavos).

3.2 Appraisal of the Net Worth of BrT Part and BrT at Market Prices. In compliance with the provisions set forth in Article 264 of the Brazilian Corporation Law, Apsis was selected to prepare the Net Worth Appraisal Report of BrT Part and BrT at market prices. The appraisals of BrT Part and BrT were prepared using the same criteria and as of the Base Date, taking into account the adjustments described above, pursuant to the Appraisal Report presented in Attachment III (the “Net Worth Appraisal Report at Market Prices”), resulting in, solely for the purposes of Article 264 of the Brazilian Corporation Law, an exchange ratio of 1.133089 outstanding BrT shares for each outstanding share of BrT Part.

3.3. Treatment of Equity Variations. From May 31, 2009, the Base Date of the Merger, the equity variations of BrT Part will be absorbed directly by BrT.

CLAUSE FOUR – SHARES OF ONE COMPANY HELD BY ANOTHER COMPANY AND SHARES HELD IN TREASURY

4.1. Treatment of Shares in BrT Held by BrT Part. The shares issued by BrT that are held by BrT Part will be cancelled. There are no shares issued by BrT Part held by BrT.

4.2. Treatment of Shares Held in Treasury. BrT Part holds 1,480,800 of its common shares in Treasury, which will be cancelled. BrT holds 13,231,556 of its preferred shares in Treasury, which will continue to be held in Treasury.

CLAUSE FIVE – INCREASE IN THE EQUITY CAPITAL OF BRT

5.1. Increase in the Equity Capital of BrT. The Merger will result in an increase in the equity capital of BrT in the amount of R$260,300,598.32 (two hundred and sixty million, three hundred thousand, five hundred and ninety-eight reais and thirty-two centavos), through the absorption of the Net Worth of BrT Part as set forth in the Appraisal Report and Article 227, §1 of the Brazilian Corporation Law. 201,143,307 (two hundred and one million, one hundred forty-three thousand, three hundred and seven) registered common shares, without par value, and 209,155,151 (two hundred nine million, one hundred fifty-five thousand, one hundred and fifty-one) preferred shares, without par value (collectively, the “Shares”), will be issued by BrT to the holders of shares of BrT Part.

5.2. Composition of Equity Capital of BrT after the Merger. Due to the above-mentioned increase, the equity capital of BrT will increase to R$3,731,058,950.28 (three billion, seven hundred thirty-one million,

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fifty-eight thousand, nine hundred and fifty reais and twenty-eight centavos), represented by 203,423,176 (two hundred and three million, four hundred twenty-three thousand, one hundred and seventy-six) registered common shares and 399,597,370 (three hundred ninety-nine million, five hundred ninety-seven thousand, three hundred and seventy) registered preferred shares, each without par value.

5.3. As a result of the merger, all the shares issued by BrT Part will be cancelled and substituted with common and preferred shares issued by BrT, in accordance with the Exchange Ratios described in Clause 2.1.

CLAUSE SIX – ALTERATIONS TO THE CORPORATE BY-LAWS OF BRT

6.1. Alteration to BrT’s Bylaws. To complete the Merger, the corporate bylaws of BrT must be altered in order to reflect the change in the value and number of shares into which its share capital is divided. Thus, the following proposed alteration to Article 5 of BrT’s bylaws will be submitted to its shareholders:

“Article 5—The Equity Capital, subscribed and fully paid, is R$3,731,058,950.28 (three billion, seven hundred thirty-one million, fifty-eight thousand, nine hundred and fifty reais and twenty-eight centavos), represented by 603,020,546 (six hundred and three million, twenty thousand, five hundred and forty-six) shares, consisting of 203,423,176 (two hundred and three million, four hundred twenty-three thousand, one hundred and seventy-six) common shares and 399,597,370 (three hundred ninety-nine million, five hundred ninety-seven thousand, three hundred and seventy) preferred shares, all registered and without par value.”

CLAUSE SEVEN – REASONS FOR THE MERGER

7.1. Reasons for the Merger. The managements of BrT Part and BrT decided to conduct the Merger as they believe that it is a necessary step in the Corporate Reorganization, and that the Merger will further the best interests of the Companies and their shareholders, in particular through:

(i)	aligning the interests of the shareholders of BrT Part and BrT, which are companies under common control;

(ii)	simplifying the capital and corporate structures of BrT Part and BrT, reducing administrative costs;

(iii)	enhancing the liquidity of the BrT shares;

(iv)	eliminating the costs of separate listings of the shares of BrT Part and BrT as well as costs arising from the public disclosure obligations for information released separately by BrT Part and BrT.

CLAUSE EIGHT – ALLOCATION OF THE NET ASSETS OF BRT PART

8.1. Net Assets of BrT Part. The book value of the net assets of BrT Part to be acquired by BrT, is R$5,502,120,856.93 (five billion, five hundred and two million, one hundred and twenty thousand, eight hundred and fifty-six reais and ninety-three centavos), according to the Appraisal Report, which will be allocated to the increase in the equity capital of BrT in the amount of R$260,300,598.32 (two hundred sixty million, three hundred thousand, five hundred and ninety-eight reais and thirty-two centavos), with R$1,380,381,637.91 (one billion, three hundred and eighty million, three hundred eighty-one thousand, six hundred and thirty-seven reais and ninety-one centavos) being allocated to BrT’s capital reserve account and R$3,861,438,620.70 (three billion, eight hundred sixty-one million, four hundred thirty-eight thousand, six hundred and twenty reais and seventy centavos) being allocated to a special goodwill reserve, as set forth in Article 6, §1 (a) of Instruction No. 319/99 issued by the Brazilian Securities Commission (Comissão de Valores Mobiliários, or the “CVM”).

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CLAUSE NINE – CLASSES OF SHARES TO BE ISSUED TO THE BRT PART SHAREHOLDERS

9.1. Shares to be Issued to the BrT Part Shareholders. The holders of common shares of BrT Part will receive common shares issued by BrT and the holders of preferred shares of BrT Part will receive common and preferred shares issued by BrT, in order to comply with the legal constraint on the division of the equity capital of BrT between common shares (1:3) and preferred shares (2:3). The common and preferred shares issued by BrT to the BrT Part shareholders will entitle them to the same rights as those conferred by the other common and preferred shares issued by BrT, respectively, including full receipt of dividends and/or interest on shareholders’ equity that may be declared by BrT after the date on which the Merger is approved by the shareholders of BrT and BrT Part.

CLAUSE TEN – WITHDRAWAL RIGHTS

10.1. Withdrawal Rights of BrT Part Shareholders. Pursuant to the provisions set forth in Article 137 of the Brazilian Corporation Law, shareholders of BrT Part that do not approve the Merger, either through dissent, abstention or not attending the general shareholders’ meeting of BrT Part called to consider the Merger, are entitled to withdrawal rights, unless the shares owned by such shareholders possess liquidity and dispersion in the market under the terms of Article 137, II of the Brazilian Corporation Law.

10.1.1. Shareholders owning common shares of BrT Part will have withdrawal rights. Shareholders owning preferred shares of BrT Part will not have withdrawal rights because the preferred shares possess liquidity and dispersion in the market.

10.1.2. A shareholder must specifically express its intention to exercise its withdrawal right within 30 (thirty) days as from the date of publication of the minutes of the general shareholders’ meeting of BrT Part at which the Merger is approved.

10.2. Payment of Reimbursement. The payment of the reimbursement value for the withdrawn shares will depend on the effective completion of the Merger, as set forth in Article 230 of the Brazilian Corporation Law. In accordance with Article 137 of the Brazilian Corporation Law, the reimbursement of the values of the withdrawn shares will be assured only in respect of shares proven to be owned by the shareholder at the close of trading on April 25, 2008, the date of the Relevant Fact that announced the Merger.

10.3. Rescission of the Merger. Pursuant to Article 137, §3 of the Brazilian Corporation Law, in the event that the amount to be paid to shareholders of BrT Part in connection with the exercise of withdrawal rights would, in the opinion of BrT Part’s management, jeopardize the financial stability of the Companies, the Merger may be rescinded through a proposal presented by the management of BrT Part.

10.4. Value of Reimbursement of BrT Part Shareholders. Shareholders of BrT Part that do not approve the Merger at the extraordinary general shareholders’ meeting of BrT Part that approves the Merger will have the right to reimbursement for their shares in the amount of R$15.90 (fifteen reais and ninety centavos) per share, in compliance with the most recently approved balance sheet of BrT Part, which was dated December 31, 2008.

10.4.1. As the BrT shareholders do not have the withdrawal rights in connection with the Merger, the provision set forth in § 3 of Article 264 of the Brazilian Corporation Law is not applicable to the Merger.

10.4.2. The shareholders that do not approve the Merger may, upon withdrawal, request the preparation of a special balance sheet for the company, as set forth in §2 of Article 45 of the Brazilian Corporation Law. In this event, following the expiration of the deadline set for the recession of the Merger, pursuant to §3 of Article 137 of the Brazilian Corporation Law, the shareholder will receive 80% of the reimbursement value, with the balance, if any, to be paid within 120 (one hundred and twenty) days from the date of the general shareholders’ meeting of BrT Part that approves the Merger.

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CLAUSE ELEVEN – APPROVAL BY THE GENERAL SHAREHOLDERS’ MEETINGS OF BRT PART AND BRT

11.1. General Shareholders’ Meetings. In order to approve the Merger, General Shareholders’ Meetings of BrT Part and BrT will be timely held to consider the Merger.

CLAUSE TWELVE – GENERAL PROVISIONS

12.1. Cessation of BrT Part. With the effective completion of the Merger, BrT Part will cease to exist and BrT will absorb all the assets, rights, property, obligations, liabilities and responsibilities of BrT Part.

12.2. Auditing the Financial Statements of BrT Part. In compliance with Article 12 of CVM Instruction No. 319/99, the financial statements of BrT Part that serve as the basis for the Merger were audited by Deloitte Touche Tohmatsu.

12.3. Capitalization of BrT Part’s Reserve. Prior to the extraordinary general shareholders’ meetings to consider the Merger, a proposal will be submitted to BrT Part’s shareholders for the capital increase of BrT Part, without the issuance of new shares, in the amount of R$248,728,180.07 (two hundred forty-eight million, seven hundred twenty-eight thousand, one hundred and eighty reais and seven centavos), through the capitalization of the full amount of the reserve for future capital increase of BrT Part, which formation was approved at the ordinary and extraordinary general shareholders’ meeting of BrT Part, held on April 8, 2009.

12.4. Documents Available to the Shareholders. In compliance with the provisions set forth in Article 3 of CVM Instruction No. 319/99 all documents mentioned in this Protocol and Justification will be made available to the respective shareholders of BrT Part and BrT as from the date hereof, and may be consulted by the shareholders of BrT Part and BrT at the following addresses: (i) SIA SUL – ASP, Lot D, Block B, City of Brasília, Federal District, Brazil; and (ii) Rua Humberto de Campos 425, 5th floor (part), Leblon, City of Rio de Janeiro, State of Rio de Janeiro, Brazil.

12.5. Notification of the Merger to Authorities. Notification of the Merger was presented to the Administrative Council for Economic Defense (Conselho Administrativo de Defesa Econômica), or CADE, the Brazilian antitrust regulator and the National Telecommunications Agency (Agência Nacional de Telecomunicações), or ANATEL, the Brazilian federal telecommunications regulator. Any other notifications required in connection with the Merger will be submitted to the competent government authorities pursuant to governing law.

12.6. Registration with the U.S. Securities and Exchange Commission. The Merger, and the resulting issuance of new shares by BrT, is conditioned on the applicable registration with the SEC.

12.7. Survival of Valid Clauses. Should any clause, provision, term or condition in this Protocol and Justification be deemed invalid, the other clauses, provisions, terms and conditions hereof not affected by such invalidity will continue to remain in effect.

12.8. Election of Courts of Law. The Central Law Courts of the Rio de Janeiro State Capital Assizes are hereby elected to settle all matters arising from this Protocol and Justification, to the exclusion of any other regardless of how much more privileged it is or may be.

(rest of the page deliberately left blank)

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BEING IN FULL AND FAIR AGREEMENT, the PARTIES execute this Protocol and Justification in 3 (three) copies of identical content and for one sole purpose, together with the undersigned witnesses.

Rio de Janeiro, August 7, 2009.

BRASIL TELECOM PARTICIPAÇÕES S.A.

/s/ Alex Waldemar Zornig		/s/ Paulo Altmayer Gonçalves
Name:	Alex Waldemar Zornig	Name:	Paulo Altmayer Gonçalves
Position:	Chief Financial Officer and Investor Relations Officer	Position:	Human Resources Officer

BRASIL TELECOM S.A.

/s/ Julio Cesar Pinto		/s/ Francisco Aurélio Sampiaio Santiago
Name:	Julio Cesar Pinto	Name:	Francisco Aurélio Sampiaio Santiago
Position:	Officer	Position:	Chief Operations Officer

Witnesses:

/s/ Ana Carolina dos R.M. da Motta		/s/ Carolina O.M. da Cunha
Name:	Ana Carolina dos R.M. da Motta	Name:	Carolina O.M. da Cunha

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Attachment I

Appraisal Report

APPRAISAL REPORT

RJ-0278/09-01

1/3 COPIES

REPORT:	RJ-0278/09-01

BASE DATE:	May 31, 2009.

APPLICANT:	BRASIL TELECOM S.A., with its head office located at SIA Sul, Lote D, Bloco B 1º andar, SIA, in Brasília, Federal District, registered with the General Roster of Corporate Taxpayers (CNPJ) under No. 76.535.764/0001-43, hereinafter referred to as BRTO.

OBJECT:	BRASIL TELECOM PARTICIPAÇÕES S.A., with its head office located at ST SIA Sul Área Especial D, Bloco B Parte B, Guará, in Brasília, Federal District, registered with the General Roster of Corporate Taxpayers (CNPJ) under No. 02.570.688/0001-70, hereinafter referred to as BRTP.

PURPOSE:	To assess the book net equity value of BRTP for the purpose of its merger with and into BRTO, pursuant to articles Nos. 226 and 227 of Law No. 6,404, of 12/15/1976 (Corporate Law).

APSIS CONSULTORIA	1
REPORT RJ-0278/09-01

APSIS CONSULTORIA	2
REPORT RJ-0278/09-01

1. INTRODUCTION

APSIS CONSULTORIA EMPRESARIAL Ltda., hereinafter referred to as APSIS, with its head office located at Rua São José no 90, grupo 1.802, in the City and State of Rio de Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under No 27.281.922/0001-70, was appointed to assess the book net equity value of BRTP for the purpose of its merger with and into BRTO, pursuant to articles 226 and 227 of Law No. 6,404 of 12/15/1976 (Corporate Law).

For preparing this report, we have used data and information provided by third parties, in the form of documents and verbal interviews with the client. Estimates used in this process are based on documents and information which include, among others, the following:

•	Balance Sheet of BRTP as of May 31, 2009.

APSIS has recently performed appraisals for publicly-held companies, for various purposes, of the following companies:

•	AMÉRICA LATINA LOGÍSTICA DO BRASIL S/A

•	BANCO PACTUAL S/A

•	CIMENTO MAUÁ S/A

•	ESTA-EMPRESA SANEADORA TERRITORIAL AGRÍCOLA S/A.

•	GEODEX COMMUNICATIONS DO BRASIL S/A

•	GERDAU S/A

•	HOTÉIS OTHON S/A

•	IBEST S/A

•	L.R. CIA. BRAS. PRODS. HIGIENE E TOUCADOR S/A

•	LIGHT SERVIÇOS DE ELETRICIDADE S/A

•	LOJAS AMERICANAS S/A

•	MINASGÁS S/A DISTRIB. DE GÁS COMBUSTÍVEL

•	REPSOL YPF BRASIL S/A

•	TAM TRANSPORTES AÉREOS MERIDIONAL S/A

•	WAL PETROLEO S/A

The APSIS team in charge of preparing this report comprises the following professionals:

•	AMILCAR DE CASTRO

Project Manager

•	ANA CRISTINA FRANÇA DE SOUZA

Civil Engineer

Post-graduated in Accounting Sciences (CREA/RJ 91.1.03043-4)

•	CESAR DE FREITAS SILVESTRE

Accountant (CRC/RJ 44779/O-3)

•	FLAVIO LUIZ PEREIRA

Accountant (CRC/RJ 022016-O-9)

•	LUIZ PAULO CESAR SILVEIRA

Mechanical Engineer

Master of Business Management (CREA/RJ 89.1.00165-1)

•	MARGARETH GUIZAN DA SILVA OLIVEIRA

Civil Engineer (CREA/RJ 91.1.03035-3)

•	RICARDO DUARTE CARNEIRO MONTEIRO

Civil Engineer

Post-graduated in Economic Engineering(CREA/RJ 30137-D)

•	SÉRGIO FREITAS DE SOUZA

Economist (CORECON/RJ 23521-0)

•	WASHINGTON FERREIRA BRAGA

Accountant (CRC/RJ 024100-6/CVM 6734)

APSIS CONSULTORIA	3
REPORT RJ-0278/09-01

2. PRINCIPLES AND QUALIFICATIONS

This report strictly complies with the fundamental principles described below.

•	The consultants do not have any direct or indirect interest in the companies involved or in the operation, nor are there any other relevant circumstances which may characterize a conflict of interest.

•	To the best of the consultants’ knowledge and belief, the analyses, opinions and conclusions expressed in this Report are based on data, diligence, research and surveys that are true and correct.

•	The report presents all the limiting conditions imposed by the adopted methodologies, which affect the analyses, opinions and conclusions contained therein.

•	APSIS professional fees are not in any way whatsoever subject to the conclusions of this report.

•

APSIS assumes full responsibility for the matter of Appraisal Engineering, including implicit appraisals, and for the exercise of its honorable duties, primarily established in the appropriate laws, codes or regulations.

•	In this report, it is assumed that the information received from third parties is correct, and the sources thereof are contained in said report.

•	The report was prepared by APSIS and no one other than the consultants themselves prepared the analyses and respective conclusions.

•

For projection purposes, we start with the premise of the inexistence of liens or encumbrances of any nature, whether judicial or extrajudicial, affecting the companies in question, other than those listed in this report.

•

This Report complies with the specifications and criteria prescribed by USPAP (Uniform Standards of Professional Appraisal Practice), in addition to the requirements imposed by different bodies and regulations, where applicable, such as: the Ministry of Treasury, the Central Bank of Brazil, Bank of Brazil, CVM (Brazilian Securities and Exchange Commission), SUSEP (Superintendence of Private Insurance), Income Tax Regulations (RIR), etc.

•

The managers of the companies involved did not direct, restrict, hinder or do any acts which have or may have compromised access to, use or knowledge of information, assets, documents, or work methods applicable to the quality of the respective conclusions contained herein.

APSIS CONSULTORIA	4
REPORT RJ-0278/09-01

3. RESPONSIBILITY LIMITS

•

To prepare this report, APSIS used historic data and information, audited by third parties or unaudited, and unaudited projected data provided in writing or verbally by the company’s management or obtained from the sources mentioned. Therefore, APSIS has assumed as true the data and information obtained for this report and does not have any responsibility in connection with its truthfulness.

•	The scope of this work did not include an audit of the financial statements or a revision of the work performed by the company’s auditors.

•

Our work was developed for use by the applicants in connection with the previously described objectives. Therefore, it may be disclosed as part of the documents related to the acquisition of control of the BRASIL TELECOM Group, and the mention of this work in related publications is authorized. It may also be filed at the Brazilian Securities and Exchange Commission – CVM and at the U.S. Securities and Exchange Commission – SEC, as well as made available to shareholders and third parties, including through the websites of the involved companies.

•	We emphasize that understanding of the conclusion of this report will take place by reading it and its attachments in full. Therefore, conclusions from partial reading should not be drawn.

•	Our work was developed to be used by BRTO and the other companies involved in the project, aiming at the previously described objective.

•	We do not take responsibility for occasional losses to BRTO or to other parties as a result of the use of data and information provided by the company and contained herein.

APSIS CONSULTORIA	5
REPORT RJ-0278/09-01

4. APPRAISAL METHODOLOGY

Analysis of the previously mentioned supporting documents designed to ascertain whether bookkeeping was accurately conducted and was in compliance with the legal, regulatory, normative, statutory and contractual provisions which govern the matter, within the scope of “Generally Accepted Accounting Principles and Conventions”.

We examined the balance sheet of BRTP, as well as all other documents required for the preparation of this report, which was prepared on the basis of BRTP’s balance sheet for the period ended May 31, 2009.

It was ascertained that the assets and liabilities of BRTP have been duly accounted for.

APSIS CONSULTORIA	6
REPORT RJ-0278/09-01

5. NET EQUITY APPRAISAL

We examined the account books of BRTP, as well as all other documents required for the preparation of this report.

We contemplated the following subsequent events to occur after the base date of this report:

•	Merger of COPART 1 PARTICIPAÇÕES S.A. on July, 31, 2009, as per appraisal report prepared by APSIS (RJ-0190/09-03);

•

Goodwill amortization expenses to be recorded for the months of August, September and October 2009, in the amount of R$ 161,370,804.42 (one hundred sixty one million, three hundred and seventy thousand, eight-hundred and four reais and forty two centavos);

•

Reversion of goodwill provision made in the merged company (COPART 1), in the amount of R$ 61,737,807.27 (sixty-one million, seven hundred and thirty seven thousand, eight hundred and seven reais and twenty seven centavos), according to CVM Instruction No. 319/099, article 6, paragraph 1, and alterations made by CVM Instruction 349/01.

The experts have ascertained that the book net equity value of BRTP, after giving effect to the occurrence of the above-described events stated on the pro forma balance sheet presented on the following page is R$ 9,083,341,784.17 (nine billion, eighty three million, three hundred and forty-one thousand, seven hundred and eighty-four reais and seventeen centavos), as of May 31, 2009.

APSIS CONSULTORIA	7
REPORT RJ-0278/09-01

BRASIL TELECOM PARTICIPAÇÕES S.A.		FINANCIAL STATEMENT AS OF MAY 31, 2009
BALANCE SHEET (REAIS)		BALANCE	ADJUSTMENT*	PRO FORMA
TOTAL ASSETS		5,598,445,437.85	3,827,197,479.01	9,425,642,916.86

CURRENT ASSETS		519,160,406.92	65,254,304.00	584,414,710.92

Available funds		253,547,406.89	51,819,998.40	305,367,405.29
- Cash and Banks		3,497,697.90	51,819,998.40	55,317,696.30
- Cash Equivalents		250,049,708.99	-	250,049,708.99
Financial Aplications		49,786,614.92	-	49,786,614.92
Deferred Taxes and Recoverable Taxes		28,290,112.31	13,103,610.09	41,393,722.40
Judicial Deposits		47,899.40	-	47,899.40
Interest on Shareholders’ Equity Receivable on own Capital		185,426,701.70	-	185,426,701.70
Pre-paid Expenses		2,057,059.56	-	2,057,059.56
Other		4,612.14	330,695.51	335,307.65

LONG TERM ASSETS		1,495,584,697.35	137,551.47	1,495,722,248.82

Financial Aplications		1,200,000,000.00	-	1,200,000,000.00
Deferred Taxes and Recoverable Taxes		289,700,944.50	-	289,700,944.50
Judicial Deposits		5,863,172.44	137,551.47	6,000,723.91
Other		20,580.41	-	20,580.41

FIXED ASSETS		3,583,700,333.58	3,761,805,623.54	7,345,505,957.12

Investments		3,583,245,087.82	3,761,805,623.54	7,345,050,711.36

- Investments in shares:		3,583,245,087.82	3,761,805,623.54	7,345,050,711.36
- Brasil Telecom S.A.	67.2294%	3,581,220,927.24	-	3,581,220,927.24
- Nova Tarrafa Participações Ltda.	100.0000%	1,742,587.87	-	1,742,587.87
- Nova Tarrafa Inc.	100.0000%	281,572.71	-	281,572.71
- Goodwill from Fixed Assets and License in BRTO		0.00	3,761,805,623.54	3,761,805,623.54

Property. Plant and Equipment		455,245.76	-	455,245.76

- General Goods		455,245.76	-	455,245.76

APSIS CONSULTORIA	8
REPORT RJ-0278/09-01

BRASIL TELECOM PARTICIPAÇÕES S.A.	FINANCIAL STATEMENT AS OF MAY 31, 2009
BALANCE SHEET (REAIS)	BALANCE	ADJUSTMENT*	PRO FORMA
TOTAL LIABILITIES AND EQUITYS	5,598,445,437.85	3,827,197,479.01	9,425,642,916.86

CURRENT LIABILITIES	377,652,366.20	(46,863,359.28)	330,789,006.92

Accounts Payable	204,956.72	-	204,956.72
Interest, Taxes and Contributions	30,804,772.27	63,267.34	30,868,039.61
Dividends Payable	267,693,624.75	(47,145,467.42)	220,548,157.33
Personnel. Social Benefits and Charges	4,000.00	-	4,000.00
Provision for Contingencies	214,998.42	-	214,998.42
Other	78,730,014.04	127,789.00	78,857,803.04
Short Term Debt	0.00	91,051.80	91,051.80

LONG TERM LIABILITIES	11,512,066.47	59.30	11,512,125.77

Interest, Taxes and Contributions	8,265,855.08	-	8,265,855.08
Provision for Contingencies	3,246,211.39	-	3,246,211.39
Other	0.00	59.30	59.30

EQUITY	5,209,281,005.18	3,874,060,778.99	9,083,341,784.17

Share Capital	2,596,271,819.93	-	2,596,271,819.93
Capital Reserve	309,178,222.60	3,973,693,776.14	4,282,871,998.74
- Special Reserve for Goodwill	0.00	3,861,438,620.70	3,861,438,620.70
- Special Reserve for Net Assets	0.00	112,255,155.44	112,255,155.44
- Other Capital Reserve	309,178,222.60	-	309,178,222.60
Profit Reserve	2,879,008,099.35	-	2,879,008,099.35
Accumulated Profit and Loss	(554,330,772.17)	(99,632,997.15)	(653,963,769.32)
Treasury Stock	(20,846,364.53)	-	(20,846,364.53)

*	COPART 1 merger with amorization adjustment and reversable provision of goodwill

APSIS CONSULTORIA	9
REPORT RJ-0278/09-01

6. CONCLUSION

In the light of the audit performed of the previously mentioned documents and on the basis of APSIS’ analyses, the experts have concluded that the book net equity value of BRTP, having contemplated the previously mentioned subsequent events, is equivalent to R$ 9,083,341,784.17 (nine billion, eighty three million, three hundred and forty-one thousand, seven hundred and eighty-four reais and seventeen centavos), as of May 31, 2009. Disregarding BRTP’s investment in BRTO, the net assets to be incorporated by BRTO shall be R$ 5,502,120,856.93 (five billion, five hundred and two million, one hundred and twenty thousand, eight hundred and fifty-six reais and ninety-three centavos).

Having concluded Report RJ-0278/09-01, which consists of 10 (ten) pages typed on one side and 02 (two) attachments and reproduced in 03 (three) original counterparts, APSIS Consultoria Empresarial Ltda., CREA/RJ 82.2.00620-1 and CORECON/RJ RF/2.052-4, a company specializing in the appraisal of assets, legally represented by the signatories below, makes itself available for any clarifications which may be necessary.

Rio de Janeiro, July 22, 2009.

ANA CRISTINA FRANÇA DE SOUZA	LUIZ PAULO CESAR SILVEIRA	WASHINGTON FERREIRA BRAGA
Managing Partner	Director	Accountant (CRC/RJ 024100-6 / CVM 6734)

APSIS CONSULTORIA	10
REPORT RJ-0278/09-01

7. LIST OF ATTACHMENTS

1. SUPPORTING DOCUMENTS

2. GLOSSARY AND APSIS’ PROFILE

SÃO PAULO - SP	RIO DE JANEIRO - RJ
Alameda Franca, 1467, 44	Rua São José, 90, grupo 1802
São Paulo - SP CEP: 01422-001	Centro, CEP: 20010-020
Tel.: + 55 11 2626.0510	Tel.: + 55 21 2212.6850 Fax: + 55 21 2212.6851

APSIS CONSULTORIA	11
REPORT RJ-0278/09-01

ATTACHMENT 1

Brasil Telecom Participações S,A

Verification balance

May/2009

VERIFICATION BALANCE	Actual balance
CLOSING VERIFICATION	-
100000000 - TOTAL ASSETS	5,598,445,437.85
1110000000 - CURRENT ASSETS	519,160,406.92
111000000 - CASH ANS CASH EQUIVALENTS	253,547,406.89
111200000 - BANK ACCOUNTS	3,497,697.90
111210000 - BANK ACCOUNTS IN USE	64,820.01
111210022 BANCO DO BRASIL CENTRAL HOLDING 64475	-
111210026 HOLDING ABN AMRO REAL DIVIDENDS 7048058	35,271.82
111210272 BANCO SAFRA	33,334.11
111210297 BANCO SAFRA N.YORK	6,214.08
111210458 UNIBANCO CHECKINGS ACCOUNT 106120-4	-
111210510 BANCO DO BRASIL PAYMENTS CHECKINGS ACCOUNT 106.447	(10,000.00)
111210511 BANCO DO BRASIL PAYROLL CHECKINGS ACCOUNT 1052616	-
111290000 - BANK ACCOUNTS WITH TRANSITIONS	3,432,877.89
111290022 TR HOLDING BANCO DO BRASIL CENTRAL 64475	(48,027.49)
111290026 TR HOLDING ABN ARNO REAL DIVIDENDS	-
111290230 BANCO DO BRASIL	-
111290297 BANCO SAFRA N.YORK	-
111290359 BANCO DO BRASIL PAYMENT BRTI	-
111290458 UNIBANCO-CHECKINGS ACCOUNT106120-4	289.87
111290510 BANCO DO BRASIL PAYMENTS CHECKINGS ACCOUNT 106.447	3,488,740.47
111290511 BANCO DO BRASIL PAYROLL CHECKINGS ACCOUNT 1052616	(8,124.96)
111300000 - FINANCIAL INVESTMENTS WITH IMEDIATE LIQUIDITY	250,049,708.99
111310000 - FINANCIAL INVESTMENTS WITH IMEDIATE LIQUIDITY IN DEPOSITS	250,049,708.99
111311000 FINANCIAL INVESTMENTS WITH IMEDIATE LIQUIDITY PRINCIPAL	254,590,407.50
111312000 INTEREST ON FINANCIAL INVESTMENT DEPOSITS	(2,580,297.19)
111319000 FINANCIAL INVESTMENTS WITH IMEDIATE LIQUIDITY TRANSITION	(1,960,401.32)
112000000 - CURRENT MONETARY REALIZABLE RIGTHS	263,555,940.47
112300000 OTHER CREDITS ADVANCEMENTS AND AMOUNS RECEIVABLE	4,612.14
112330000 - ADVANCEMENTS TO EMPLOYEES	-
112331000 - ADVANCEMENTS DEDUCTED DIRECTLY FROM PAYROLL	-
112331100 ADVANCEMENTS DEDUCTED DIRECTLY FROM SALARY PAYROLL	-
112390000 - OTHER ADVANCEMENTS AND AMOUNTS RECOVERABLE	4,612.14
112399000 ADVANCEMENTS - OTHER CREDITS	4,612.14
112400000 - TAX CREDITS RECOVERABLE / TO OFFSET	28,290,112.31
112410000 - FEDERAL TAXES	28,290,112.31
112411000 - FINANCIAL CREDITS - AMOUNTS TO BE OFFSET	27,269,206.92
112411100 - CORPORATE TAX	17,231,366.22
112411110 CORPORATE TAX RECEIVABLE	-
112411130 CORPORATE TAX RECEIVABLE ESTIMATE	17,231,366.22
112411200 - SOCIAL CONTRIBUTION	10,037,840.70
112411210 SOCIAL CONTRIBUTION RECOVERABLE	1,856,212.47
112411230 SOCIAL CONTRIBUTION RECEIVABLE ESTIMATE	8,181,628.23
112413000 - ECONOMIC CREDITS - . AMOUNTS RECOVERABLE (DIFFERENCES)	73,099.47
112413100 - CORPORATE TAX	53,749.60
112413120 - CORPORATE TAX ON TEMPORARY DIFFERENCES	53,749.60
112413121 CORPORATE TAX ON TEMPORARY DIFFERENCES CURRENT	53,749.60
112413200 - SOCIAL CONTRIBUTION	19,349.87
112413220 - SOCIAL CONTRIBUTION ON TEMPORARY DIFFERENCES	19,349.87
112413221 SOCIAL CONTRIBUTION ON TEMPORARY DIFFERENCES CURRENT	19,349.87
112415000 - FINANCIAL CREDITS FROM WITHHOLDING TAX	947,805.92
112415100 - WITHHOLDING TAX	947,805.92
112415110 WITHHOLDING TAX ON FINANCIAL INVESTMENTS WITHDRAWALS	-
112415180 WITHHOLDING TAX ON FINANCIAL INVESTMENTS WITHDRAWALS	947,805.92
112415190 WITHHOLDING TAX ON OTHER RETENTIONS	-
112500000 - FINANCIAL INVESTMENTS IN SECURITIES AND/OR FUNDS	1,960,401.32
112530000 - TEMPORARY INVESTIMENTS	1,960,401.32
112531000 - MARKETABLE SECURITIES	1,960,401.32
112531300 - INVESTMENTS IN FINANCIAL SECURITIES	1,960,401.32
112531310 PRINCIPAL INVESTMENT	1,960,401.32
112600000 - PROFIT SHARING RECEIVABLE	185,426,701.70
112620000 INTEREST ON OWN-CAPITAL RECEIVABLE	185,426,701.70
112700000 - JUDICIAL DEPOSITS	47,899.40
112710000 - JUDICIAL DEPOSITS CREDITS	47,899.40
112711000 - JUDICIAL DEPOSITS CREDITS-AMOUNTS IN LITIGATION	47,899.40

Brasil Telecom Participações S,A

Verification balance

May/2009

VERIFICATION BALANCE	Actual balance
112711990 - JUDICIAL DEPOSITS TRANSITION	47,899.40
112711994 PAWN TRANSFERS	47,899.40
112800000 - FINANCIAL INVESTMENTS	47,826,213.60
112810000 - LOANS AND FINANCING	47,826,213.60
112811000 - LOANS AND FINANCING LOCAL CURRENCY	47,826,213.60
112811500 - DEBENTURES	47,826,213.60
112811520 - DEBENTURES - INTEREST AND OTHERS	47,826,213.60
112811521 DEBENTURES INTEREST	47,826,213.60
113000000 - CURRENT NON-MONETARY REALIZABLE RIGHTS	2,057,059.56
113100000 - FINANCIAL INVESTMENT OF REVENUE AND/OR EXPENSE FOR THE NEXT PERIOD	2,057,059.56
113110000 - INSURANCES PREMIUMS	598,365.57
113110000 INSURANCES PREMIUMS	598,365.57
113180000 - OTHER	1,458,693.99
113189000 OTHER	1,458,693.99
120000000 - LONG-TERM MONETARY REALIZABLE RIGHTS	1,495,584,697.35
122000000 - LONG-TERM MONETARY REALIZABLE RIGHTS	1,495,564,116.94
122400000 - TAX CREDITS RECOVERABLE OR TO BE OFFSET	289,700,944.50
122410000 - FEDERAL TAXES	289,700,944.50
122411000 - FINANCIAL CREDITS - AMOUNTS TO OFFSET	382,882,740.46
122411100 - CORPORATE TAX	222,912,303.85
122411110 CORPORATE TAX RECEIVABLE	222,912,303.85
122411300 - SOCIAL CONTRIBUTION FOR FINANCING SOCIAL SECURITY	139,632,784.51
122411310 SOCIAL CONTRIBUTION FOR FINANCING SOCIAL SECURITY RECOVERABLE	139,632,784.51
122411400 - SOCIAL INTEGRATION PROGRAM	20,337,652.10
122411410 SOCIAL INTEGRATION PROGRAM RECOVERABLE	20,337,652.10
122413000 - ECONOMIC CREDITS - . AMOUNTS RECOVERABLE (DIFFERENCES)	26,809,204.04
122413100 - CORPORATE TAX	26,505,020.54
122413120 - ICORPORATE TAX ON TEMPORARY DIFFERENCES	26,505,020.54
122413122 CORPORATE TAX ON TEMPORARY DIFFERENCES LONG-TERM	26,505,020.54
122413200 - SOCIAL CONTRIBUTION	304,183.50
122413220 - SOCIAL CONTRIBUTION ON TEMPORARY DIFFERENCES	304,183.50
122413222 SOCIAL CONTRIBUTION ON TEMPORARY DIFFERENCES LONG-TERM	304,183.50
122419000 - PROVISION FOR LOSSES ON RECOVERABLE TAXES	(119,991,000.00)
122419300 SOCIAL CONTRIBUTION FOR FINANCING SOC. SEC.-PROV. FOR LOSSES	(119,991,000.00)
122700000 - JUDICIAL DEPOSITS	5,863,172.44
122710000 - JUDICIAL DEPOSITS CREDITS	5,863,172.44
122711000 - JUDICIAL DEPOSITS.-CREDITS - AMOUNTS IN LITIGATION	140,116,067.64
122711100 - JUDICIAL DEPOSITS.-LINKED CONTINGENCIES	5,996,777.93
122711120 - JUDICIAL DEPOSITS LINKED TAX CONTRIBUTIONS	5,655,899.20
122711122 JUDICIAL DEPOSITS.TAX ON EXCHANGE VARIATION LONG-TERM	4,557,132.67
122711124 JUDICIAL DEPOSITS..TAX ON EXCHANGE VARIATION LONG-TERM	1,098,766.53
122711130 - JUDICIAL DEPOSITS. - CIVIL CONTINGENCIES	340,878.73
122711132 JUDICIAL DEPOSITS. CIVIL CONTINGENCIES LONG-TERM	274,656.52
122711134 JUDICIAL DEPOSITS. CIVIL CONTINGENCIES LONG-TERM	66,222.21
122711400 - JUDICIAL DEPOSITS.WITH SUSPENDED TAX REQUESTS	134,119,289.71
122711410 - JUDICIAL DEPOSITS.WITH SUSPENDED TAX REQUESTS	134,119,289.71
122711411 JUDICIAL DEPOSITS.SUSPENDED TAX REQUESTS	102,640,265.30
122711413 JUDICIAL DEPOSITS.CURRENT ORGANIZATION	31,479,024.41
122719000 - RETIFICATION LINKED CONTINGENT DEPOSITS PROBABLE	(134,252,895.20)
122719130 - RETIFICATION CONTINGENT DEPOSITS.CIVIL PROVISONS	(133,605.45)
122719131 RETIFICATION CONTINGENT DEPOSITS	(133,605.45)
122719400 - RETIFICATION LINKED DEPOSITS.SUSPENDED TAX REQUESTS	(134,119,289.75)
122719410 - RETIFICATION LINKED DEPOSITS SUSPENDED FEDERAL TAX REQUESTS	(134,119,289.75)
122719411 LINKED DEPOSITS.SUSPENDED TAX REQUESTS	(134,119,289.75)
122800000 - FINANCIAL INVESTMENTS	1,200,000,000.00
122810000 - LOANS AND FINANCING	1,200,000,000.00
122811000 - LOANS AND FINANCING LOCAL CURRENCY	1,200,000,000.00
122811500 - DEBENTURES	1,200,000,000.00
122811510 - DEBENTURES PRINCIPAL	1,200,000,000.00
122811511 DEBENTURES PRINCIPAL	1,200,000,000.00
123000000 - LONG-TERM NON-MONETARY REALIZABLE RIGHTS	20,580.41
123700000 - CAPITALIZABLE INVESTMENTS	20,580.41
123770000 CAPITALIZABLE AMOUNTS	20,580.41
130000000 - FIXED ASSETS	3,583,700,333.58
131000000 - INVESTIMENTS	3,583,245,087.82

Brasil Telecom Participações S,A

Verification balance

May/2009

VERIFICATION BALANCE	Actual balance
131100000 - CORPORATE STAKEHOLDINGS	3,583,245,087.82
131110000 - CORPORATE STAKEHOLDINGS BASED ON EQUITY METHOD ACCOUNTING	3,583,245,087.82
131111000 - CORPORATE STAKEHOLDINGS.-SHAREHOLDERS’ EQUITY	3,583,245,087.82
131111000 CORPORATE STAKEHOLDINGS.SHAREHOLDERS’ EQUITY	3,583,245,087.82
131112000 - CORPORATE STAKEHOLDINGS.-GOODWILL PAID UPON ACQUISITION	-
131112100 CORPORATE STAKEHOLDINGS.COST OF GOODWILL	9,391,101.89
131112800 CORPORATE STAKEHOLDING GOODWILL RETIFICATION	(9,391,101.89)
131400000 - TAX INCENTIVES	-
131420000 - TAX INCENTIVES REDUCING CORPORATE TAX DUE.	-
131421000 - AUDIOVISUAL - INVESTMENTS LAW 8685	1,666,972.89
131429000 TAX INCENTIVES REDUCING CORPORATE TAX	(1,666,972.89)
132000000 - PROPERTY, PLANT AND EQUIPMENT	56,184,547.05
132100000 - WORK IN SERVICE	56,184,547.05
132130000 - TERMINATION	69,764.24
132131000 TERMINATION	69,764.24
132150000 - INFRASTRUCTURE	118,271.65
132152000 BUILDINGS	3,356.13
132158000 OTHER ASSETS - INFRASTRUCTURE	114,915.52
132160000 - ASSETS FOR COMMON USE	52,110,630.42
132161000 ASSETS FOR COMMON USE	52,110,630.42
132180000 - INTANGIBLE ASSETS	3,885,880.74
132181000 BRANDS AND PATENTS	35,757.92
132182000 DATA PROCESSING SYSTEMS	147,708.70
132188000 OTHER INTANGIBLE ASSETS	3,702,414.12
136000000 - DEPRECIATION AND AMORTIZATION	(55,729,301.29)
136100000 - WORK IN SERVICE	(55,729,301.29)
136131000 DEPRECIATION AND AMORTIZATION-TERMINATION	(66,624.52)
136150000 - INFRASTRUCTURE	(100,850.97)
136152000 DEPRECIATION AND AMORTIZATION.-BUILDINGS	(3,356.13)
136158000 DEPRECIATION AND AMORTIZATION-OTHER ASSETS - INFRASTRUCTURE	(97,494.84)
136160000 - ASSETS FOR COMMON USE	(51,686,195.06)
136161000 DEPRECIATION AND AMORTIZATION-ASSETS FOR COMMON USE	(51,686,195.06)
136180000 - INTANGIBLE ASSETS	(3,875,630.74)
136181000 DEPRECIATION AND AMORTIZATION.-BRANDS AND PATENTS	(25,507.92)
136182000 DEPRECIATION AND AMORTIZATION-DATA PROCESSING SYSTEMS	(147,708.70)
136188000 DEPRECIATION AND AMORTIZATION.-OTHER INTANGIBLE ASSETS	(3,702,414.12)
161000000 - COMPENSATION ACCOUNTS	-
161600000 - PROFIT SHARING	(1,518,241,535.57)
161610000 - DIVIDENDS	133,958,464.43
161611000 OFFSET - DIVIDENDS ON INCOME	133,958,464.43
161620000 - INTEREST ON OWN CAPITAL	(1,652,200,000.00)
161625110 OFFSET - REVERSAL INTEREST ON OWN CAPITAL - SHAREHOLDERS' EQUITY	(1,357,000,000.00)
161625120 OFFSET - REVERSAL INTEREST ON OWN CAPITAL - SHAREHOLDERS' EQUITY	(59,799,825.00)
161625210 OFFSET - REVERSAL INTEREST ON OWN CAPITAL - SHAREHOLDERS' EQUITY	(235,400,175.00)
161700000 - OPERATING INCOME/EXPENSE	61,358,464.19
161710000 - OPERATING INCOME/EXPENSE	41,459,692.33
161711000 OFFSET-EQUITY ON OPERATIND RESULT FOR THE PERIOD	44,923,192.17
161712000 OFFSET EQUITY ON OPERATING VARIATION OF SHAREHOLDERS’ EQUITY	(3,463,499.84)
161720000 - NON-OPERATING INCOME/EXPENSE	19,898,771.86
161721000 OFFSET EQUITY ON OPERATING VARIATION OF SHAREHOLDERS’ EQUITY	19,898,771.86
161900000 - RETIFICATION	1,456,883,071.38
161910000 OFFSET - RETIFICATION - CONTRIBUTION	1,456,883,071.38
200000000 - TOTAL LIABILITIES	(5,598,445,437.85)
210000000 - CURRENT LIABILITIES	(377,652,366.20)
212000000 - OBLIGATIONS - CURRENT MONETARY LIABILITIES	(377,652,366.20)
212100000 - PAYROLL AND RELATED ACCRUALS	(4,000.00)
212120000 - PAYROLL	-
212121000 PAYROLL AMOUNT PAYABLE	-
212130000 - SOCIAL CHARGES	(4,000.00)
212131000 - SOCIAL CHARGES AMOUNTS PAYABLE	(4,000.00)
212131000 - SOCIAL CHARGES AMOUNTS PAYABLE	(4,000.00)
212131200 SOCIAL CHARGES	(4,000.00)
212200000 - MATERIALS AND SERVICES	(204,956.72)
212210000 - SUPPLIERS - OPERATING	3,858.15
212211000 - OPERATING SUPPLIERS.LOCAL CURRENCY	3,858.15

Brasil Telecom Participações S,A

Verification balance

May/2009

VERIFICATION BALANCE	Actual balance
212211300 - SUPPLIERS - OTHER SERVICES	3,858.15
212211320 SUPPLIERS - OTHER SERVICES	3,858.15
212220000 - ACCOUNTS PAYABLE MATERIALS AND SERVICES	(115,059.63)
212221000 ACCOUNTS PAYABLE - PERSONNEL	-
212222000 CURRENT LIABILITIES SUPPLIERS LOCAL CURRENCY	(1,900.46)
212223000 SUPPLIERS - FOREIGN CURRENCY	(113,159.17)
212224000 CURRENT LIABILITIES - TAX ACCOUNTS PAYABLE	-
212229000 TRANSITION PAYMENTS	-
212250000 - SUPPLIERS PROVISION FOR PRO RATO	(93,755.24)
212259000 OTHER CURRENT LIABILITIES - SUPPLIERS	(93,755.24)
212400000 - TAXES	(30,804,772.27)
212410000 - FEDERAL TAXES	(30,804,551.14)
212411000 - OBLIGATIONS - AMOUNTS DUE	(409.08)
212411300 - SOCIAL CONTRIBUTION FOR FINANCING SOCIAL SECURITY	(336.11)
212411310 CURRENT LIABILITIES-SOC. CONTR. FOR FINANCING SOC. SEC. ON BLLING	(336.11)
212411400 - SOCIAL INTEGRATION PROGRAM	(72.97)
212411410 CURRENT LIABILITIES-SOCIAL INTEGRATION PROGRAM - ON BLLING	(72.97)
212412000 - PROVISIONED AMOUNTS	(30,790,427.27)
212412100 - CORPORATE TAX	(22,312,589.50)
212412110 CORPORATE TAX ON RESULT FOR THE PERIOD	(22,312,589.50)
212412200 - SOCIAL CONTRIBUTION	(8,477,837.77)
212412210 SOCIAL CONTRIBUTION ON RESULT FOR THE PERIOD	(8,477,837.77)
212415000 - WITHHOLDING TAX PAYABLE	(13,714.79)
212415100 - WITHHOLDING TAX	(6,141.56)
212415110 CURRENT LIABILITIES CORPORATE TAX ON PAYROLL	(4,133.32)
212415120 CURRENT LIABILITIES CORPORATE TAX ON SERVICES RENDERED	(2,008.24)
212415160 CORPORATE TAX ON INTEREST ON OWN-CAPITAL	-
212415200 - SOC. CONTR., INTEGRATION PROG. AND FINANCING-PROV. MEASURE 135	(6,156.95)
212415219 FEDERAL CONTRIBUTIONS	(6,156.95)
212415500 - PENSION PLAN CONTRIBUTION	(1,416.28)
212415510 PENSION PLAN CONTRIBUTION PAYROLL	(1,416.28)
212430000 - MUNICIPAL TAXES	(221.13)
212431000 - OBLIGATIONS - AMOUNTS DUE	(221.13)
212431100 - TAXES ON SERVICES - AMOUNTS DUE	(221.13)
212431100 CURRENT LIABILITIES - TAXES ON SERVICES - AMOUNTS DUE	(221.13)
212435000 - WITHHOLDING TAX RECOVERABLE	-
212435200 CURRENT LIABILITIES-ISS - SUBSTITUTION	-
212500000 - CAUTIONS/RETENTIONS/THIRD PARTY CONSIGNATIONS	-
212530000 - RETENTIONS	-
212531000 - RETENTIONS IN PAYROLL PAYMENTS - NON-TAXABLE	-
212531600 RETENTIONS PAYROLL PENSION FUND	-
212600000 - PROFIT SHARING PAYABLE	(267,693,624.75)
212610000 - DIVIDENDS	(267,693,624.75)
212611000 CURRENT LIABILITIES - DIVIDENDS PAYABLE	(267,693,624.75)
212620000 - INTEREST ON OWN CAPITAL	-
212621000 CREDITS FROM INTEREST ON OWN-CAPITAL	-
212700000 - OTHER LIABILITIES	(78,945,012.46)
212710000 - LIABLE CONTINGÊNCIES	(214,998.42)
212712100 - LABOR CONTINGENCIES	(214,998.42)
212712100 - PROVISIONS FOR LABOR CONTINGENCIES	(214,998.42)
212712110 PROVISIONS FOR LABOR CONTINGENCIES CURRENT	(214,998.42)
212712200 - TAX CONTINGENCIES	-
212712210 - PROVISIONS FOR TAX CONTINGENCIES	-
212712212 PROVISIONS FOR FEDERAL TAX CONTINGENCIES LONG-TERM	-
212780000 - OTHER LIABLITIES	(78,730,014.04)
212781000 - AMOUNTS PAYABLE	(78,730,014.04)
212781990 AMOUNTS PAYABLE	(78,730,014.04)
220000000 - LONG-TERM LIABILITIES	(11,512,066.47)
222000000 - LONG-TERM MONETARY LIABILITIES	(11,512,066.47)
222400000 - TAXES	(8,265,855.08)
222410000 - FEDERAL TAXES	(8,265,855.08)
222411000 - OBLIGATIONS AMOUNTS DUE	-
222411300 - SOCIAL CONTRIBUTION FOR FINANCING SOCIAL SECURITY	-
222411391 SOCIAL CONTRIBUTION FOR FINANCING SOCIAL SECURITY ON BLLING	(84,331,461.23)
222411392 SOCIAL CONTRIBUTION FOR FINANCING SOCIAL SECURITY ON BLLLING	(25,863,847.13)

Brasil Telecom Participações S,A

Verification balance

May/2009

VERIFICATION BALANCE	Actual balance
222411399 SOC. CONTR. FOR FINANCING SOC. SEC.-RETIFICATION JUDICIAL DEPOSITS	110,195,308.36
222411400 - SOCIAL INTEGRATION PROGRAM	-
222411491 FEDERAL TAXES - SOCIAL INTEGRATION PROGRAM ON BILLING	(18,308,804.07)
222411492 FEDERAL TAXES - SOCIAL INTEGRATION PROGRAM ON BILLING	(5,615,177.32)
222411499 SOCIAL INTEGRATION PROGRAM-RETIFICATION JUDICIAL DEPOSITS	23,923,981.39
222413000 - DIFFERENT TAXES ON INCOME	(8,265,855.08)
222413100 - CORPORATE TAX	(8,161,005.14)
222413110 - CORPORATE TAX ON TEMPORARY DIFFERENCES	(8,161,005.14)
222413112 CORPORATE TAX ON LONG-TERM TEMPORARY DIFFERENCES	(8,161,005.14)
222413200 - SOCIAL CONTRIBUTION ON NET INCOME	(104,849.94)
222413210 - SOCIAL CONTRIBUTION ON TEMPORARY DIFFERENCES	(104,849.94)
222413212 SOCIAL CONTRIBUTION ON LONG-TERM TEMPORARY DIFFERENCES	(104,849.94)
222700000 - OTHER LIABILITIES	(3,246,211.39)
222710000 - LIABLE CONTINGENCIES	(3,246,211.39)
222712000 - PROVISION FOR CONTINGENCIES	(3,246,211.39)
222712200 - PROVISIONS FOR TAX CONTINGENCIES	(3,243,280.05)
222712210 - PROVISIONS FOR FEDERALTAX CONTINGENCIES	(3,243,280.05)
222712212 PROVISIONS FOR FEDERALTAX CONTINGENCIES LONG-TERM	(3,243,280.05)
222712300 - PROVISIONS FOR CIVIL CONTINGENCIES	(136,536.79)
222712311 PROVISIONS FOR CIVIL CONTINGENCIES LONG TERM	(136,536.79)
222712900 - RETIFICATION JUDICIAL DEPOSITS	133,605.45
222712930 - RETIFICATION JUDICIAL DEPOSITS	133,605.45
222712931 RETIFICATION JUDICIAL DEPOSITS - CIVIL	133,605.45
222720000 - PROVISIONS	-
222724000 PROVISIONS WITH CONTROL	-
250000000 - SHAREHOLDERS’ EQUITY	(5,209,281,005.18)
251000000 - SHARE CAPITAL	(2,596,271,819.93)
251100000 PAID-IN CAPITAL	(2,596,271,819.93)
252000000 - RESERVES	(3,188,186,321.95)
252100000 - CAPITAL RESERVES	(309,178,222.60)
252120000 - GOODWILL ON PAID-IN SHARES	(306,960,979.92)
252121000 GOODWILL PAID-IN	(306,960,979.92)
252160000 - DONATIONS AND TAX INCENTIVES	(100.00)
252169000 OTHER DONATIONS AND TAX INCENTIVES	(100.00)
252190000 - OTHER CAPITAL RESERVES	(2,217,142.68)
252190000 OTHER CAPITAL RESERVES	(2,217,142.68)
252300000 - PROFIT RESERVES	(2,879,008,099.35)
252310000 - LEGAL RESERVE	(305,966,349.83)
252310000 LEGAL RESERVE	(305,966,349.83)
252320000 - STATUTORY RESERVE	(2,573,041,749.52)
252321000 INVESTMENT RESERVE	(2,573,041,749.52)
253000000 - RETAINED EARNINGS	554,330,772.17
253100000 - RETAINED EARNINGS	-
253100000 RETAINED EARNINGS	-
253200000 - RESULT FOR THE PERIOD	-
253200000 RESULT FOR THE PERIOD	-
253300000 - ACCUMULATED DEFICIT	554,330,772.17
253300000 ACCUMULATED DEFICIT	554,330,772.17
254000000 - TREASURY SHARES	20,846,364.53
254100000 - ORDINARY SHARES RETIFICATION	20,846,364.53
254100000 ORDINARY SHARES RETIFICATION	20,846,364.53
300000000 - EXPENSES	-
310000000 - OPERATING EXPENSES	-
310100000 - PAYROLL	4,751,201.21
310110000 - FEES	239,874.68
310111000 - FEES BOARD OF DIRECTORS AND EXECUTIVES	193,979.47
310111100 FEES GRATIFICATIONS	193,979.47
310113000 - FEES - SOCIAL CHARGES	43,795.21
310113100 - FEES - PENSION FUNDS	42,764.15
310113500 FEES - UNEMPLOYMENT GUARANTEE FUND	1,031.06
310117000 - REPRESENTATION BOARD OF DIRECTORS AND EXECUTIVES	2,100.00
310117100 BUDGET FOR REPRESENTATION	2,100.00
310120000 - PERSONNEL - SALARIES AND ADDITIONS	1,065.33
310124000 - PERSONNEL - SOCIAL BENEFITS	1,065.33
310124900 - OTHER SOCIAL BENEFITS	1,065.33

Brasil Telecom Participações S,A

Verification balance

May/2009

VERIFICATION BALANCE	Actual balance
310124920 - SISTEL SOCIAL SECURITY FUND	1,065.33
310124920 SOCIAL SECURITY FUND - PERSONNEL	1,065.33
310190000 - OTHER EXPENSES - PERSONNEL	4,510,261.20
310198000 - SHARED EXPENSES	4,510,261.20
310198100 SHARED EXPENSES	4,510,261.20
310300000 - THIRD PARTY SERVICES	1,658,439.38
310330000 - COMMUNICATION SERVICES AND MARKETING	1,341,953.50
310332000 - LEGAL AND SOCIAL MARKETING	1,341,953.50
310332300 LEGAL MARKETING	1,341,953.50
310350000 - TECHNICAL AND ADMINISTRATIVE SERVICES	307,779.51
310356000 - ASSISTANCE AND CONSULTING CORPORATE	11,760.00
310356800 ASSISTANCE AND TECHNICAL CONSULTING	11,760.00
310359000 - OTHER ADMINISTRATIVE TECHNICAL SERVICES	296,019.51
310359000 OTHER ADMINISTRATIVE TECHNICAL SERVICES	296,019.51
310370000 - LOGISTICS AND COMMUNICATION	7,591.34
310371000 - LOGISTICS	7,591.34
310371200 - LOGISTICS - PERSONNEL	7,591.34
310371210 TICKETS	7,591.34
310390000 - OTHER THIRD PARTY SERVICES	1,115.03
310396000 - BLLING AND COLLECTION SERVICES	76.57
310396200 COLLECTION SERVICES	76.57
310398000 - BANKING SERVICES	1,038.46
310398000 BANKING SERVICES ON BLLING AND COLLECTION	1,038.46
310400000 - RENTALS	2,720,766.06
310430000 - INSURANCES	2,720,766.06
310435000 - INSURANCE - VEHICLES	8,788.11
310439000 - INSURANCE OTHER	2,711,977.95
310900000 - OTHER EXPENSES	(9,130,406.65)
310920000 - TAXES	4,209.39
310922000 - STATE TAXES	4,209.39
310922100 - TAXES	4,045.39
310922120 - TAX ON VEHICLES	4,045.39
310922120 TAX ON VEHICLES	4,045.39
310922300 - RATES	164.00
310922390 OTHER STATE RATES	164.00
310980000 - DEPRECIATIONS AND AMORTIZATIONS	72,126.47
310985100 - DEPRECIATION WORK IN SERVICE	72,126.47
310985100 - DEPRECIATION WORK IN SERVICE	72,126.47
310985130 DEPRECIATION WORK IN SERVICE-TERMINATION	3,172.59
310985150 DEPRECIATION WORK IN SERVICE-INFRASTRUCTURE	1,380.13
310985160 DEPRECIATION WORK IN SERVICE-COMMON USE ASSETS	67,573.75
310990000 - RETIFICATION OF EXPENSES / TRANSITION OF EXPENSES	(9,206,742.51)
310993000 - WITHDRAWAL FOR COST ALLOCATION	(9,206,742.51)
310993300 ALLOCATION OF GENERAL AND ADMINISTRATIVE COSTS	(9,206,742.51)
313000000 - GENERAL AND ADMINISTRATIVE	9,206,742.51
313100000 GENERAL AND ADMINISTRATIVE - PERSONNEL	4,751,201.21
313300000 GENERAL AND ADMINISTRATIVE - THIRD PARTY SERVICES	1,658,439.38
313400000 GENERAL AND ADMINISTRATIVE - RENTALS	2,720,766.06
313900000 GENERAL AND ADMINISTRATIVE - OTHER EXPENSES	4,209.39
313980000 GENERAL AND ADMINISTRATIVE - DEPRECIATIONS AND AMORTIZATIONS	72,126.47
350000000 - OTHER OPERATING EXPENSES	621,137,187.37
355000000 - OPERATING LOSSES FROM EQUITY METHOD ACCOUNTING	620,972,911.67
355900000 - OTHER EXPENSES	620,972,911.67
355960000 - LOSSES	620,972,911.67
355966000 - FIXED ASSETS INVESTIMENTS	620,972,911.67
355966100 - LOSSES - CORPORATE STAKEHOLDINGS	620,972,911.67
355966110 - LOSSES ON INVESTMENTS BASED ON SHAREHOLDERS’ EQUITY.	620,972,911.67
355966111 LOSSES WITH INVESTMENTS ON INCOME	620,923,046.39
355966116 LOSSES WITH INVESTMENTS ON INCOME	49,865.28
357000000 - OPERATING PROVISIONS	(546,394.41)
357900000 - OTHER EXPENSES	(546,394.41)
357950000 - PROVISIONS	(546,394.41)
357955000 - PROVISIONS FOR CONTINGENCIES	(546,394.41)
357955200 - PROVISION FOR LOSSES CURRENT MONETARY OBLIGATIONS	(9,733.14)
357955210 - PROVISION FOR LOSSES-LABOR CONTINGENCIES	-

Brasil Telecom Participações S,A

Verification balance

May/2009

VERIFICATION BALANCE	Actual balance
357955210 PROVISION FOR LOSSES LABOR CONTINGENCIES	-
357955220 - PROVISION FOR LOSSES-TAX CONTINGENCIES	(9,733.14)
357955221 PROVISION FOR LOSSES FEDERAL TAX CONTINGENCIES	(9,733.14)
357955400 - PROVISION FOR LOSSES LONG TERM MONETARY OBLIGATIONS	(536,661.27)
357955420 - PROVISION FOR LOSSES-TAX CONTINGENCIES	(536,661.27)
357955421 PROVISION FOR LOSSES FEDERAL TAX CONTINGENCIES LONG-TERM	(536,661.27)
357955430 - PROVISION FOR LOSSES-CIVIL CONTINGENCIES	-
357955431 PROVISION FOR LOSSES-CIVIL CONTINGENCIES LONG-TERM	-
359000000 - OTHER OPERATING EXPENSES	710,670.11
359900000 - OTHER EXPENSES	710,670.11
359910000 - GENERAL EXEPENSES	149,506.73
359918000 - OTHER GENERAL EXPENSES	149,506.73
359918100 ENTITY CLASSE	147,666.73
359918300 OTHER GENERAL EXPENSES	1,840.00
359920000 - TAXES	20,760.22
359921000 - FEDERAL TAXES	19,648.75
359921200 - CONTRIBUTIONS	2,283.30
359921210 OTHER OPERATING EXPENSES - SOCIAL INGETRATION PROGRAM	407.29
359921220 OTHER OPERATING EXPENSES - SOC. CONTR. FOR FINANCING SOC. SEC.	1,876.01
359921300 - RATES	17,365.45
359921390 OTHER FEDERAL RATES	17,365.45
359923000 - MUNICIPAL TAXES	1,111.47
359923100 - TAXES	1,111.47
359923110 OTHER OPERATING EXPENSES - TAXES ON SERVICES	1,111.47
359930000 - FINES	540,403.16
359931000 - TAX FINES	540,403.16
359931100 - DEDUCTIBLE FINES	540,403.16
359931110 FINES TO BE OFFSET	540,203.16
359931120 FINES FOR NON-COMPLIANCE WITH OBLIGATIONS	200.00
360000000 - FINANCIAL EXPENSES	5,710,523.87
361000000 - FINANCIAL EXPENSES LOCAL CURRENCY	5,629,469.85
361500000 - EXPENSES WITH FINANCIAL OPERATIONS	5,629,469.85
361510000 - INTEREST REMUNERATION	4,980,248.42
361516000 - MONETARY CURRENT LIABILITIES	70,180.68
361516790 OTHER CURRENT LIABILITIES	77.02
361516912 FINANCIAL EXPENSES WITH CIVIL CONTINGENCIES	9,155.48
361516921 FINANCIAL EXPENSES WITH LABOR CONTINGENCIES	11,370.22
361516931 FINANCIAL EXPENSES WITH TAX CONTINGENCIES	381.51
361516932 FINANCIAL EXPENSES WITH TAX CONTINGENCIES	49,196.45
361518000 - MONETARY LONG-TERM REALIZABLE AMOUNTS	4,910,067.74
361518400 FIN. EXPENSE LOCAL CURR. INTEREST REMUNERATION ON TAX LONG-TERM	4,910,067.74
361530000 - INTEREST IN ARREARS	649,131.04
361536000 - MONETARY CURRENT LIABILITIES	649,131.04
361536400 DF-MN-JRS.MORAT.-S/TRIBUTOS-PC	649,131.04
361560000 - TAXES ON FINANCIAL OPERATIONS	90.37
361561000 - CURRENT ASSETS	90.37
361561100 - ON CASH AND CASH EQUIVALENTS	90.37
361561110 FINANCIAL OPERATIONS TAX ON NEGATIVE CHECKINGS ACCOUNTS	90.37
361590000 - OTHER FINANCIAL EXPENSES	0.02
361599000 - OTHER	0.02
361599800 OTHER FINANCIAL EXPENSES LOCAL CURRENCY	0.02
362000000 - FINANCIAL EXPENSES FOREIGN CURRENCY	81,054.02
362500000 - EXPENSES WITH FINANCIAL OPERATIONS	81,054.02
362520000 - EXCHANGE VARIATION	81,054.02
362522000 - MONETARY CURRENT ASSETS	92,172.09
362522800 ON FINANCIAL INVESTMENTS	92,172.09
362526000 - MONETARY CURRENT LIABILITIES	(11,118.07)
362526200 FINANCIAL EXPENSE FOREIGN CURRENCY SUPPLIERS EXCHANGE VARIATION	(11,118.07)
370000000 - NON-OPERATING EXPENSES	13,441.24
375000000 - NON-OPERATING LOSSES FROM EQUITY ACCOUNTING METHOD	13,441.24
375966000 - FIXED ASSETS - INVESTIMENTS	13,441.24
375966100 - LOSSES ON CORPORATE STAKEHOLDINGS	13,441.24
375966113 LOSSES WITH INVESTMENTS ON SHAREHOLDERS' EQUITY	13,441.24
380000000 - DEDUCTIONS / STAKEHOLDINGS	34,922,478.93
381000000 - CORPORATE TAX	26,388,918.49

Brasil Telecom Participações S,A

Verification balance

May/2009

VERIFICATION BALANCE	Actual balance
381700000 - DEDUCTIONS FROM INCOME	26,388,918.49
381710000 - EXPENSES - PROVSIONS / TAXES	26,388,918.49
381711000 - CORPORATE TAX ON INCOME FOR THE PERIOD	22,077,442.21
381711100 CORPORATE INCOME TAX PROVISION - NORMAL RATE	13,252,465.33
381711200 CORPORATE INCOME TAX PROVISION - ADDITIONAL RATE	8,824,976.88
381712000 - CORPORATE TAX ON PERMANENT ADDITIONS	3,003,227.39
381712100 CORPORATE TAX ON PROVISONS FOR PERMANENT ADDITIONS	3,003,227.39
381713000 - CORPORATE TAX ON PERMANENT EXCLUSIONS	(1,386,335.06)
381713100 CORPORATE TAX ON PROVISIONS FOR PERMANENT EXCLUSIONS	(1,386,335.06)
381717000 - CORPORATE TAX ON PRIOR PERIOD'S RESULTS	2,694,583.96
381717000 CORPORATE TAX-PROVISION ON OTHER ADJUSTMENTS	2,694,583.96
381719000 - CORPORATE TAX PAYABLE / RECOVERABLE	(0.01)
381719100 - CURRENT EXPENSES	(23,694,334.54)
381719100 CORPORATE TAX-PROVISION FOR CURRENT EXPENSES	(23,694,334.54)
381719300 - CORPORATE TAX DIFFERENCES ON TEMPORARY ADDITIONS	(26,558,770.15)
381719310 - CORPORATE TAX ON DEFERRED CHARGES	(26,558,770.15)
381719311 DEFERRED CHARGES CURRENT	(53,749.61)
381719312 DEFERRED CHARGES LONG-TERM	(26,505,020.54)
381719400 - CORPORATE TAX ON TEMPORARY EXCLUSIONS	27,940,515.18
381719410 - CORPORATE TAX DIFFERENCES LIABILITIES	1,262,672.35
381719412 CORPORATE TAX DIFFERENCES LIABILITIES	1,262,672.35
381719420 - REVERSAL OF TAX ON DEFERRED CHARGES	26,677,842.83
381719421 REVERSAL OF TAX ON DEFERRED CHARGES CURRENT	53,244.96
381719422 REVERSAL OF TAX ON DEFERRED CHARGES LONG-TERM	26,624,597.87
381719500 - TAXES PAYABLE / TAXES RECOVERABLE	22,312,589.50
381719510 TAXES PAYABLE	22,312,589.50
382000000 - SOCIAL CONTRIBUTION	8,533,560.44
382700000 - DEDUCTIONS FROM INCOME	8,533,560.44
382710000 - EXPENSES - PROVISION FOR TAXES	8,533,560.44
382711000 - SOCIAL CONTRIBUTION ON INCOME FOR THE PERIOD	7,951,479.20
382711100 SOCIAL CONTRIBUTION-PROVISION NORMAL RATE	7,951,479.20
382712000 - SOCIAL CONTRIBUTION ON PERMANENT ADDITIONS	1,081,161.86
382712100 PROVISION FOR TAXES ON PERMANENT ADDITIONS	1,081,161.86
382713000 - SOCIAL CONTRIBUTIONS ON PERMANENT EXCLUSIONS	(499,080.62)
382713100 PROVISION FOR TAXES ON PERMANENT EXCLUSIONS	(499,080.62)
382719000 - SOCIAL CONTRIBUTION PAYABLE / RECOVERABLE	-
382719100 - CURRENT EXPENSE	(8,533,560.44)
382719100 SOCIAL CONTRIBUTION-PROVISION.-CURRENT EXPENSE	(8,533,560.44)
382719300 - SOCIAL CONTRIBUTION DIFFERENCES ON TEMPORARY ADDITIONS	(323,533.38)
382719310 - SOCIAL CONTRIBUTION ON DEFERRED CHARGES	(323,533.38)
382719311 DIFFERENCES ON TEMPORARY ADDITIONS CURRENT DEFERRED CHARGES	(19,349.86)
382719312 DIFFERENCES ON TEMPORARY ADDITIONS LONG-TERM DEFERRED CHARGES	(304,183.52)
382719400 - SOCIAL CONTRIBUTION ON TEMPORARY EXCLUSIONS	379,256.05
382719410 - DEFERRED SOCIAL CONTRIBUTION	12,856.51
382719412 TAX DIFFERENCES LIABILITIES LONG-TERM	12,856.51
382719420 - SOCIAL CONTRIBUTION ON DEFERRED CHARGES	366,399.54
382719421 REVERSAL OF TAX DIFFERENCES CURRENT	19,168.18
382719422 REVERSAL OF TAX DIFFERENCES LONG-TERM	347,231.36
382719500 - SOCIAL CONTRIBUTIONAP ON TAXES PAYABLE / TAXES RECOVERABLE	8,477,837.77
382719510 TAXES PAYABLE	8,477,837.77
390000000 - EXPENSE RETIFICATION	(670,990,373.92)
390900000 - OTHER EXPENSE RETIFICATION	(670,990,373.92)
390990000 - RETIFICATION OF EXPENSES / TRANSITION OF EXPENSES	(670,990,373.92)
390991000 - EXPENSE RETIFICATION	(670,990,373.92)
390991100 WITHDRAWAL FOR INCOME OF THE PERIOD	(670,990,373.92)
400000000 - REVENUES	-
450000000 - OTHER OPERATING REVENUES	(6,858,838.36)
451000000 - TECHNICAL SELLING SERVICES	(22,229.35)
451900000 - MISCELLANEOUS REVENUES	(22,229.35)
451910000 - OTHER REVENUES	(22,229.35)
451911000 - TECHNICAL SELLING SERVICES	(22,229.35)
451911300 - OCCASIONAL EVENTS	(22,229.35)
451911310 - TELEPHONE DIRECTORY	(22,229.35)
451911319 OTHER REVENUES - TELEPHONE DIRECTORY	(22,229.35)
455000000 - GAINS ON EQUITY ACCOUNTING METHOD	(6,751,314.97)

Brasil Telecom Participações S,A

Verification balance

May/2009

VERIFICATION BALANCE	Actual balance
455900000 - MISCELLANEOUS REVENUES	(6,751,314.97)
455960000 - GAINS	(6,751,314.97)
455966000 - GAINS ON CORPORATE STAKEHOLDINGS	(6,751,314.97)
455966111 GAINS WITH INVESTMENTS ON INCOME	(2,042,856.97)
455966112 GAINS WITH INVESTMENTS ON CAPITAL RESERVE	(4,708,458.00)
459000000 - OTHER OPERATING REVENUES	(85,294.04)
459900000 - MISCELLANEOUS REVENUES	(85,294.04)
459910000 - OTHER REVENUES	(85,294.04)
459918000 - OTHER OPERATING REVENUES	(85,294.04)
459918300 - OCCASIONAL EVENTS	(85,294.04)
459918390 - OTHER	(85,294.04)
459918391 RECOVERABLE EXPENSES	(82,838.99)
459918399 OTHER REVENUES	(2,455.05)
460000000 - FINANCIAL INCOME	(98,454,999.70)
461000000 - FINANCIAL INCOME LOCAL CURRENCY	(98,445,603.90)
461500000 - FINANCIAL INCOME	(98,445,603.90)
461510000 - INTEREST REMUNERATION	(96,333,458.19)
461511000 - INTEREST ON FINANCIAL INVESTMENTS	(31,461,824.86)
461511300 INTEREST ON FINANCIAL INVESTMENTS	(31,461,824.86)
461512000 - MONETARY CURRENT ASSETS	(47,909,877.87)
461512400 INTEREST ON TAXES	(83,664.27)
461512800 INTEREST ON FINANCIAL INVESTMENTS	(47,826,213.60)
461513000 MONETARY LONG-TERM REALIZABLE AMOUNTS	(16,961,755.46)
461513400 INTEREST ON TAXES	(11,911,066.06)
461513700 INTEREST ON JUDICIAL DEPOSITS	(5,050,689.40)
461590000 - OTHER FINANCIAL INCOME	(2,112,145.71)
461599000 - OTHER	(2,112,145.71)
461599400 OTHER FINANCIAL REVENUE - LOCAL CURRENCY - TAXATION RATE	(2,112,145.71)
462000000 - FINANCIAL INCOME FOREIGN CURRENCY	(9,395.80)
462500000 - FINANCIAL INCOME	(9,395.80)
462520000 - EXCHANGE VARIATION	(9,395.80)
462522000 - MONETARY CURRENT ASSETS	(9,395.80)
462522800 REVENUE ON FINANCIAL INVESTMENTS	(9,395.80)
490000000 - REVENUE RETIFICATION	105,313,838.06
490900000 - REVENUE RETIFICATION	105,313,838.06
490990000 - REVENUE RETIFICATION	105,313,838.06
490991100 WITHDRAWAL FOR INCOME OF THE PERIOD	105,313,838.06
900000000 - TRANSITIONS	-
990000000 - TRANSITIONS	-
991000000 - TRANSITIONS	-
991300000 - CONTIGENCIES	-
991310000 - CONTINGENCIES JUDICIAL DEPOSITS	-
991310000 TRANSITION OF EXECUTED DEPOSITS	-

ATTACHMENT 2

GLOSSARY

ASSETS APPROACH - valuation methodology in which all assets and liabilities (including unregistered ones) have their value adjusted according to their market values.

BETA - measurement of a stock systematic risk, price trend of a certain stock to be related to changes in a certain index.

BUSINESS RISK - uncertainty level for realizing future returns expected for the business, which do not result from financial leverage.

CAPITAL STRUCTURE - breakdown of the capital invested in a company, including own capital (equity) and third-parties capital (indebtedness).

CAPITALIZATION - conversion of a simple period of economic benefits into value.

CAPITALIZATION RATE - any divisor used for converting economic benefits into value in a simple period.

CAPM - Capital Asset Pricing Model - model in which the cost of capital for any stock or group of stocks is equivalent to the risk-free rate added to a risk premium, provided by the systematic risk of the stock or group of stocks under analysis.

CASH FLOW - cash generated by an asset, group of assets or company during a certain period of time. Usually, such term is complemented by a qualification, depending on the context (operating, non-operating, etc)

COMPANY - commercial, industrial, service or investment entity performing an economic entity.

CONSTRUCTION EQUIVALENT AREA - constructed area on which the corresponding construction unit cost equivalence is applied, as provided by the principles of NB-140 of ABNT (Brazilian Association of Technical Rules).

CONTROL - power to direct the company strategic, politic and administrative management.

CONTROLLING PREMIUM - value or percentage of a controlling stocks pro rata value over the non-controlling stocks pro rata value, which reflect the controlling power.

COST OF CAPITAL - expected return rate required by the market for attracting funds for a determined investment.

CURRENT VALUE - It is the value for replacing an existing asset for a new one, depreciated according its physical conditions.

DISCOUNT FOR LACK OF CONTROL - value or percentage deducted from the 100%-pro rata value of a company value, which reflects the lack of part or whole control.

DISCOUNT FOR LACK OF LIQUIDITY - value or percentage deducted from the 100% pro rata value of a company value, which reflects the lack of liquidity.

DISCOUNT RATE - any divisor used for converting a future economic benefit flow into present value.

EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization.

ECONOMIC BENEFIT - benefits such as revenues, net income, net cash flow, etc.

ELECTRIC DAMAGE VALUE - It is an estimation of the cost for repairing or replacing the parts of an asset in case of electric damage. Values are scheduled in percentages of the Replacing Value and were calculated through equipment’s manual analysis and the repairing maintenance expertise of APSIS’ technicians.

1

FAIR MARKET VALUE - value for which a certain asset change its ownership between a potential seller and a potential buyer, when both parties are aware of relevant facts and none of them are under pressure to make the deal.

GOODWILL - intangible asset referring to name, reputation, client portfolio, loyalty, localization and other similar items that cannot be identified separately.

HOMOGENIZED AREA - usable, private or constructed area with mathematical treatments for valuation purposes, according to criteria set forth by APSIS, based on the real state market.

INCOME APPROACH - valuation methodology by converting to present value expected economic benefits.

INSURANCE MAXIMUM VALUE - It is the maximum value of an asset for which it is advisable to insure it. Such criterion establishes that the asset which depreciation is higher than 50%should have a Insurance Maximum Value equivalent to twice the Current Value; and, an asset which depreciation is lower than 50%, should have a Insurance Maximum Value equivalent to the Replacing Value.

INSURANCE VALUE - It is the value for which the Insurance Company assumes the risks, and it is not applied on land and foundations, expect in special cases.

INTANGIBLE ASSETS - non-physical assets such as brands, patents, rights, contracts, industrial secrets that provide the owner with rights and values.

INTERNAL RETURN RATE - discount rated in which the present value of the future cash flow is equivalent to the investment cost.

INVESTED CAPITAL - sum of own capital and third-parties capital invested in a company. Third-parties capital is usually related to debts with short and long term interests to be specified in the valuation context.

INVESTED CAPITAL CASH FLOW - cash flow generated by the company to be reverted to financers (interests and amortizations) and shareholders (dividends) after operating costs and expenses and capital expenditures.

INVESTMENT VALUE - value for a particular investor, based on particular interests for a certain asset such as synergy with other companies of a investor, different perceptions of risk and future performances, etc.

ISSUE DATE - date on which the valuation report is ended, when valuation conclusions are presented to the client.

LEVERAGED BETA - beta value reflecting the indebtedness in the capital structure.

LIQUIDATION VALUE - It is the value of a sale in the market, out of its original productive process. In other words, it is the value that would be verified in case the asset was deactivated and put up for sale separately, considering costs of disassembly or demolition (in case of real estate), storage and transportation.

LIQUIDITY - capacity to rapidly convert a certain asset into cash or into a debt payment.

MARKET APPROACH - valuation methodology, which utilizes multiples that result from the sale price of similar assets.

MARKET NET EQUITY - see assets approach.

MULTIPLE - market value of a company, stock or invested capital, divided by a company’s measurement (revenues, income, client volume, etc.).

2

NON-OPERATING ASSETS - assets that are not directly related to the company operating activity (whether they generate revenue or not) and that may be sold without affecting its operation.

OPERATING ASSETS - assets that are necessary for the company’s operations.

PERPETUITY VALUE - value at the end of the projective period to be added to the cash flow.

PRESENT VALUE - value of a future economic benefit on a specific date, calculated by the application of a discount rate.

PRIVATE AREA - usable area including building elements (such as walls, columns, etc) and elevators hall (in some cases).

REFERENCE DATE - specific date (day, month and year) to apply the valuation.

RESIDUAL VALUE - It is the value of a new or old asset projected for a certain date, limited to the date on which such asset turns into scrap, considering that during such period of time, the asset will be operating.

REPLACING VALUE (FOR A NEW ASSET) - value based on the price (usually at market current prices) or replacing an asset for a new equal or similar one.

SCRAP VALUE - It is the asset value at the end of its useful life, considering its disassembly or demolition value (in case of real estate), storage and transportation.

SUPPORTING DOCUMENTATION - discount rate is a return rate used to convert into present value a payable or receivable amount.

TANGIBLE ASSETS - physical assets such as lands, constructions, machines and equipment, furniture and appliances, etc.

USEFUL AREA - usable area of a real estate, measures by the internal face of its walls.

USEFUL LIFE - period of time during which an asset may generate economic benefits

VALUATION - act or process through which the value of a company, stock interest or other asset is determined.

VALUATION METHODOLOGY - the approaches used for preparing valuing calculations in order to indicate the value of a company, stock interest or other asset.

VALUE - price denominated in monetary quantity.

WACC (Weighted Average Cost of Capital) - model in which the cost of capital is determined by the weighted average of the value.

3

Attachment II

Statement of the Adjustments to the Exchange Ratios

	Quoted Value
	BRTO3		BRTO4		BRTP3		BRTP4
	(in reais)
Average until April 23, 2008	R$	39.8535	R$	17.6654	R$	48.6234	R$	22.9818
Interest attributable to shareholders’ equity declared on December 30, 2008		(0.1448)		(0.1448)		(0.2146)		(0.2146)

Updated value		39.7087		17.5206		48.4088		22.7672

	Exchange Ratios
	BrT Common Shares	BrT Preferred Shares
Per outstanding BrT Part common share	1.2190981	—
Per outstanding BrT Part preferred share	0.1720066	0.9096173

Attachment III

Appraisal of the Net Worth of BrT Part and BrT at Market Prices

APPRAISAL REPORT RJ-0278/09-02 1/3 COPIES

REPORT:	RJ-0278/09-02

BASE DATE:	May 31, 2009

APPLICANT:	TELE NORTE LESTE PARTICIPAÇÕES S.A., with its head office located at Rua Humberto de Campos, 425, 8º andar, Leblon, in the city of Rio de Janeiro, State of Rio de Janeiro, registered with the General Roster of Corporate Taxpayers (CNPJ) under number 02.558.134/0001-58, hereinafter referred to as TNL.

OBJECTS:

BRASIL TELECOM S.A., with its head office located at SIA Sul, Lote D, Bloco B 1º andar, SIA, Brasília, Distrito Federal, registered with the General Roster of Corporate Taxpayers (CNPJ) under number 76.535.764/0001-43, hereinafter referred to as BrT, and;

BRASIL TELECOM PARTICIPAÇÕES S.A., with its head office located at ST SIA Sul Área Especial D, Bloco B Parte B, Guara, in Brasília, Federal District, registered with the General Roster of Corporate Taxpayers (CNPJ) under number 02.570.688/0001-70, hereinafter referred to as BrT PART.

PURPOSE:	Calculation of the Net Equity of both BrT and BrT PART, following the appraisal of the equity of each of these companies pursuant to the same criteria and as of the same date, at market prices, for the purposes of article 264 of Law number 6,404 of 12/15/1976 (Corporate Law).

APSIS CONSULTORIA	1
REPORT RJ-0278/09-02

EXECUTIVE SUMMARY

APSIS CONSULTORIA EMPRESARIAL Ltda. (APSIS) was hired by TNL to calculate the Net Equity of each of BrT and BrT PART, following the appraisal of the equity of each of these companies pursuant to the same criteria and as of the same date, at market prices, for the purposes of article 264 of Law number 6,404 of 12/15/1976 (Corporate Law).

The technical procedures used in this report are in accordance with the criteria set forth by appraisal standards. Appraisal calculations to assess the value of assets were devised on the basis of the income, asset and market approaches.

This report presents the market values of the companies’ assets and liabilities used to adjust the book Net Equity of each of BrT and BrT PART through asset approaches.

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ACQUISITION OF THE BRASIL TELECOM GROUP: SUMMARY OF THE OPERATION

On January 8, 2009, TELEMAR NORTE LESTE S.A. (“TMAR”) acquired, through its subsidiary COPART 1 PARTICIPAÇÕES S.A. (“COPART 1”), the shareholding control of BrT PART and BRT, indirectly becoming owner of 81,092,986 ordinary shares issued by BrT PART, which is equivalent to 61.2% of the voting capital.

The required investment for the acquisition was R$ 5,371,098,527.04 (five billion, three hundred and seventy-one million, ninety-eight thousand, five hundred and twenty-seven reais and four centavos), which represents the amount of R$ 77.04 (seventy-seven reais and four centavos) per share, in connection with an agreed upon price of R$ 5,863,495,791.40 (five billion, eight hundred and sixty-three million, four hundred and ninety-five thousand, seven hundred and ninety-one reais and forty centavos) updated for the daily average variation of the Interbank Deposit Certificate (CDI) less the net debt of R$ 998,053,465.69 (nine hundred and ninety-eight million, fifty-three thousand, four hundred and sixty-five reais and sixty-nine centavos) of INVITEL S.A. (“INVITEL”), which entity was subsequently merged into COPART 1, and finally adjusted for the stated revenues between January 1st, 2009 and the closing date.

The acquisition of BRT and its subsequent integration into TMAR`s operations, will give rise to a telecommunications company with 100% national shareholder control, present throughout the Brazilian territory and with the managerial, operational and financial capacity to expand its operations, including on an international basis.

As described in the Material Fact “Change of Shareholder Control”, published on January 8, 2009, the following steps will be followed, namely:

1.	Conclusion of Mandatory Public Offerings for the Acquisition of Shares;

2.	Corporate reorganization of the companies involved in the operation;

3.	Approval, introduction or registration of various regulatory bodies;

4.	Creation of one or more American Depositary Receipt programs by TMAR.

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ERE]

APSIS CONSULTORIA	4
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SUMMARY OF RESULTS

The tables below present an overview of the Net Equity at market prices of the companies involved in the operation, as of the base date of this report:

BRASIL TELECOM S.A.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)		Balance as of 5/31/2009 *	Market Adjustments	ADJUSTED BALANCE
CURRENT ASSETS		4,420,793	(35,397)	4,385,395

LONG TERM ASSETS		4,022,570	(6,138)	4,016,432

FIXED ASSETS		8,817,066	21,145,152	29,962,218

Investments		3,939,954	648,765	4,588,720

- Investment in Shares:		3,936,099	644,909	4,581,008
- 14 Brasil Telecom Celular S.A.	100.0000%	3,001,483	513,319	3,514,802
- Brt Serviços de Internet S.A.	100.0000%	340,485	23,792	364,277
- Brt Comunicação Multimídia Ltda.	90.4591%	254,560	52,390	306,950
- Brasil Telecom Cabos Submarinos Ltda.	100.0000%	277,936	38,994	316,930
- Internet Group do Brasil S.A.	13.6450%	33,208	16,433	49,641
- Brasil Telecom Cal Center S.A.	100.0000%	18,316	(18)	18,298
- VANT Telecomunicações S.A.	100.0000%	2,216	—	2,216
- Brt Card Serviços Financeiros Ltda.	100.0000%	7,894	—	7,894
- Other Investments		3,856	3,856	7,712

Property, Plant and Equipment		4,173,849	6,561,027	10,734,876

- Work in Progress		285,178	—	285,178
- Automatic Equipment		157,428	1,022,182	1,179,610
- Transmission Equipment		1,250,561	3,206,450	4,457,011
- Communication Data Equipment		648,310	981,262	1,629,572
- Infrastructure		973,998	421,206	1,395,204
- Terminals		33,846	90,256	124,102
- Land		83,055	154,775	237,831
- Buildings		342,973	687,902	1,030,875
- General Goods		207,133	188,361	395,494
-Goodwill from Property, Plant and Equipment		191,367	(191,367)	—

Intangible		703,263	13,935,359	14,638,622

- Goodwill		7,358	—	7,358
- Goodwill from License		175,420	(175,420)	—
- Data Processing System		468,506	—	468,506
- Brands and Patents		343		343
- Regulatory Licenses		51,636	14,110,779	14,162,415

TOTAL ASSETS		17,260,429	21,103,617	38,364,045

*	After giving effect to merger of COPART 2 with an amortization adjustment and reversion of goodwill provision.

BRASIL TELECOM S.A.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)	Balance as of 5/31/2009 *	Market Adjustments	ADJUSTED BALANCE
CURRENT LIABILITIES	4,502,298	(16,313)	4,485,985

Loans and Financing	1,420,464	—	1,420,464
Debentures	74,961	—	74,961
Accounts Payable	1,202,278	(16,313)	1,185,965
Interest, Taxes and Contributions	800,077	—	800,077
Dividends Payable	327,349	—	327,349
Personnel, Social Benefits and Charges	84,647	—	84,647
Related Party Consignations	92,125	—	92,125
Provision for Contingencies	372,151	—	372,151
Provision for Pension and Other Benefits	40,117	—	40,117
Advance to Clients	27,260	—	27,260
Other Accounts Payable	60,870	—	60,870

LONG TERM LIABILITIES	7,062,099	2,306,036	9,368,135

Loans and Financing	2,535,644	—	2,535,644
Debentures	1,080,000	—	1,080,000
Interest, Taxes and Contributions	481,999	2,306,036	2,788,036
Provision for Contingencies	2,312,621	—	2,312,621
Provision for Pension and Other Benefits	608,079	—	608,079
Advance to Clients	34,055	—	34,055
Other Accounts Payable	9,700	—	9,700

EQUITY	5,696,032	18,813,893	24,509,925

Share Capital	3,470,758	—	3,470,758
Capital reserve	1,854,823	—	1,854,823
- Special Reserve for Goodwill	366,787		366,787
- Special Reserve for Net Assets	2,377		2,377
- Other Capital Reserve	1,485,658		1,485,658
Profit Reserves	1,431,948	—	1,431,948
Accumulated Profit or Loss	(912,073)	—	(912,073)
Tresury Stocks	(149,423)	(51,432)	(200,855)
Market Adjustments	0	18,865,325	18,865,325

TOTAL LIABILITIES	17,260,429	21,103,617	38,364,045

*	After giving effect to merger of COPART 2 with an amortization adjustment and reversion of goodwill provision.

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BRASIL TELECOM PARTICIPAÇÕES S.A.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)		Balance as of 5/31/2009*	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT ASSETS		584,415	(2,057)	582,358

Available Funds		305,367	—	305,367

- Cash		55,318	—	55,318
- Cash Equivalents		250,050	—	250,050
Financial Aplications		49,787	—	49,787
Diferred Taxes and Taxes Recoverable		41,394	—	41,394
Judicial Deposits		48	—	48
Interest on Shareholders Equity		185,427	—	185,427
Pre-Paid Expenses		2,057	(2,057)	0
Other		335	—	335

LONG TERM ASSETS		1,495,722	119,991	1,615,713

Financial Aplications		1,200,000	—	1,200,000
Diferred Taxes and Taxes Recoverable		289,701	119,991	409,692
Judicial Deposits		6,001	—	6,001
Other		21	—	21

FIXED ASSETS		7,345,506	8,917,166	16,262,672

Investments		7,345,051	8,917,166	16,262,217

- Investment in Shares		3,583,245	12,678,972	16,262,217
- Brasil Telecom S.A.	67.2294%	3,581,221	12,683,045	16,264,266
- Nova Tarrafa Participações Ltda.	100.0000%	1,743	(3,724)	(1,981)
- Nova Tarrafa Inc.	100.0000%	282	(349)	(67)
- Goodwill from Fixed Assets and License in BRTO		3,761,806	(3,761,806)	—

Property, Plant and Equipment		455	—	455

- General Goods		455	—	455

TOTAL ASSETS		9,425,643	9,035,100	18,460,743

*	After giving effect to merger of COPART 1 with an amortization adjustment and reversion of goodwill provision.

BRASIL TELECOM PARTICIPAÇÕES S.A.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)	Balance as of 5/31/2009*	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT LIABILITIES	330,789	—	330,789

Accounts Payable	205	—	205
Loans	91	—	91
Interest, Taxes and Contributions	30,868	—	30,868
Dividends Payable	220,548	—	220,548
Personnel, Social Benefits and Charges	4	—	4
Provision for Contingencies	215	—	215
Other Accounts Payable	78,858	—	78,858

LONG TERM LIABILITIES	11,512	38,502	50,014

Interest, Taxes and Contributions	8,266	13,382	21,648
Provision for Contingencies	3,246	25,120	28,366
Other Obligations	0	—	0

EQUITY	9,083,342	8,996,598	18,079,940

Share Capital	2,596,272	—	2,596,272
Capital reserve	4,282,872	—	4,282,872
- Special Goodwill Reserve	3,861,439	—	3,861,439
- Special Net Assets Reserve	112,255	—	112,255
- Other Capital Reserve	309,178	—	309,178
Profit Reserves	2,879,008	—	2,879,008
Accumulated Profit or Loss	(653,964)	—	(653,964)
Tresury Stock	(20,846)	(66,536)	(87,382)
Market Adjustments	—	9,063,134	9,063,134

TOTAL LIABILITIES	9,425,643	9,035,100	18,460,743

*	After giving effect to merger of COPART 1 with an amortization adjustment and reversion of goodwill provision.

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VALUE (REAIS MILLIONS)				BRTO X BRTP

RELEVANT ACCOUNTS	PRO FORMA BALANCE		ASSET APPROACH
	BRTO	BRTP	BRTO	BRTP
ASSETS	17,260.43	9,425.64	38,364.05	18,460.74

CURRENT ASSETS	4,420.79	584.41	4,385.40	582.36
LONG TERM ASSETS	4,022.57	1,495.72	4,016.43	1,615.71
FIXED ASSETS	8,817.07	7,345.51	29,962.22	16,262.67

LIABILITIES	17,260.43	9,425.64	38,364.05	18,460.74

CURRENT LIABILITIES	4,502.30	330.79	4,485.98	330.79
LONG TERM LIABILITIES	7,062.10	11.51	9,368.14	50.01
EQUITY	5,696.03	9,083.34	24,509.93	18,079.94

TOTAL NUMBER OF SHARES	560,950,289	363,969,213	560,950,289	363,969,213

R$ PER SHARE (1)	10.420630	25.013622	44.051640	49.914447

EXCHANGE RATIO (2)	2.400394	1.000000	1.133089	1.000000

(1)	Adjusted to reflect treasury stocks.
(2)	Number of BRTO shares per 1 BRTP share.

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1.	INTRODUCTION	9

2.	PRINCIPLES AND QUALIFICATIONS	10

3.	RESPONSIBILITY LIMITS	11

4.	APPRAISAL METHODOLOGY	12

5.	PROFILING OF THE BRASIL TELECOM GROUP	14

6.	GENERAL APPRAISAL CRITERIA	20

7.	APPRAISAL OF THE NET EQUITY AT MARKET PRICE OF BRT AND BRT PART	38

8.	CONCLUSION	46

9.	LIST OF ATTACHMENTS	47

APSIS CONSULTORIA	8
REPORT RJ-0278/09-02

1. INTRODUCTION

APSIS CONSULTORIA EMPRESARIAL Ltda. (APSIS) was appointed by TNL to calculate the Net Equity of each of BrT and BrT PART, following the appraisal of the equity of both companies pursuant to the same criteria and as of the same date, at market prices, for the purpose of article 264 of Law No. 6,404 of 12/15/1976 (Corporate Law).

In preparing this report, data and information supplied by third parties were used, in the form of documents and verbal interviews with the clients. The estimates used in this process are based on documents and information which include, among others, the following:

•	Bylaws or Articles of Incorporation of the companies;

•	Financial statements of the group’s companies;

•	Organization chart and corporate holdings;

•	List of permanent assets;

•	IAN (Annual Report) and ITR (Quarterly Report) of the companies;

•	Set of architectural plans;

•	Areas chart; and

•	Documents with technical specifications of the equipment appraised.

Inspections of the operational sites were conducted in March and April, 2009.

The APSIS team responsible for the coordination and performance of this report consists of the following professionals:

•	ANA CRISTINA FRANÇA DE SOUZA

Civil Engineer

Post-graduated in Accounting Sciences (CREA/RJ 91.1.03043-4)

•	AMILCAR DE CASTO

Project Manager

•	CARLOS SANCHES

BS in finance

•	FELLIPE FRANCO

economist

•	CESAR DE FREITAS SILVESTRE

Accountant (CRC/RJ 044779/O-3)

•	LUIZ PAULO CESAR SILVEIRA

Mechanical Engineer

Master of Business Management (CREA/RJ 89.1.00165-1)

•	MARGARETH GUIZAN DA SILVA OLIVEIRA

Civil Engineer, (CREA/RJ 91.1.03035-3)

•	RICARDO DUARTE CARNEIRO MONTEIRO

Civil engineer

Post-graduated in Economic Engineering (CREA/RJ 30137-D)

•	SÉRGIO FREITAS DE SOUZA

Economist (CORECON/RJ 23521-0)

•	WASHINGTON FERREIRA BRAGA

Accountant (CRC/RJ 024100-6 / CVM 6734)

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2. PRINCIPLES AND QUALIFICATIONS

This report strictly complies with the fundamental principles described below.

•	The consultants and appraisers have no personal bias towards the subject matter involved in this report nor do they derive any advantages from it.

•	The professional fees of APSIS are not, in any way, subject to the conclusions of this report.

•	The report was prepared by APSIS and no one, other than the consultants themselves, prepared the analyses and respective conclusions.

•	In this report, it is assumed that the information received from third parties is correct, and the sources thereof are contained in said report.

•	To the best knowledge and belief of the consultants, the analyses, opinions and conclusions presented in this report are based on data, diligence, research and surveys that are true and correct.

•

APSIS assumes full responsibility for the matter of Appraisal Engineering, including implicit appraisals, and for the exercise of its honorable duties, primarily established in the appropriate laws, codes or regulations.

•

For projection purposes, we start from the premise of the inexistence of liens or encumbrances of any nature, whether judicial or extrajudicial, affecting the object of the relevant work, other than those listed in this report.

•

This Report meets the specifications and criteria established by the standards of the Brazilian Association of Technical Standards (ABNT), the specifications and criteria established by USPAP (Uniform Standards of Professional Appraisal Practice), in addition to the requirements imposed by different bodies, such as: the Treasury Department, the Central Bank of Brazil, CVM (the Brazilian Securities and Exchange Commission), SUSEP (Private Insurance Superintendence), etc.

•	The report presents all the restrictive conditions imposed by the methodologies adopted, which affect the analyses, opinions and conclusions contained in the same.

•

APSIS declares that it does not have any direct or indirect interest in the companies contemplated in this report, in their respective controllers, or in the operation to which the “Protocol and Justification” refer, there being no relevant circumstances which may characterize conflict or communion of interests, whether potential or current, towards the issue of this Appraisal Report.

•

In the course of our work, controllers and managers of the companies contemplated in this report did not direct, limit, hinder or practice any acts, which have or may have compromised access, use or knowledge of information, property, documents or work methodologies relevant to the quality of our conclusions.

•

The Report was prepared in strict compliance with the postulates set forth in the Professional Code of Ethics of CONFEA – Federal Council of Engineering, Architecture and Agronomy and of the Legal Institute of Engineering.

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3. RESPONSIBILITY LIMITS

•

To prepare this report, APSIS used historic data and information, audited by third parties or unaudited, and projected unaudited data supplied in writing or verbally by the companies’ management or obtained from the sources mentioned. Therefore, APSIS assumed as true the data and information obtained for this report and does not have any responsibility in connection with its truthfulness.

•	The scope of this work did not include an audit of the financial statements or a revision of the work performed by the companies’ auditors.

•

Our work was developed for use by the applicants in connection with the previously described objectives. Therefore, it may be disclosed as part of the documents related to the acquisition of control of the BRASIL TELECOM Group, and the mention of this work in related publications is authorized. It may also be filed at the Brazilian Securities and Exchange Commission - CVM and at the U.S. Securities and Exchange Commission - SEC, as well as made available to shareholders and third parties, including through the websites of the involved companies.

•	We emphasize that understanding of the conclusion of this report will take place by reading it and its attachments in full. Therefore, conclusions from partial reading should not be drawn.

•

We are not responsible for occasional losses to the applicant, its shareholders, directors, creditors or to other parties as a result of the use of data and information supplied by the company and contained in this report.

•

The analyses and conclusions contained herein are based on several premises, held as of this date, of future operational projections, such as: macroeconomic factors, values used in the market, exchange rate variations, sale prices, volumes, market share, revenues, taxes, investments, operational margins, etc. Thus, future results may differ from any forecast or estimate contained in this report.

•	This appraisal does not reflect events and their respective impacts, occurring after the date of issue of this report.

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4. APPRAISAL METHODOLOGY

ASSETS APPROACH - NET EQUITY AT MARKET PRICES

This methodology is derived from generally accepted accounting principles (GAAP), where financial statements are prepared based on the principle of historic or acquisition cost.

Due to this principle and to the fundamental principle of accounting, the book value of the assets of a company less the book value of its liabilities equals the book value of its net equity.

The application of this methodology contemplates, as a starting point, the book values of assets and liabilities and requires that some of these items be adjusted so as to reflect their probable realization values. The result from the application of this method may provide an initial basis for the estimate of the company’s value, as well as a useful basis of comparison with results from other methodologies.

On the other hand, the basic principles of economics allow us to create the following appraisal technique: the value defined for assets less the value defined for liabilities equals the value defined for a company’s net equity. From an appraisal perspective, the relevant value definitions are those appropriate to the purpose of the appraisal.

The assets approach, therefore, aims at appraising a company by adjusting of the book value (net balance) to respective fair market values. The assets and liabilities deemed relevant are appraised for their fair market value, with a comparison made between this value and its book value (net balance).

The general appraisal criteria applicable to the adjustment of assets subject to being appraised at market prices can be found in detail in Chapter 6 of this report.

After being duly analyzed, these adjustments are added to the book Net Equity value, in this way determining the company’s market value through the assets approach. The company’s fair market value is the Net Equity value after giving effect to the adjustments for the assets and liabilities appraised.

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It’s worth pointing out that the identification and quantification of liabilities that were neither recorded nor disclosed by the Company’s Management were not within the scope of our work.

The methodology and scope adopted in this assessment aimed at appraising a company’s going concern value. Therefore, expenses incurred in asset realization or liability requirements, as well as related to the companies’ bankruptcy or liquidation processes were not contemplated in the calculations.

PRINCIPLE STEPS OF THE APPRAISAL

•	Reading and analysis of the companies’ balance sheets.

•	Analysis of asset and liability accounts recorded on the companies’ balance sheets, to identify accounts subject to adjustments, as well as calculations of their probable market values.

•	Adjustment of the companies’ fixed assets in accordance with their respective market values on the basis of equity appraisals performed by Apsis.

•	Adjustment of relevant intangible operating assets in accordance with their respective market values, on the basis of premises and appraisal criteria developed by Apsis.

•	Application of the equity method of accounting to the net equity at market value of subsidiary and affiliated companies for the purpose of calculating the value of investments.

•	Calculation of the market value of the companies’ net equity.

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5. PROFILING OF THE BRASIL TELECOM GROUP

Brasil Telecom Participações S.A. is a publicly-held holding company, whose shares are traded on the Brazilian Securities, Commodities and Futures Exchange (BM&FBOVESPA) under the ticker symbol BRTP3 and BRTP4 and on the New York Stock Exchange under the ticker symbol BRP. The corporate structure of the Brasil Telecom Group can be found in the Executive Summary of this report.

In Brazil, Brasil Telecom provides telephony services to millions of Brazilians who live in the so-called Region II, comprising the states of Acre, Rondônia, Mato Grosso, Mato Grosso do Sul, Tocantins, Goiás, Paraná, Santa Catarina and Rio Grande do Sul, in addition to the Federal District.

With its headquarters in Brasília (Federal District) and approximately 20 thousand employees on its staff, its client base comprises 8.1 million fixed terminals in operation, over 5.6 million mobile subscribers, 282 thousand public-use terminals and 1.8 million ADSL subscribers (broadband).

The company, the first to offer a full line of services in the telecommunications field in Brazil, caters to all market demands in an integrated manner and combines its fixed and mobile operations, data and voice, domestic and international long-distance calls, data center, free internet access, broadband and dial-up access into convergent solutions for home, business and government.

Brasil Telecom has provided local fixed telephony services in the Federal District and in the states of Acre, Rondônia, Tocantins, Mato Grosso, Mato Grosso do Sul, Goiás, Paraná, Santa Catarina and Rio Grande do Sul since 1998. In July 1999, it started providing Code CSP 14 for long-distance calls and in January, 2004, Code CSP 14 started operating nationally and for international calls. In addition, the company also provides high-speed internet connection services with Turbo, which uses ADSL technology so that individuals and companies may have quick access to the internet without occupying their telephone line, and offers 100% broadband content through the BrTurbo and BrTurbo Company providers. Additionally, the company offers mobile access to the wireless network with BrTurbo ASAS. For dial-up internet access, Brasil Telecom offers iBest, the second largest cost-free provider in the Brazilian market.

In 2004, the company was authorized by Anatel to provide Personal Mobile Services (PMS) in Region II and launched public mobile telephony operations with an aggressive business plan geared towards convergence, in addition to innovative offers which enabled the attainment of a 14.4% market share in a little less than four years of operations. In 2007, the Internet access providers (iG, iBest and BrTurbo) which make up the Internet Group, the Internet unit of Brasil

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Telecom, had nearly 1.4 million broadband customers and over 4 million dial-up customers. These figures make this internet portal the third most widely used in the nation, with over 11.2 million unique home visitors per month, according to the measurement method of domiciles that access the internet during the period.

iG Brasil’s operations are based on the provision of both dial-up and broadband internet access. It also provides value-added services geared towards the residential and entrepreneurial markets, including its Internet connection accelerator. In addition to these services, iG Brasil also sells advertizing space in its portal.

Through Brasil Telecom Cabos Submarinos (“Globenet”), the company owns 22 thousand kilometers of submarine cables interconnecting Brazil with Venezuela, Bermuda and North America, with points of presence in Rio de Janeiro, Fortaleza, Caracas, Miami, New York and Bermuda. This network has strengthened the group’s leadership position within the data communications market.

The company’s subsidiary Brasil Telecom Comunicação Multimídia operates in, among other areas, the three most important cities in the country outside the company’s concession area: São Paulo, Rio de Janeiro and Belo Horizonte, with a focus on the corporate and entrepreneurial markets. Both companies offer complete solutions of national and international scope, including the Cyber Data Center.

In order to further strengthen its position as a leading telecommunications provider, Brasil Telecom has acquired the entire optical fiber submarine cable system from the Globenet group, interconnecting connection points in the United States, Bermuda, Brazil and Venezuela. With the acquisition of MetroRED, a provider of private telecommunications network services through digital optical fiber networks, Brasil Telecom started providing access to Brazil’s major corporate clients in large urban centers, such as São Paulo, Rio de Janeiro and Belo Horizonte, in addition to Porto Alegre, Curitiba and Brasília, and other international urban centers.

Vant is a division of the company, whose purpose is to provide multimedia communication services, acquisition and for-consideration assignment of facilities and other means, operating in major Brazilian capitals as its area of operations. This subsidiary was also acquired for the purpose of expanding solutions to the corporate market throughout Brazil.

Brasil Telecom has expanded its operations by investing in Brasil Telecom Call Center S.A. (“BrT Call Center”), previously named Santa Bárbara dos Pinhais S.A. This company provides call center services to third parties, composed of customer service, active and passive telemarketing, as well as training, and support and advisory services and activities, among others. Its operational activities started in November 2007 with the provision of call center services to Brasil

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Telecom S.A. and its subsidiary companies, which require this type of service. Call center services were previously provided by outsourced parties.

To provide managerial, supervisory and advisory services for the development and sale of financial products and services, the company incorporated, in July 2008, BrT Card Serviços Financeiros Ltda. Its capital stock subscription took place on September 17, 2008, with 99.99% interest belonging to the Company. BrTI is holder of the remaining interest. At year-end, BrT Card held only marketable securities, originating from resources obtained in the capital subscription, and had not started its operational activities.

This diversified portfolio has contributed towards the company being able to maintain a large client base, with such distinctive needs as those of residential subscribers and corporate clients.

This challenging scenario has required the company to react in order to maintain the innovation of its offerings. Brasil Telecom was pioneer in the launching of products, such as: IPTV (transmission of pay per view films, using its broadband network as a platform); “Único” (cell phone service which transmits signals through the fixed network was used in the home environment, reducing utilization costs for the subscriber); and “Pula-Pula” (free minutes provided on the basis of the volume of Traffic received).

In 2008, Brasil Telecom continued launching innovative services, such as third-generation mobile telephony services and minute conversion packs for fixed and cell phones. The search for innovation is important in an increasingly competitive market, such competition which was fostered by the start of number portability in the entire country.

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FIXED TELEPHONY

In 2008, there was an increase in competition with regards to fixed telephony services, whether from cable television companies or from other fixed telephony companies, or from mobile telephone operators which positioned themselves in the market with alternative plans and solutions to traditional fixed telephony services.

During the year, penetration of fixed telephony continued to decrease as a consequence of the fixed to mobile migration phenomenon. In addition, the year was marked by an increase in competition due to number portability.

Within this competitive environment, Brasil Telecom has focused its main actions on the maintenance and profitability of its terminal base, as well as on the expansion of service and alternative plan offers.

At the end of 2008, Brasil Telecom was providing nearly 4 million lines with local alternative plans for fixed telephony. The Company has been keeping its leadership rank in the long-distance market and has recorded an average market share of 90% in the intra-sector segment and 85.2% in the inter-sector segment. At the end of 2008, Brasil Telecom had a 65.7% market share in the inter-region segment and 40.4% in the international segment.

Among long-distance plans, we can highlight: “14 Simples”, with 30-minutes included for domestic long-distance calls; “14 Meu Perfil”, with special rates for in-state calls; and “14 Minhas Cidades”, with more economical rates for three cities of the customer’s choice.

MOBILE TELEPHONY

In 2008, Brasil Telecom Móvel completed four years of operations and surpassed the mark of 5.6 thousand subscribers, 919 of whom being postpaid and 4,626 prepaid subscribers. The Company has been increasing its revenues in this segment by creating functionalities through internet services and content, such as: Orkut, Glu (games), Som Livre (music) and Discovery. Partnerships have also been entered into with content companies, such as: Dada.net, Blinko, Spin My Mobile, Flycell, Ligaki, Memo, Sony Pictures, Neo Network and Móbile Streams, in addition to the provision of the “Escritório Móvel” e-mail pack by way of the Nokia Intellisynk solution. Several special offers and actions on services and contents which are already available to customers have been realized.

DATA COMMUNICATION

At the end of the year, Brasil Telecom accomplished 1,806 thousand accesses in the broadband segment (ADSL).

Convergent Products

Responding to the requirements of a vast number of consumers, Brasil Telecom has invested in the development of solutions which combine fixed and mobile voice services, broadband and image. Thus, the company entered into a commercial relationship with SKY cable TV, which has enabled the offer of integrated packages including digital cable TV.

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Telefone Único - Employs CTP (Cordless Telephony Profile) technology, which enables voice services for fixed and mobile telephony to be used on the same cell phone. With this product, Brasil Telecom has patronized its fixed telephony client base, increased its mobile telephony market share, offered new value-added services, fostered the sale of postpaid plans and heightened the efficiency of its fixed and cellular networks.

Cartão Único - Through the purchase of credits (R$ 15, R$ 20, R$ 30 and R$ 60), this card enables customers to recharge all prepaid services, fixed terminals (AICE, Controle Total and Ligmix) and mobile terminals of Brasil Telecom.

Unique Virtual PBX - Unique Virtual PBX is a convergent solution to cater to business necessities. With this solution, customers no longer have purchase, operation or maintenance costs relative to PBX equipment, as all such infrastructure remains at Brasil Telecom. Therefore, the Company has become the first operator to converge fixed and mobile telephones as extension lines.

Quadruple Play: SKY Cable TV Partnership- In this commercial relationship with SKY Cable TV, Brasil Telecom offers packages comprising fixed and mobile telephony, broadband and Digital TV subscription services. This offer has established itself during 2007 as a competitive advantage in view of other Triple Play offers from competitors. The package contributes approximately 10% of the total broadband sales of Brasil Telecom.

Internet Providers

The Internet Group, which comprises the operations of iG, iBest and BrTurbo providers, is the largest Internet access provider in Brazil with 4 million cost-free dial-up access users, and the second largest broadband provider in the Brazilian market.

According to the Ibope/NetRatings of December 2007, the Internet Group ranked in third place among the main national competitors, with over 11.2 million unique home visitors, which represents an annual growth of 43%.

Financial Highlights

Within its consolidated financial results, Brasil Telecom closed 2008 with net income of R$ 11,297 million and EBITDA of R$ 3,937 million, which represented an EBITDA margin of 34.8%, compared to 34.2% in 2007.

Net profit assessed was R$ 782 million, 16.2% higher than the prior year’s, influenced by the consistency in the evolution of cost and revenue lines and from significant growth in broadband and mobile telephony.

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On May 31, 2009, Brasil Telecom had gross debt of R$4,856.8 million, with R$779.9 million in foreign currency, of which R$399.2 million was not hedged, resulting in a net exposure of US$170.8 million. The net debt was R$ 1,385 million.

In 2008, CAPEX was R$ 2,678 million. Of the investments made, fixed telephony stood out, mainly as a result of the expansion of the data network, Transmission Backbone, intelligent network, information technology and regulations.

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6. GENERAL APPRAISAL CRITERIA

This report was prepared for the purpose of complying with current legislation in connection with of the acquisition of control of the BRASIL TELECOM Group, as described in the Executive Summary of this report.

EVENTS AND ADJUSTMENTS CONTEMPLATED IN THE APPRAISAL

The Financial Statements considered as the basis for this report were prepared by the Company, having already fully complied with Act No. 11. 638/07. The table below shows the general criteria defined for the appraisal of each account and/or group of accounts of the companies involved in the operation:

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
GENERAL	Accounts whose value is less than R$500 thousand reais were not analyzed; the book value was kept, with the exception of those that were consolidated in a specific group.	Market value identical to book value.

Available Funds	Represented by: • Cash and Banks • Cash Equivalents - Short-term investments, with original maturity being ninety days or less and immediately convertible into cash.	• Cash and Banks - Market value identical to book value. • Cash equivalents - Market value identical to book value.

Financial Investments	Represented by investments in bonds, classified in the following manner:	• Bonds kept for trading and available for sale - Market value identical to book value.

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ACCOUNT GROUP	PREMISES		APPRAISAL CRITERIA
	• Kept for trading • Kept until maturity • Available for sale		• Bonds kept until maturity were measured by their acquisition cost increased by revenues ascertained, less provision for adjustments to recoverable value, when applicable.

Accounts Receivable from Clients	Substantially represented by:

•     Invoiced and uninvoiced credit accounts with users of telecommunication services, entered as per rate value or service value charged on the date of its provision, whose book value does not differ from fair value.

	• Services for billing	61%
	• Billed services	37%
	• Sales of Goods	2%

•     Provision for doubtful accounts constituted on the basis of individual analyses and on the analyses of groups of assets of similar risk, for which criteria for establishing the provision contemplates the ascertainment of percentiles of losses occurring in each maturity range of accounts receivable and, on the grounds of such loss percentiles, future losses are estimated over the current balance of accounts receivable.

•     Accounts receivable resulting from the sale of cell phones and accessories have been entered for the value of sales performed at the moment of delivery to and acceptance by the client, reduced to the recoverable value whose provision is set forth when there is concrete evidence of the non-realization of values due according to the original terms of the constituting credits.

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ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA

•     Credits receivable from other operators under litigation (DETRAF) are recognized on a cash basis. Adjustment at market value was ascertained on the basis of the application of the historical percentage of success in these litigations, per operator, over the respective values receivable on the base date.

•     Credits written off against provisions made and credits provided. Adjustment to market value was ascertained on the basis of the application of 5% over these credits. This percentage results from the market value appraised by jointly considering the following parameters:

•     Historical percentage of recovery;

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ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
• Percentage of guaranteed credits; • Percentage of sector recovery; and • Current sector outlook.

Inventories	Substantially represented by cell phones and accessories for resale, net of provision for losses or for adjustments to the forecast in which they should be realized.	Market value identical to book value.

Loans and Financing

Represented by:

•     Loans and financing referring to onlendings of financial resources to the company for the production of telephone directories and levied pursuant to the variation of the IGP-DI (General Price Index - Internal Availability).

Market value identical to book value.

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ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Derivative Financial Instruments (Assets and Liabilities)

Represented by:

•     Assets - Dollar options

•     Liabilities:

•     Dollar options

•     Cross currency swaps - Yen x IDC

Hedge operations entered into with financial institutions to minimize the risks of foreign currency loans and financing, without leverage, due to the possibility of the existence of exchange rate fluctuations which may increase the balances thereof. The portion of the foreign currency out of the foreign currency denominated debt covered by these operations and financial investments in foreign currency is 60.5%.

Market value identical to book value.

Deferred and Recoverable Taxes

Represented by:

•     Deferred Income Tax and Social Contribution - Calculated over temporary differences, tax losses and the negative base of social contribution, and accounted for to the extent of the existence of future taxable profit at sufficient level for the total or partial use of deferred taxes.

The book balance was adjusted for the reversal of the provision to the value recoverable from subsidiary Brt Participações S.A., bearing in mind the re-examination of the recovery outlook of its credits conducted in connection with the corporate restructuring.

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ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA

•     Tax Credits - Composed of:

•     ICMS (Provisional Value Added Tax)

•     IRPJ/CS (Legal Entity Income Tax/Social Contribution)

•     PIS & COFINS (Social Participation Program and Contribution to Social Security Financing)

•     Others

Provision for Recoverable Values - Corresponds to the portion of tax credits which may be compensated within a period greater than the next ten years.

The ICMS recoverable originates, for the most part, from credits constituted on the acquisition of fixed assets - Complementary Law no. 102/00.

The book value was kept for other tax credits, bearing in mind the result of future outlook analyses, which pointed to their recovery.

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ACCOUNT GROUP	PREMISES	APRAISAL CRITERIA
Judicial Deposits

Represented by the balance of judicial deposits related to contingencies with POSSIBLE or REMOTE levels of risk of loss, whose values have not been provisioned. The deposits are in connection with the following contingencies:

•     Labor

•     Tax

•     Civil

Judicial deposits in connection with passive provisions for contingencies with a PROBABLE level of risk of loss are shown as deductions from such provisions.

Market value identical to book value.

Dividends and Interest on Capital Receivable	Represented by the value of dividends and interest on shareholder’s equity receivable from subsidiaries.	Market value identical to book value.

Prepaid Expenses	Represented by: • Insurance premiums and • Prepayments:	Balances were cancelled.

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ACCOUNT GROUP	PREMISES	APRAISAL CRITERIA
• Advertisement and publicity • Maintenance services of data processing equipment and software • Leases of cables, ducts and domain band • IPTU (Land and Territorial Urban Tax) • Others

Others	Substantially represented by: • Pension Funds - Future Contributions recoverable • Recoverable Advances • Other Assets	Market value identical to book value.

Participation in Subsidiary Companies	Appraised through the Equity Method of Accounting.	Balances were adjusted by the results of market value adjustments reflected in the net equities of the subsidiaries appraised.

Fiscal Incentives and other Investments	Represented by tax incentives and equity holding obtained from the conversion into shares, or capital quotas, of fostered investments in the FINOR (Northeast Investment Fund)/FINAN (Amazon Investment Fund) regional funds, the Law of Incentive to IT Companies and the Audiovisual Law,	Balances were cancelled.

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ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
with the sum being substantially composed of shares of telecommunication companies located in regions covered by these regional incentives. Balances are entered net of provisions for losses, when applicable.

Automatic Commutation Equipment, means of data communication and transmission, Termination and Infrastructure	Assets of utmost importance for the business. Appraised at market prices on the basis of their replacement cost through the use of project parameters. Methodology and respective calculations can be found in detail in Attachment 2.	Market Value.

Land and Buildings	Appraised at market prices, with specific appraisal reports for applicable properties. A table comprising the summary of values per property can be found in Attachment 3.	Market Value.

Works in Progress	Assets whose book value is close to their market value, due to their being recent acquisitions.	Market value identical to book value.

General-Use Assets	Appraised at market prices for their replacement cost through the use of project parameters. The methodology and respective calculations can be found in detail in Attachment 2.	Market Value.

Intangible Assets	Represented by: • Goodwill - Ascertained in the acquisition of share control of subsidiaries, calculated on the basis of	Market Value.

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ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
the increase in the value of assets, on future concessions and on expected future results, and its amortization is related to projected time and realization not exceeding the period of ten years:

• Brt Participações S.A. • Brt Cabos Submarinos Ltda. • Brt Comunicação Multimídia Ltda. • Internet Group do Brasil S.A. • Internet Group (Caymam) Limited

•     Intangible Assets - Assets of utmost importance for the business, substantially represented by licenses and rights of use of software and regulatory licenses, net of amortization calculated by the straight-line method for a period of five years for the rights of use of software and for regulatory licenses, pursuant to deadlines fixed by the regulatory body.

• The appraisal of operating intangible assets deemed relevant for each business segment can be found in detail in Attachment 4.

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ACCOUNT GROUP	PREMISES	APRAISAL CRITERIA
Loans, Financing, Debentures, Derivative Financial Instruments and Intercompany Loans

Represented by:

•     Financial Institutions:

•     Local Currency - subject to 2.4% to 10% fixed interest per year, resulting in a weighted average rate of 9.18% per year and variable interest based on the TJlP (Long-term Interest Rate) accrued of 2.3% per year to 5.5% per year, UMBNDES (BNDES Monetary Unit) accrued of 5.5% per year, 100% to 104% of CDI (Interbank Deposit Certificate), with such variable interest resulting in a weighted rate of 11.88% per year. The CDI rate was 13.61% as of the base date.

•     Foreign Currency - subject to 1.75% to 9.38% fixed interest per year, resulting in a weighted average rate of 9.36% per year; and variable interest of 0.5% per year above the LIBOR (London Interbank Offered Rate) and of 1.92% per year above the YEN

Market value identical to book value.

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ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA

LIBOR, resulting in a weighted average rate of 2.96% per year. The LIBOR and YEN LIBOR rates for semi annual payments were 3.13% per year and 0.99% per year, respectively, as of the base date.

•     Financial and Derivative Instruments - Swap and Options Contracts - Hedge operations over 60.5% on loans and financing contracted in yen and U.S. dollars, entered into with third parties, were contracted to try to reduce significant fluctuations in the quotations of these debt update factors. Swap operations are linked to the CDI.

•     Public Debentures - Public issue of non-convertible debentures occurred in 2006, such debentures being issued for a seven-year term, with repayment of principle schedule each year beginning in 2011, in three installments of 33.33%, 33.33% and 33.34% of the face value, respectively, with maturity in 2013 and interest corresponding to 104.0% of the CDI, paid semi-annually.

•     Loan to Subsidiary - National Currency: Contracted by Brt S.A. from 14 Brasil Telecom Celular S.A., in April 2008, with a total term of 360 days, with payment of the principal amount and interest payable at the end of the term, calculated at the rate of 101.75% of the CDI.

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ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Suppliers	Substantially represented by: • Suppliers - Domain band • Suppliers - DETRAF (Traffic and Service Provision Declaration Document) • Investment Suppliers • Various Suppliers

DETRAF Suppliers - The balance relating to the portion under discussion was adjusted based on the historical percentage of success, per operator, applied over the obligation reflected on the base date.

The book value was maintained for other balances.

Taxes, Fees and Contributions

Represented by:

•     ICMS (1) (Provisional Value Added Tax)

•     PIS and COFINS (Social Participation Program and Contribution

•     IRPJ (Legal Entity Income Tax) payable

•     Social Contribution payable

(1) Substantially represented by amounts resulting from Agreement number. 69/98, which has been disputed in Court, net of judicial deposits which take place on a monthly basis.

Market value identical to book value. The balance was adjusted by the result of Income Tax and Social Contribution levied on market value adjustments subject to this type of taxation.

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ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Staff, Social Charges and Benefits	Substantially represented by: • Social Charges and Benefits • Share Option Plan • Others	Market value identical to book value.

Third-Party Consignment	Substantially represented by third-party services and holdbacks.	Market value identical to book value.

Authorization for Exploration of Services

Substantially represented by:

•     Personal Mobile Service:

•     Authorization for personal mobile services pursuant to instruments entered into by subsidiary 14 Brasil Telecom Celular S.A. with ANATEL in 2002 and 2004 for exploration of PMS for a period of 15 years in the same geographic region where the company has concession for fixed telephony. The IGP-DI variation is applied to the debit balance, plus 1% per month.

Market value identical to book value.

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ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA

•     Acquisition, in 2008, of personal mobile service authorization for exploration of the 3G network. The TSI -Telecommunication Services Index - variation is applied to the debit balance, plus 1% per month.

•     Other authorizations belonging to Brt Multimídia which refer to the granting of authorizations for radiofrequency blocks associated with multimedia communication services.

•     Concession of FCTS (Fixed Commuted Telephony Services) - Referring to the provision constituted in accordance with the accrual method, taking, as a basis, the 1% of income net of taxes, to cover payments due to ANATEL, payable every two years, scheduled in the month of April of odd years, pursuant to the concession agreement in effect.

Dividends, On Shareholders’ equity Interest and Share of Net Income	Represented by dividends and interest on own capital net of withholding Income tax when applicable, payable to controlling and non-controlling shareholders, and the share of net income paid to employees and managers.	Market value identical to book value.

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ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Advances from Clients

Represented by:

•     Assignment of Means of Telecommunication - Represents prepaid assignment of means of telecommunication services as well as amounts received from the partnership between Bank of Brazil and AON, referring to the implementation of the fidelity card.

•     Prepaid Services - Represents prepayments from the sale of prepaid card recharges, net of discounts granted and taxes levied.

•     Other Advances from Clients - Advances from clients in the Government area.

The balance referring to prepayments on the sale of prepaid card recharges was adjusted by the value of advances net of taxes, discounts granted and estimated interconnection costs, bearing in mind that such credits have an expiration date.

Other prepayments were kept at their book value, due to different features presented and the fact that balances were close to the market value.

Provision for Contingencies

Represented by the balance of provisions for Labor, Tax and Civil contingencies whose risks are classified as PROBABLE, net of judicial deposits and made on the grounds of legal requirements or caution.

In the appraisal of the company and its subsidiaries, contingencies classified pursuant to their chances of being

Market value identical to book value.

APSIS CONSULTORIA	35
REPORT RJ-0278/09-02

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
incurred at a POSSIBLE or REMOTE risk level, are not provisioned, albeit, in some cases, similar matters may be framed in different risk-level classifications, a fact which has been justified by the peculiar factual and procedural status of each process. However, in some situations, judicial deposits are made on the grounds of legal requirements or caution.

Provision for Pension Funds and other Benefits

Substantially represented by the Company’s and its subsidiaries’ sponsoring of complementary social security benefit plans, relative to retirement benefits for assisted employees and participants and, for the latter, to medical assistance, in some cases.

For specific benefit plans, the Company and its subsidiaries have adopted the immediate recognition of actuarial gains and losses, with full liabilities being constituted for plans whose status is deficient, pursuant to the standards of Resolution CVM no. 371/00. For plans which present a positive equity situation, assets are constituted in case explicit authorization is given to compensate them with future employer contributions.

The pension plans herein represented are: Alternative and Founding FBrTPPREV - BrTPPREV, and the PAMEC plan.

Market value identical to book value, taking as a basis the appraisal of independent actuaries as of the base date.

APSIS CONSULTORIA	36
REPORT RJ-0278/09-02

ACCOUNT GROUP	PREMISES	APPRAISAL CRITERIA
Other Accounts Payable	Substantially represented by : • Tax Credit Acquisition Obligations • Self-financing Resources • Other accounts payable	Market value identical to book value.

Net Equity

•     Treasury Shares - Originated from programs approved by the Board of Directors to repurchase preferred and ordinary shares of the company’s own issue, to be held in treasury, cancelled, or for future disposal.

•     Adjustments at Market Value - Resulting from the appraisal of Assets, Rights and Obligations, appraised at market value, net of tax effects.

Treasury Shares - Market value ascertained on the basis of Stock Market quotations as of the base date.

APSIS CONSULTORIA	37
REPORT RJ-0278/09-02

7. APPRAISAL OF THE NET EQUITY AT MARKET PRICE OF BRT AND BRT PART

The operational activities of the Brasil Telecom Group start with the company Brasil Telecom S.A. (BrT). Parent companies in the corporate chain (BrT Part), perform simple holding company functions. This report adopted the assets approach for the appraisal of the Net Equity at market price of BrT. In this approach, relevant assets and liabilities were appraised so as to reflect their fair market value, according to the criteria detailed in Chapter 6.

RELEVANT ASSETS

BrT is a company which serves a dual function within the structure of the Brasil Telecom Group: (i) as a holding company of the group’s operating investments; and (ii) as an operational company, with operations in the fixed telephony segment, and therefore, owner of operating assets alike.

Therefore, to arrive at the value of the Net Equity at market prices of BrT, it will be necessary for us to proceed to the appraisal of its relevant operating assets, and also of relevant investments in other companies of the group.

FIXED ASSETS

Property that integrates the fixed assets relating to equipment accounts are of the utmost relevance among the set of BrT’s assets. Land and buildings are assets of secondary importance within the telephony segment. Appraisal of these assets can be found in Attachment 2 hereof and in specific reports for the main real estate, and is summarized on the following table:

Million R$
Property, Plant and Equipment	Market
- Work in Progress	285
- Automatic Equipment	1,180
- Transmission Equipment	4,457
- Communication Data Equipment	1,630
- Infrastructure	1,395
- Terminals	124
- Land	238
- Buildings	1,031
- General Goods	395

Total	10,735

The average remaining economic useful life of BrT’s fixed assets is seven years. Disclosures per class of assets can be found in Attachment 2.

APSIS CONSULTORIA	38
REPORT RJ-0278/09-02

INTANGIBLE ASSETS

In the appraisal of the intangible assets of BrT, the methodology chosen was the income approach, recommended when an industry owns relevant contracts which guarantee long-term profitability (Valuation of Intellectual Property and Intangible Assets – Smith, Parr). The following relevant category of intangible operating assets can be considered significant in fixed telephony operation companies, such as BrT:

•	Public Service Concession Contract - Fixed Telephony

As to the brand value, each business segment has intangible assets with greater or lesser influence in the operation. In the case of fixed telephony, the brand does not have relevant influence in cash generation, but rather the guarantee of service exclusivity for the inhabitants of a particular region, including the assignment of the client base existent at the time the service was privatized.

For appraising the Concession Contract, we analyzed the cash flow of the fixed telephony business during the remaining useful life of the concession (17 years), on a stand-alone basis, contemplating potential synergies resulting from the acquisition process described in this report.

We also added the residual value of fixed assets and working capital at the end of the concession.

After calculating the present value of this flow through a discount rate appropriate for the segment, we deducted tangible operating assets (working capital and fixed assets) at market prices, so as to draw out the intrinsic value of the Concession Contract, as shown on the table below:

expected rate of return	8.8%	9.0%	9.2%
ECONOMIC VALUE - BrT FIXED TELEPHONY CONCESSION (R$ millions)
DISCOUNTED CASH FLOW	24,866	24,536	24,213
RESIDUAL VALUE (WORKING CAPITAL and FIXED ASSETS)	6,193	6,193	6,193
DISCOUNTED RESIDUAL VALUE	1,476	1,431	1,387

OPERATIONAL VALUE - FIXED TELEPHONY	26,343	25,967	25,600

CARRYING CHARGE - WORKING CAPITAL	(423)	(423)	(423)
CARRYING CHARGE - FIXED ASSETS AT MARKET PRICE	(11,026)	(11,026)	(11,026)
BrT FIXED TELEPHONY CONCESSION VALUE - 12/31/08	14,894	14,518	14,151

amortization term (months)		204
BrT FIXED CONCESSION VALUE - 05/31/09		14,162

Appraisal calculations, as well as the methodology used can be found in detail in Attachment 4.

APSIS CONSULTORIA	39
REPORT RJ-0278/09-02

APPRAISAL OF INVESTMENTS IN MOBILE TELEPHONY

Investments in the mobile telephony segment are represented by their direct participation in the company 14 BRASIL TELECOM CELULAR S.A. (14 BRASIL), which concentrates the operating assets of this segment.

The main adjustments in 14 BRASIL are centered on the following groups:

FIXED ASSETS

The table below summarizes the adjustments made, specified in Attachment 2:

Property, Plant and Equipment	Market
- Work in Progress	207
- Automatic Equipment	229
- Transmission Equipment	786
- Communication Data Equipment	10
- Infrastructure	97
- Terminals	1
- Buildings	0
- Other Investments	90

Total	1,421

The average remaining economic useful life of the fixed assets of 14 BRASIL is 10 years. Disclosure per class of assets can be found in Attachment 2.

INTANGIBLE ASSETS

In mobile telephony operating companies, such as 14 BRASIL, authorizations granted by the Federal Government do not guarantee a market share in the potential market, or an initial client base, such as with fixed telephony. For the purpose of this report, we assumed that the value paid to the Federal Government by 14 BRASIL with regards to authorizations in a bidding process, constitutes the best approximation of the respective market value, therefore not requiring adjustment.

Nevertheless, we shall consider the following category of intangible assets relevant within the mobile telephony segment, not included in the financial statements:

•	Portfolio of Active Clients

APSIS CONSULTORIA	40
REPORT RJ-0278/09-02

We used the reproduction cost to appraise this intangible asset, as shown in Attachment 4. The table below shows the market value suggested, as of the base date of this report:

CLIENT BASE VALUE - MOBILE TELEPHONY	2006	2007		2008
TOTAL USERS (IN MILLIONS)	3.4		4.3		5.6
POSTPAID CLIENTS (TOTAL %)	29%		20%		17.56%
TOTAL EXPENSES WITH CAPITAL RAISING (R$ thousands)	432,432		454,139		525,081
CLIENT PORTFOLIO VALUE (R$ thousands)
USER INCREASE WITHIN THE PERIOD (millions)			0.89		1.34
COMMERCIAL EXPENSES PER ADDITIONAL CLIENT		R$	512.63	R$	392.64

CLIENT PORTFOLIO VALUE (2008 BASE)					384,790

APPRAISAL OF OTHER INVESTMENTS OF BrT

The table below summarizes the adjustments made in subsidiaries of BrT, other than 14 BRASIL, reflected in its equity by way of the equity method of accounting:

Million R$
Investments	Market
- 14 Brasil Telecom Celular S.A.	3,515
- Brt Serviços de Internet S.A.	364
- Brt Comunicação Multimídia Ltda.	307
- Brasil Telecom Cabos Submarinos Ltda.	317
- Internet Group do Brasil S.A.	50
- Brasil Telecom Call Center S.A.	18
- VANT Telecomunicações S.A.	2
- Brt Card Serviços Financeiros Ltda.	8
- Other Investments	8

Total	4,589

Appraisal of the Net Equities at market price of the above companies can be found in detail in Attachments 1, 2 and 3 of this report.

APPRAISAL OF OTHER ASSETS AND LIABILITIES

For other assets and liabilities of BrT, we adopted the criteria specified in Chapter 6, as shown on the calculation spreadsheets of Attachment 1.

APSIS CONSULTORIA	41
REPORT RJ-0278/09-02

VALUE OF THE NET EQUITY AT MARKET PRICE OF BrT

The table below shows the value of the Net Equity at Market Price of BrT as of the base date, with respective adjustments made in the main accounts:

BRASIL TELECOM S.A.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)		Balance as of 5/31/2009 *	Market Adjustments	ADJUSTED BALANCE
CURRENT ASSETS		4,420,793	(35,397)	4,385,395

LONG TERM ASSETS		4,022,570	(6,138)	4,016,432

FIXED ASSETS		8,817,066	21,145,152	29,962,218

Investments		3,939,954	648,765	4,588,720

- Investment in Shares:		3,936,099	644,909	4,581,008
- 14 Brasil Telecom Celular S.A.	100.0000%	3,001,483	513,319	3,514,802
- Brt Serviços de Internet S.A.	100.0000%	340,485	23,792	364,277
- Brt Comunicação Multimídia Ltda.	90.4591%	254,560	52,390	306,950
- Brasil Telecom Cabos Submarinos Ltda.	100.0000%	277,936	38,994	316,930
- Internet Group do Brasil S.A.	13.6450%	33,208	16,433	49,641
- Brasil Telecom Cal Center S.A.	100.0000%	18,316	(18)	18,298
- VANT Telecomunicações S.A.	100.0000%	2,216	—	2,216
- Brt Card Serviços Financeiros Ltda.	100.0000%	7,894	—	7,894
- Other Investments		3,856	3,856	7,712

Property, Plant and Equipment		4,173,849	6,561,027	10,734,876

- Work in Progress		285,178	—	285,178
- Automatic Equipment		157,428	1,022,182	1,179,610
- Transmission Equipment		1,250,561	3,206,450	4,457,011
- Communication Data Equipment		648,310	981,262	1,629,572
- Infrastructure		973,998	421,206	1,395,204
- Terminals		33,846	90,256	124,102
- Land		83,055	154,775	237,831
- Buildings		342,973	687,902	1,030,875
- General Goods		207,133	188,361	395,494
- Goodwill from Property, Plant and Equipment		191,367	(191,367)	—

Intangible		703,263	13,935,359	14,638,622

- Goodwill		7,358	—	7,358
- Goodwill from License		175,420	(175,420)	—
- Data Processing System		468,506	—	468,506
- Brands and Patents		343		343
- Regulatory Licenses		51,636	14,110,779	14,162,415

TOTAL ASSETS		17,260,429	21,103,617	38,364,045

*	After giving effect to merger of COPART 2 with an amortization adjustment and reversion of goodwill provision.

BRASIL TELECOM S.A.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)	Balance as of 5/31/2009 *	Market Adjustments	ADJUSTED BALANCE
CURRENT LIABILITIES	4,502,298	(16,313)	4,485,985

Loans and Financing	1,420,464	—	1,420,464
Debentures	74,961	—	74,961
Accounts Payable	1,202,278	(16,313)	1,185,965
Interest, Taxes and Contributions	800,077	—	800,077
Dividends Payable	327,349	—	327,349
Personnel, Social Benefits and Charges	84,647	—	84,647
Related Party Consignations	92,125	—	92,125
Provision for Contingencies	372,151	—	372,151
Provision for Pension and Other Benefits	40,117	—	40,117
Advance to Clients	27,260	—	27,260
Other Accounts Payable	60,870	—	60,870

LONG TERM LIABILITIES	7,062,099	2,306,036	9,368,135

Loans and Financing	2,535,644	—	2,535,644
Debentures	1,080,000	—	1,080,000
Interest, Taxes and Contributions	481,999	2,306,036	2,788,036
Provision for Contingencies	2,312,621	—	2,312,621
Provision for Pension and Other Benefits	608,079	—	608,079
Advance to Clients	34,055	—	34,055
Other Accounts Payable	9,700	—	9,700

EQUITY	5,696,032	18,813,893	24,509,925

Share Capital	3,470,758	—	3,470,758
Capital reserve	1,854,823	—	1,854,823
- Special Reserve for Goodwill	366,787		366,787
- Special Reserve for Net Assets	2,377		2,377
- Other Capital Reserve	1,485,658		1,485,658
Profit Reserves	1,431,948	—	1,431,948
Accumulated Profit or Loss	(912,073)	—	(912,073)
Tresury Stocks	(149,423)	(51,432)	(200,855)
Market Adjustments	0	18,865,325	18,865,325

TOTAL LIABILITIES	17,260,429	21,103,617	38,364,045

*	After giving effect to merger of COPART 2 with an amortization adjustment and reversion of goodwill provision.

APSIS CONSULTORIA	42
REPORT RJ-0278/09-02

VALUE OF BrT SHARES, AS OF THE BASE DATE, AFTER GIVING EFFECT TO THE RESULTS OF SUBSEQUENT EVENTS

560,950,289 shares	VALUE PER SHARE
Book equity value (1)	R$	10.420630
Adjustment per share	R$	33.631010
Equity value adjusted at market price (1)	R$	44.051640

(1)	Adjusted to reflect treasury stocks

APSIS CONSULTORIA	43
REPORT RJ-0278/09-02

VALUE OF THE NET EQUITY AT MARKET PRICE OF THE HOLDING COMPANY BrT PART

The table below shows the value of the Net Equity at Market Price of the company BrT PART, as of the base date, with respective adjustments made in the main accounts:

BRASIL TELECOM PARTICIPAÇÕES S.A.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)		Balance as of 5/31/2009 *	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT ASSETS		584,415	(2,057)	582,358

Available Funds		305,367	—	305,367

- Cash		55,318	—	55,318
- Cash Equivalents		250,050	—	250,050
Financial Applications		49,787	—	49,787
Deferred Taxes and Taxes Recoverable		41,394	—	41,394
Judicial Deposits		48	—	48
Interest on Shareholders Equity		185,427	—	185,427
Pre-Paid Expenses		2,057	(2,057)	0
Other		335	—	335

LONG TERM ASSETS		1,495,722	119,991	1,615,713

Financial Applications		1,200,000	—	1,200,000
Deferred Taxes and Taxes Recoverable		289,701	119,991	409,692
Judicial Deposits		6,001	—	6,001
Other		21	—	21

FIXED ASSETS		7,345,506	8,917,166	16,262,672

Investments		7,345,051	8,917,166	16,262,217

- Investment in Shares		3,583,245	12,678,972	16,262,217
- Brasil Telecom S.A.	67.2294%	3,581,221	12,683,045	16,264,266
- Nova Tarrafa Participações Ltda.	100.0000%	1,743	(3,724)	(1,981)
- Nova Tarrafa Inc.	100.0000%	282	(349)	(67)
- Goodwill from Fixed Assets and License in BRTO	3,761,806	(3,761,806)	—

Property, Plant and Equipment		455	—	455

- General Goods		455	—	455

TOTAL ASSETS		9,425,643	9,035,100	18,460,743

*	After giving effect to merger of COPART 1 with an amortization adjustment and reversion of goodwill provision.

BRASIL TELECOM PARTICIPAÇÕES S.A.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)	Balance as of 5/31/2009 *	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT LIABILITIES	330,789	—	330,789

Accounts Payable	205	—	205
Loans	91	—	91
Interest, Taxes and Contributions	30,868	—	30,868
Dividends Payable	220,548	—	220,548
Personnel, Social Benefits and Charges	4	—	4
Provision for Contingencies	215	—	215
Other Accounts Payable	78,858	—	78,858

LONG TERM LIABILITIES	11,512	38,502	50,014

Interest, Taxes and Contributions	8,266	13,382	21,648
Provision for Contingencies	3,246	25,120	28,366
Other Obligations	0	—	0

EQUITY	9,083,342	8,996,598	18,079,940

Share Capital	2,596,272	—	2,596,272
Capital reserve	4,282,872	—	4,282,872
- Special Goodwill Reserve	3,861,439	—	3,861,439
- Special Net Assets Reserve	112,255	—	112,255
- Other Capital Reserve	309,178	—	309,178
Profit Reserves	2,879,008	—	2,879,008
Accumulated Profit or Loss	(653,964)	—	(653,964)
Treasury Stock	(20,846)	(66,536)	(87,382)
Market Adjustments	—	9,063,134	9,063,134

TOTAL LIABILITIES	9,425,643	9,035,100	18,460,743

*	After giving effect to merger of COPART 1 with an amortization adjustment and reversion of goodwill provision.

APSIS CONSULTORIA	44
REPORT RJ-0278/09-02

VALUE OF COPART 1 SHARES, AS OF THE BASE DATE, AFTER GIVING EFFECT TO THE RESULTS OF SUBSEQUENT EVENTS

363,969,213 shares	VALUE PER SHARE
Book equity value (1)	R$	25.013622
Adjustment per share	R$	24.900825
Equity value adjusted at market price (1)	R$	49.914447

(1)	Adjusted to reflect treasury stocks

APSIS CONSULTORIA	45
REPORT RJ-0278/09-02

8. CONCLUSION

In the light of the analyses made of the previously mentioned documents, and on the basis of studies conducted by APSIS, the experts concluded that the rate of exchange of BRT shares for Brt Part shares, appraised for the values of their Net Equity at Market price, appraised, in turn, through the assets approach, as of May 31 2009, are:

1.133089 shares of BRT for 01 share of BrT Part

Having concluded Report RJ-0278/09-02, which consists of 47 (forty-seven) pages typed on one side and 06 (six) attachments and reproduced in 03 (three) original counterparts, APSIS Consultoria Empresarial Ltda., CREA/RJ 82.2.00620-1 and CORECON/RJ RF/2.052-4, a company specializing in the appraisal of assets, legally represented by the signatories below, makes itself available for any clarifications which may be necessary.

Rio de Janeiro, July 3rd, 2009.

ANA CRISTINA FRANÇA DE SOUZA	LUIZ PAULO CESAR SILVEIRA	WASHINGTON FERREIRA BRAGA
Managing Partner	Director	CRC-RJ-024.100-6 CVM 6734

APSIS CONSULTORIA	46
REPORT RJ-0278/09-02

9. LIST OF ATTACHMENTS

1.	APPRAISAL CALCULATIONS

2.	EQUIPMENT APPRAISAL

3.	REAL ESTATE APPRAISAL

4.	INTANGIBLE ASSETS APPRAISAL

5.	SUPPORT DOCUMENTS

6.	GLOSSARY AND APSIS’ PROFILE

SÃO PAULO – SP	RIO DE JANEIRO – RJ
Av. Vereador José Diniz, 3.300, Cj. 808	Rua São José, 90, grupo 1802
Work Center 4, CEP: 04604-006	Centro, CEP: 20010-020
Tel.: + 55 11 2626.0510 Fax: + 55 11 2626.0510	Tel.: + 55 21 2212.6850 Fax: + 55 21 2212.6851

APSIS CONSULTORIA	47
REPORT RJ-0278/09-02

ATTACHMENT 1

REPORT: RJ-0278/09-02

BRASIL TELECOM PARTICIPAÇÕES S.A.		FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)		Balance as of 5/31/2009 *	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT ASSETS		584,415	(2,057)	582,358

Available Funds		305,367	—	305,367

- Cash		55,318	—	55,318
- Cash Equivalents		250,050	—	250,050
Financial Applications		49,787	—	49,787
Deferred Taxes and Taxes Recoverable		41,394	—	41,394
Judicial Deposits		48	—	48
Interest on Shareholders Equity		185,427	—	185,427
Pre-Paid Expenses		2,057	(2,057)	0
Other		335	—	335

LONG TERM ASSETS		1,495,722	119,991	1,615,713

Financial Applications		1,200,000	—	1,200,000
Deferred Taxes and Taxes Recoverable		289,701	119,991	409,692
Judicial Deposits		6,001	—	6,001
Other		21	—	21

FIXED ASSETS		7,345,506	8,917,166	16,262,672

Investments		7,345,051	8,917,166	16,262,217

- Investment in Shares		3,583,245	12,678,972	16,262,217
- Brasil Telecom S.A.	67.2294%	3,581,221	12,683,045	16,264,266
- Nova Tarrafa Participações Ltda.	100.0000%	1,743	(3,724)	(1,981)
- Nova Tarrafa Inc.	100.0000%	282	(349)	(67)
- Goodwill from Fixed Assets and License in BRTO		3,761,806	(3,761,806)	—

Property, Plant and Equipment		455	—	455

- General Goods		455	—	455

TOTAL ASSETS		9,425,643	9,035,100	18,460,743

1 / 20
APSIS CONSULTORIA EMPRESARIAL	BRTP

REPORT: RJ-0278/09-02

BRASIL TELECOM PARTICIPAÇÕES S.A.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)	Balance as of 5/31/2009 *	MARKET ADJUSTMENTS	ADJUSTED BALANCE
CURRENT LIABILITIES	330,789	—	330,789

Accounts Payable	205	—	205
Loans	91	—	91
Interest, Taxes and Contributions	30,868	—	30,868
Dividends Payable	220,548	—	220,548
Personnel, Social Benefits and Charges	4	—	4
Provision for Contingencies	215	—	215
Other Accounts Payable	78,858	—	78,858

LONG TERM LIABILITIES	11,512	38,502	50,014

Interest, Taxes and Contributions	8,266	13,382	21,648
Provision for Contingencies	3,246	25,120	28,366
Other Obligations	0	—	0

EQUITY	9,083,342	8,996,598	18,079,940

Share Capital	2,596,272	—	2,596,272
Capital reserve	4,282,872	—	4,282,872
- Special Goodwill Reserve	3,861,439	—	3,861,439
- Special Net Assets Reserve	112,255	—	112,255
- Other Capital Reserve	309,178	—	309,178
Profit Reserves	2,879,008	—	2,879,008
Accumulated Profit or Loss	(653,964)	—	(653,964)
Treasury Stock	(20,846)	(66,536)	(87,382)
Market Adjustments	—	9,063,134	9,063,134

TOTAL LIABILITIES	9,425,643	9,035,100	18,460,743

*	After giving effect to merger of COPART 1 with an amortization adjustment and reversion of goodwill provision.

2 / 20
APSIS CONSULTORIA EMPRESARIAL	BRTP

REPORT: RJ-0278/09-02

BRASIL TELECOM S.A.		FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)		Balance as of 5/31/2009 *	Market Adjustments	ADJUSTED BALANCE
CURRENT ASSETS		4,420,793	(35,397)	4,385,395

Available Funds		671,718	—	671,718

- Cash		144,833	—	144,833
- Cash and Cash Equivalents		526,884	—	526,884
Financial Applications		66,432	—	66,432
Receivable Accounts		1,852,400	49,934	1,902,334
Inventories		3,087	—	3,087
Loans and Financing		16,837	—	16,837
Deferred Taxes and Taxes Recoverable		895,149	—	895,149
Judicial Deposits		719,758	—	719,758
Expenses paid in advance		85,331	(85,331)	—
Others		110,081	—	110,081

LONG TERM ASSETS		4,022,570	(6,138)	4,016,432

Loans e Financing		6,025	—	6,025
Deferred Taxes and Taxes Recoverable		1,421,466	—	1,421,466
Financial Applications		10,667	—	10,667
Expenses paid in advance		6,138	(6,138)	—
Judicial Deposits		2,457,260	—	2,457,260
Others		121,014	—	121,014

FIXED ASSETS		8,817,066	21,145,152	29,962,218

Investments		3,939,954	648,765	4,588,720

- Investment in Shares:		3,936,099	644,909	4,581,008
- 14 Brasil Telecom Celular S.A.	100.0000%	3,001,483	513,319	3,514,802
- Brt Serviços de Internet S.A.	100.0000%	340,485	23,792	364,277
- Brt Comunicação Multimídia Ltda.	90.4591%	254,560	52,390	306,950
- Brasil Telecom Cabos Submarinos Ltda.	100.0000%	277,936	38,994	316,930
- Internet Group do Brasil S.A.	13.6450%	33,208	16,433	49,641
- Brasil Telecom Call Center S.A.	100.0000%	18,316	(18)	18,298
- VANT Telecomunicações S.A.	100.0000%	2,216	—	2,216
- Brt Card Serviços Financeiros Ltda.	100.0000%	7,894	—	7,894
- Other Investments		3,856	3,856	7,712

Property, Plant and Equipment		4,173,849	6,561,027	10,734,876

- Work in Progress		285,178	—	285,178
- Automatic Equipment		157,428	1,022,182	1,179,610
- Transmission Equipment		1,250,561	3,206,450	4,457,011
- Communication Data Equipment		648,310	981,262	1,629,572
- Infrastructure		973,998	421,206	1,395,204
- Terminals		33,846	90,256	124,102
- Land		83,055	154,775	237,831
- Buildings		342,973	687,902	1,030,875
- General Goods		207,133	188,361	395,494
- Goodwill from Property, Plant and Equipment		191,367	(191,367)	—

Intangible		703,263	13,935,359	14,638,622

- Goodwill		7,358	—	7,358
- Goodwill from License		175,420	(175,420)	—
- Data Processing System		468,506	—	468,506
- Brands and Patents		343		343
- Regulatory Licenses		51,636	14,110,779	14,162,415

TOTAL ASSETS		17,260,429	21,103,617	38,364,045

3 / 20
APSIS CONSULTORIA EMPRESARIAL	BRTSA

REPORT: RJ-0278/09-02

BRASIL TELECOM S.A.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)	Balance as of 5/31/2009 *	Market Adjustments	ADJUSTED BALANCE
CURRENT LIABILITIES	4,502,298	(16,313)	4,485,985

Loans and Financing	1,420,464	—	1,420,464
Debentures	74,961	—	74,961
Accounts Payable	1,202,278	(16,313)	1,185,965
Interest, Taxes and Contributions	800,077	—	800,077
Dividends Payable	327,349	—	327,349
Personnel, Social Benefits and Charges	84,647	—	84,647
Related Party Consignations	92,125	—	92,125
Provision for Contingencies	372,151	—	372,151
Provision for Pension and Other Benefits	40,117	—	40,117
Advance to Clients	27,260	—	27,260
Other Accounts Payable	60,870	—	60,870

LONG TERM LIABILITIES	7,062,099	2,306,036	9,368,135

Loans and Financing	2,535,644	—	2,535,644
Debentures	1,080,000	—	1,080,000
Interest, Taxes and Contributions	481,999	2,306,036	2,788,036
Provision for Contingencies	2,312,621	—	2,312,621
Provision for Pension and Other Benefits	608,079	—	608,079
Advance to Clients	34,055	—	34,055
Other Accounts Payable	9,700	—	9,700

EQUITY	5,696,032	18,813,893	24,509,925

Share Capital	3,470,758	—	3,470,758
Capital reserve	1,854,823	—	1,854,823
- Special Reserve for Goodwill	366,787		366,787
- Special Reserve for Net Assets	2,377		2,377
- Other Capital Reserve	1,485,658		1,485,658
Profit Reserves	1,431,948	—	1,431,948
Accumulated Profit or Loss	(912,073)	—	(912,073)
Treasury Stocks	(149,423)	(51,432)	(200,855)
Market Adjustments	0	18,865,325	18,865,325

TOTAL LIABILITIES	17,260,429	21,103,617	38,364,045

*	After giving effect to merger of COPART 2 with an amortization adjustment and reversion of goodwill provision.

4 / 20
APSIS CONSULTORIA EMPRESARIAL	BRTSA

REPORT: RJ-0278/09-02

14 BRASIL TELECOM CELULAR S.A.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)	BALANCE AS OF 5/31/2009	Market Adjustments	ADJUSTED BALANCE
CURRENT ASSETS	1,631,527	(21,919)	1,609,607

Available Funds	417,094	—	417,094

- Cash	14,029	—	14,029
- Cash and Cash Equivalents	403,065	—	403,065
Financial Applications	697,483	—	697,483
Accounts Receivable	225,169	28,881	254,050
Inventories	51,165	—	51,165
Deferred Taxes and Taxes Recoverable	185,031	—	185,031
Judicial Deposits	4,784	—	4,784
Prepaid Expenses	50,800	(50,800)	(0)

LONG TERM ASSETS	1,073,162	(911)	1,072,251

Financial Applications	305,166	—	305,166
Deferred Taxes and Taxes Recoverable	753,924	—	753,924
Prepaid Expenses	911	(911)	(0)
Judicial Deposits	13,160	—	13,160

FIXED ASSET	2,011,464	758,521	2,769,985

Property, Plant and Equipment	1,043,874	377,006	1,420,880

- Work in Progress	207,289	(0)	207,289
- Automatic Equipment	121,751	107,692	229,443
- Transmission Equipment	534,229	251,682	785,912
- Communication Data Equipment	5,714	4,242	9,956
- Infrastructure	110,528	(13,601)	96,927
- Terminals	452	394	846
- Buildings	—	227	227
- Other Investments	63,911	26,368	90,279

Intangible	967,590	381,515	1,349,105

- Intangible in Formation	20,139		20,139
- Transmission Equipment	273,494		273,494
- Regulatory Licenses	193,319	—	193,319
- Others Intangible	480,638	381,515	862,153

TOTAL ASSETS	4,716,153	735,690	5,451,843

CURRENT LIABILITIES	670,653	(53,865)	616,788

Loans and Financing	10,689	—	10,689
Accounts Payable	380,994	(2,107)	378,888
Interest, Taxes and Contributions	90,610	—	90,610
Personnel, Social Benefits and Charges	8,159	—	8,159
Related Party Consignations	19,270	—	19,270
Authorization to use Telecommunication Services	92,126	—	92,126
Provision for Contingencies	4,976	—	4,976
Advance to Clients	59,056	(51,758)	7,299
Dividends Payable	4,771	—	4,771

LONG TERM LIABILITIES	1,044,017	276,236	1,320,253

Loans and Financing	311,324	—	311,324
Interest, Taxes and Contributions	41,999	264,437	306,436
Authorization to use Telecommunication Services	641,030	—	641,030
Loans and Financing	17,078	11,799	28,877
Advance to Clients	32,587	—	32,587

EQUITY	3,001,483	513,319	3,514,802

Share Capital	4,473,443	—	4,473,443
Accumulated Profit/ (Loss)	(1,471,960)	—	(1,471,960)
Market Adjustments	—	513,319	513,319

TOTAL LIABILITIES	4,716,153	735,690	5,451,843

5 / 20
APSIS CONSULTORIA EMPRESARIAL	14 BRASIL

REPORT: RJ-0278/09-02

Brt SERVIÇOS DE INTERNET LTDA.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)		BALANCE AS OF 5/31/2009	Market Adjustments	ADJUSTED BALANCE
CURRENT ASSETS		178,139	(114)	178,025

Available Funds		7,677	—	7,677

- Cash		(2,665)	—	(2,665)
- Cash and Cash Equivalents		10,343	—	10,343
Financial Applications		67,874	—	67,874
Investments		24,280	—	24,280
Dividends Receivable		60,556	—	60,556
Deferred Taxes and Taxes Recoverable		17,581	—	17,581
Judicial Deposits		58	—	58
Prepaid Expenses		114	(114)	(0)

LONG TERM ASSETS		11	(5)	6

Deferred Taxes and Taxes Recoverable		2	—	2
Prepaid Expenses		5	(5)	0
Judicial Deposits		4	—	4

FIXED ASSET		225,212	3,164	228,375

Investments		158,026	70,350	228,376

- Investment in Shares:		158,026	70,350	228,376

- Brt Comunicação Multimídia Ltda.	9.5409%	26,849	5,526	32,375
- Internet Group do Brasil S.A.	53.8232%	130,989	64,821	195,810
- Agência O Jornal da Internet Ltda.	30.0000%	183	—	183
- IG Participações S.A.	0.0065%	5	3	8

Intangible		67,186	(67,186)	(0)

- Goodwill		67,186	(67,186)	(0)

TOTAL ASSETS		403,362	3,045	406,406

CURRENT LIABILITIES		25,355	—	25,355

Accounts Payable		16,990	—	16,990
Interest, Taxes and Contributions		2,825	—	2,825
Personnel, Social Benefits and Charges		62	—	62
Provision for Contingencies		107	—	107
Other Accounts Payable		5,371	—	5,371

LONG TERM LIABILITIES		37,521	(20,747)	16,774

Interest, Taxes and Contributions		1	—	1
IR and CSSL		—	(22,884)	(22,884)
Other Accounts Payable		37,521	2,137	39,657

EQUITY		340,485	23,792	364,277

Share Capital		485,422	—	485,422
Acumulated Profit and Loss		(144,937)	—	(144,937)
Market Adjustments		—	23,792	23,792

TOTAL LIABILITIES		403,362	3,045	406,406

6 / 20
APSIS CONSULTORIA EMPRESARIAL	BRT-SER-INTERNET

REPORT: RJ-0278/09-02

Brt COMUNICAÇÃO MULTIMÍDIA LTDA	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)	BALANCE AS OF 5/31/2009	Market Adjustments	ADJUSTED BALANCE
CURRENT ASSETS	161,768	(1,242)	160,526

Available Funds	21,349	—	21,349

- Cash	1,036	—	1,036
- Cash and Cash Equivalents	20,312	—	20,312
Financial Applications	43,517	—	43,517
Accounts Receivable	71,389	—	71,389
Inventories	14	—	14
Deferred Taxes and Taxes Recoverable	24,146	—	24,146
Judicial Deposits	111	—	111
Prepaid Expenses	1,242	(1,242)	0

LONG TERM ASSETS	12,156	(1,134)	11,022

Deferred Taxes and Taxes Recoverable	8,492	—	8,492
Prepaid Expenses	1,134	(1,134)	0
Judicial Deposits	1,492	—	1,492
Other	1,038	—	1,038

FIXED ASSET	230,637	90,126	320,763

Property, Plant and Equipment	212,190	90,126	302,316

- Work in Progress	24,255	0	24,255
- Transmission Equipments	50,700	38,832	89,532
- Communication Data Equipment	29,546	27,629	57,175
- Infrastructure	75,051	(6,107)	68,944
- Terminals	270	191	461
- General Goods	32,367	29,581	61,949

- Intangible	18,447	—	18,447

- Data Processing System	9,608	—	9,608
- Regulatory Licenses	8,839	—	8,839

TOTAL ASSETS	404,561	87,750	492,312

CURRENT LIABILITIES	83,705	—	83,705

Accounts Payable	38,088	—	38,088
Interest, Taxes and Contributions	17,959	—	17,959
Personnel, Social Benefits and Charges	2,015	—	2,015
Related Party Consignations	53	—	53
Authorization to use Telecommunication Services	18	—	18
Provision for Contingencies	13,163	—	13,163
Advance to Clients	4,788	—	4,788
Other Accounts Payable	7,621	—	7,621

LONG TERM LIABILITIES	39,447	29,835	69,282

Advance to Clients	29,456	—	29,456
IR and CSSL	—	29,835	29,835
Authorization to use Telecommunication Services	3,429	—	3,429
Provision for Contingencies	6,563	—	6,563

EQUITY	281,409	57,915	339,324

Share Capital	441,363	—	441,363
Accumulated Profit or Loss	(159,954)	—	(159,954)
Market Adjustments	—	57,915	57,915

TOTAL LIABILITIES	404,561	87,750	492,312

7 / 20
APSIS CONSULTORIA EMPRESARIAL	BRT-COMUNICAÇÃO

REPORT: RJ-0278/09-02

INTERNET GROUP(CAYMAN) LIMITED	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)		BALANCE AS OF 5/31/2009	Market Adjustments	ADJUSTED BALANCE
CURRENT ASSETS		1,485	—	1,485
Available Funds		1,485	—	1,485
- Cash and Cash Equivalents		1,485		1,485
Financial Applications		77,237	2,363	79,600
Investments		79,167	—	79,167
- Investment in Shares:		79,167	—	79,167
- Internet Goup Participações S.A.	99.9935%	79,167	—	79,167
Property, Plant and Equipment		434	—	434
- Work in Progress		434		434
Intangible		(2,363)	2,363	(0)

TOTAL ASSETS		78,723	2,363	81,086

CURRENT LIABILITIES		120,218	—	120,218

Loans and Financing		58,915		58,915
Dividends and Equity Returns		60,556		60,556
Other Accounts Payable		747		747

EQUITY		(41,495)	2,363	(39,132)

Share Capital		249,327		249,327
Capital Reserve		98,561		98,561
Accumulated Profit or Loss		(389,384)		(389,384)
Market Adjustments		—	2,363	2,363

TOTAL LIABILITIES		78,723	2,363	81,086

8 / 20
APSIS CONSULTORIA EMPRESARIAL	IGCAL

REPORT: RJ-0278/09-02

IG PARTICIPAÇÕES S.A.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)		BALANCE AS OF 5/31/2009	Market Adjustments	ADJUSTED BALANCE
CURRENT ASSETS		5		5
Available Funds		5	—	5
- Cash and Cash Equivalents		5	—	5
FIXED ASSET		79,172	39,179	118,352
Investments		79,172	39,179	118,352
- Investment in Shares:		79,172	39,179	118,352
- Internet Group do Brasil S.A.	32.5318%	79,172	39,179	118,352

TOTAL ASSETS		79,177	39,179	118,357

CURRENT LIABILITIES		5	—	5

Accounts Payable		5	—	5

EQUITY		79,172	39,179	118,351

Share Capital		76,872	—	76,872
Profit Reserves		2,300	—	2,300
Market Adjustments		—	39,179	39,179

TOTAL LIABILITIES		79,177	39,179	118,356

9 / 20
APSIS CONSULTORIA EMPRESARIAL	IGPSA

REPORT: RJ-0278/09-02

INTERNET GROUP DO BRASIL S.A. - ig	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)	BALANCE AS OF 5/31/2009	Market Adjustments	ADJUSTED BALANCE
CURRENT ASSETS	194,420	(1,937)	192,483

Available Funds	27,141	—	27,141

- Cash	1,019	—	1,019
- Cash and Cash Equivalents	26,122	—	26,122
Financial Applications	52,415	—	52,415
Accounts Receivable	80,411	—	80,411
Deferred Taxes and Taxes Recoverable	21,726	—	21,726
Judicial Deposits	189		189
Prepaid Expenses	1,937	(1,937)	0
Other	10,601	—	10,601

LONG TERM ASSETS	88,733	(1,743)	86,990

Deferred Taxes and Taxes Recoverable	84,157	—	84,157
Prepaid Expenses	1,743	(1,743)	(0)
Judicial Deposits	542	—	542
Other	2,291	—	2,291

FIXED ASSET	79,964	139,936	219,900

Investments	3,882	(3,882)	0

- Others Investments	3,882	(3,882)	0

Property, Plant and Equipment	30,061	28,041	58,102

- Data Communication Equipment	200	304	505
- Infrastructure	2,031	(695)	1,336
- Terminals	288	173	461
- General Goods	27,541	28,259	55,800

Intangible	46,021	115,777	161,798

- Intangible in Formation	26,327	—	26,327
- Data Processing System	19,441	—	19,441
- Brands and Patents	253	115,777	116,030

TOTAL ASSETS	363,117	136,256	499,373

CURRENT LIABILITIES	114,358	—	114,358

Accounts Payable	70,018	—	70,018
Interest, Taxes and Contributions	26,988	—	26,988
Personnel, Social Benefits and Charges	7,997	—	7,997
Related Party Consignations	151	—	151
Provision for Contingencies	543	—	543
Advance to Clients	1,892	—	1,892
Other Accounts Payable	6,769	—	6,769

LONG TERM LIABILITIES	5,390	15,822	21,212

Interest, Taxes and Contributions	990	4,948	5,938
IR and CSSL	—	4,948	4,948
Provision for Contingencies	3,315	5,926	9,241
Personnel, Social Benefits and Charges	1,085	—	1,085
Other Accounts Payable	(0)	—	(0)

EQUITY	243,369	120,434	363,803

Share Capital	396,477	—	396,477
Accumulated Profit or Loss	(153,108)	—	(153,108)
Market Adjustments	—	120,434	120,434

TOTAL LIABILITIES	363,118	136,256	499,373

10 / 20
APSIS CONSULTORIA EMPRESARIAL	IGBSA

REPORT: RJ-0278/09-02

BRASIL TELECOM CABOS SUBMARINOS LTDA.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)		BALANCE AS OF 5/31/2009	Market Adjustments	ADJUSTED BALANCE
CURRENT ASSETS		208,689	—	208,689

Available Funds		63,299	—	63,299

- Cash		11,462	—	11,462
- Cash and Cash Equivalents		51,837	—	51,837
Financial Applications		72,678	—	72,678
Accounts Receivable		43,468	—	43,468
Deferred Taxes and Taxes Recoverable		14,325	—	14,325
Prepaid Expenses		1	—	1
Other		14,918	—	14,918

LONG TERM ASSETS		1,059	—	1,059

Deferred Taxes and Taxes Recoverable		335	—	335
Judicial Deposits		724	—	724

FIXED ASSET		179,765	60,024	239,789

Investments		164,536	(1,828)	162,708

- Investment in Shares:		164,536	(1,828)	162,708

- Brt Subsea Cable Systems (Bermuda) Ltd.	100%	164,536	(1,828)	162,708

Property, Plant and Equipment		15,150	61,852	77,002

- Work in Progress		1,060	0	1,060
- Transmission Equipments		7,406	41,207	48,613
- Data Communication Equipment		30	44	74
- Infrastructure		1,536	20,408	21,944
- Terminals		8	187	194
- General Goods		5,111	6	5,117

Intangible		79	—	79

- Data Processing System		79	—	79

TOTAL ASSETS		389,514	60,024	449,537

CURRENT LIABILITIES		25,053	—	25,053

Accounts Payable		3,752	—	3,752
Interest, Taxes and Contributions		11,050	—	11,050
Personnel, Social Benefits and Charges		244	—	244
Related Party Consignations		3	—	3
Advance to Clients		9,973	—	9,973
Other Accounts Payable		31	—	31

LONG TERM LIABILITIES		86,525	21,030	107,555

IR and CSSL		—	21,030	21,030
Provision for Contingencies		4,480	—	4,480
Advance to Clients		82,045	—	82,045

EQUITY		277,936	38,994	316,930

Share Capital		272,444	—	272,444
Profit Reserves		5,492	—	5,492
Market Adjustments		—	38,994	38,994

TOTAL LIABILITIES		389,514	60,024	449,537

11 / 20
APSIS CONSULTORIA EMPRESARIAL	BRT-CABOS SUB.

REPORT: RJ-0278/09-02

Brt SUBSEA CABLE SYSTEMS(BERMUDAS)LTD.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)		BALANCE AS OF 5/31/2009	Market Adjustments	ADJUSTED BALANCE
CURRENT ASSETS		81,091	(1,389)	79,702

Available Funds		46,102	—	46,102

- Cash		102	—	102
- Cash and Cash Equivalents		46,000	—	46,000
Accounts Receivable		24,023	—	24,023
Prepaid Expenses		1,389	(1,389)	(0)
Other		9,577	—	9,577

LONG TERM ASSETS		13,596	—	13,596

Other		13,596	—	13,596

FIXED ASSET		141,463	(439)	141,024

Investments		80,459	(439)	80,020

- Investment in Shares:		80,459	(439)	80,020

- Brt of America Inc	100.0000%	78,658	(257)	78,401
- Brt de Venezuele, S.A	100.0000%	1,802	(182)	1,620

Property, Plant and Equipment		61,003	—	61,003

- Work in Progress		2,315	—	2,315
- Transmission Equipments		57,198	—	57,198
- Infrastructure		7	—	7
- Land		188	—	188
- Buildings		1,271	—	1,271
- General Goods		24	—	24

Intangible		—	—	—

TOTAL ASSETS		236,150	(1,828)	234,322

CURRENT LIABILITIES		12,484	—	12,484

Accounts Payable		2,660	—	2,660
Personnel, Social Benefits and Charges		9	—	9
Income on Holdings		13	—	13
Advance to clients		9,770	—	9,770
Other Accounts Payable		32	—	32

LONG TERM LIABILITIES		59,130	—	59,130

Advance to Clients		59,130	—	59,130

EQUITY		164,536	(1,828)	162,708

Share Capital		243,477	—	243,477
Accumulated Profit or Loss		(78,941)	—	(78,941)
Market Adjustments		—	(1,828)	(1,828)

TOTAL LIABILITIES		236,150	(1,828)	234,322

12 / 20
APSIS CONSULTORIA EMPRESARIAL	BRT-SCCS-BERMUDAS

REPORT: RJ-0278/09-02

BRASIL TELECOM of AMERICA INC.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)	BALANCE AS OF 5/31/2009	Market Adjustments	ADJUSTED BALANCE
CURRENT ASSETS	44,348	(236)	44,112

Available Funds	35,481	—	35,481

- Cash	730	—	730
- Cash and Cash Equivalents	34,751	—	34,751
Accounts Receivable	8,169	—	8,169
Prepaid Expenses	236	(236)	0
Other	462	—	462

LONG TERM ASSETS	91	(66)	25

Other	25	—	25
Prepaid Expenses	66	(66)	0

FIXED ASSET	39,097	—	39,097

Investments	—	—	—

Property, Plant and Equipment	38,456	—	38,456

- Work in Progress	16,095	—	16,095
- Transmission Equipment	17,457	—	17,457
- Data Communication Equipment	1,665	—	1,665
- Infrastructure	799	—	799
- Land	302	—	302
- Buildings	1,471	—	1,471
- General Goods	667	—	667

Intangible	641	—	641

- Data Processing System	641	—	641

TOTAL ASSETS	83,535	(302)	83,233

CURRENT LIABILITIES	4,878	—	4,878

Accounts Payable	2,571	—	2,571
Interest, Taxes and Contributions	230	—	230
Personnel, Social Benefits and Charges	108	—	108
Income on Holdings	592	—	592
Advance to Clients	1,306	—	1,306
Other Accounts Payable	70	—	70

LONG TERM LIABILITIES	—	(45)	(45)

IR and CSSL	—	(45)	(45)

EQUITY	78,658	(257)	78,401

Share Capital	100,547	—	100,547
Accumulated Profit or Loss	(21,889)	—	(21,889)
Market Adjustments	—	(257)	(257)

TOTAL LIABILITIES	83,535	(302)	83,233

13 / 20
APSIS CONSULTORIA EMPRESARIAL	BRTOFAINC

REPORT: RJ-0278/09-02

BRASIL TELECOM DE VENEZUELA, S.A.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)	BALANCE AS OF 5/31/2009	Market Adjustments	ADJUSTED BALANCE
CURRENT ASSETS	3,001	(192)	2,809

Available Funds	526	—	526

- Cash	526	—	526
Accounts Receivable	1,258	—	1,258
Prepaid Expenses	192	(192)	(0)
Other	1,024	—	1,024

LONG TERM ASSETS	2,086	(84)	2,002

Prepaid Expenses	84	(84)	0
Other	2,002	—	2,002

FIXED ASSET	6,421	—	6,421

Property, Plant and Equipment	2,311	—	2,311

- Transmission Equipment	2,017	—	2,017
- Data Communication Equipment	271	—	271
- Infrastructure	7	—	7
- General Goods	15	—	15

Intangible	4,110	—	4,110

- Data Processing System	59	—	59
- Other Intangibles	4,050	—	4,050

TOTAL ASSETS	11,508	(276)	11,232

CURRENT LIABILITIES	9,706	—	9,706

Accounts Payable	1,191	—	1,191
Personnel, Social Benefits and Charges	61	—	61
Advance to Clients	602	—	602
Other Accounts Payable	7,851	—	7,851

LONG TERM LIABILITIES	—	(94)	(94)

IR and CSSL	—	(94)	(94)

EQUITY	1,802	(182)	1,620

Share Capital	49,565	—	49,565
Accumulated Profit or Loss	(47,764)	—	(47,764)
Market Adjustments	—	(182)	(182)

TOTAL LIABILITIES	11,508	(276)	11,232

14 / 20
APSIS CONSULTORIA EMPRESARIAL	BTVENEZUELA

REPORT: RJ-0278/09-02

NOVA TARRAFA PARTICIPAÇÕES LTDA.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)		BALANCE AS OF 5/31/2009	Market Adjustments	ADJUSTED BALANCE
CURRENT ASSETS		28	—	28
Diferred Taxes and Taxes Recoverable		28	—	28
LONG TERM ASSETS		—	—	—
FIXED ASSETS		5,642	(5,642)	0
Investments		—	—	—
- Investment in Shares		—	—	—
- Internet Group (Cayman) Limited	9.4150%	—	—	—
Intangible		5,642	(5,642)	0
- Goodwill		5,642	(5,642)	0

TOTAL ASSETS		5,670	(5,642)	28

CURRENT LIABILITIES		(0)	—	(0)

Other Accounts Payable		(0)		(0)

LONG TERM LIABILITIES		3,927	(1,918)	2,009

IR and CSSL		—	(1,918)	(1,918)
Other Accounts Payable		21	—	21
Provision for Shareholders’ Loss		3,907		3,907

EQUITY		1,743	(3,724)	(1,981)

Share Capital		32,625		32,625
Accumulated Profit or Loss		(30,882)		(30,882)
Market Adjustments		—	(3,724)	(3,724)

TOTAL LIABILITIES		5,670	(5,642)	28

15 / 20
APSIS CONSULTORIA EMPRESARIAL	NTPSA

REPORT: RJ-0278/09-02

NOVA TARRAFA INC.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)		BALANCE AS OF 5/31/2009	Market Adjustments	ADJUSTED BALANCE
CURRENT ASSETS		—	—	—
LONG TERM ASSETS		—	—	—
FIXED ASSET		349	(349)	0
- Investments		—	—	—
- Investment in Shares		—	—	—
- Internet Group (Cayman) Limited	0.1633%	—	—	—
Intangible		349	(349)	0
- Goodwill		349	(349)	0

TOTAL ASSETS		349	(349)	0

CURRENT LIABILITIES		—	—	—

LONG TERM LIABILITIES		68	—	68

IR and CSSL		—	—	—
Provision for Shareholders Loss		68	—	68

EQUITY		282	(349)	(67)

Share Capital		2,339	—	2,339
Accumulated Profit or Loss		(2,058)	—	(2,058)
Market Adjustments		—	(349)	(349)

TOTAL LIABILITIES		349	(349)	0

16 / 20
APSIS CONSULTORIA EMPRESARIAL	NTINC

REPORT: RJ-0278/09-02

BRASIL TELECOM CALL CENTER S.A.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)	BALANCE AS OF 5/31/2009	Market Adjustments	ADJUSTED BALANCE
CURRENT ASSETS	104,269	(28)	104,241

Available Funds	(21,770)	—	(21,770)

- Cash	(21,770)		(21,770)
Accounts Receivable	108,275		108,275
Taxes Recoverable	16,133		16,133
Judicial Deposits	10		10
Pre-paid Expenses	28	(28)	(0)
Other	1,594		1,594

LONG TERM ASSETS	1,349	10	1,359

Taxes Recoverable	1,216	10	1,226
Judicial Deposits	132		132

FIXED ASSET	—	—	—

Property, Plant and Equipment	—	—	—

TOTAL ASSETS	105,618	(18)	105,600

CURRENT LIABILITIES	82,010	—	82,010

Loans and Financing	14,993		14,993
Accounts Payable	17,397		17,397
Taxes and Contributions to Receive	4,482	—	4,482
Personnel, Social Benefits and Charges	31,088		31,088
Related Party Consignations	217		217
Provision for Contingencies	12		12
Advance to Clients	680		680
Other Accounts Payable	13,141		13,141

LONG TERM LIABILITIES	5,292	—	5,292

Taxes and Contributions to Receive	2	—	2
IR and CSSL	—	—	—
Provision for Contingencies	3,477		3,477
Advance to Clients	1,813		1,813

EQUITY	18,316	(18)	18,298

Share Capital	33,640		33,640
Accumulated Profit or Loss	(15,324)		(15,324)
Market Adjustments	—	(18)	(18)

TOTAL LIABILITIES	105,618	(18)	105,600

17 / 20
APSIS CONSULTORIA EMPRESARIAL	BRTCALLCENTER

REPORT: RJ-0278/09-02

VANT - TELECOMUNICAÇÕES S.A.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)	BALANCE AS OF 5/31/2009	Market Adjustments	ADJUSTED BALANCE
CURRENT ASSETS	13,036	—	13,036

Available Funds	4,683	—	4,683

- Cash	7		7
- Cash and Cash Equivalents	4,676		4,676
Financial Applications	2,050		2,050
Accounts Receivable	770		770
Taxes Recoverable	4,928		4,928
Judicial Deposits	605		605

LONG TERM ASSETS	664	—	664

Judicial Deposits	664		664

FIXED ASSET	7	—	7

Intangible	7	—	7

- Others Intangibles	7	—	7

TOTAL ASSETS	13,706	—	13,706

CURRENT LIABILITIES	5,380	—	5,380

Accounts Payable	5,111		5,111
Taxes and Contributions to Receive	59	—	59
Provision for Contingencies	41		41
Advance to Clients	150		150
Other Accounts Payable	19		19

LONG TERM LIABILITIES	6,111	—	6,111

Taxes and Contributions to Receive	77		77
IR and CSSL	—	—	—
Provision for Contingencies	6,034		6,034

EQUITY	2,216	—	2,216

Share Capital	141,512		141,512
Accumulated Profit or Loss	(139,296)		(139,296)
Market Adjustments		—	—

TOTAL LIABILITIES AND EQUITY	13,706	—	13,706

18 / 20
APSIS CONSULTORIA EMPRESARIAL	VANT

REPORT: RJ-0278/09-02

Brt Card Serviços Financeiros Ltda.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)	BALANCE AS OF 5/31/2009	Market Adjustments	ADJUSTED BALANCE
CURRENT ASSETS	7,908	—	7,908

Available Funds	5,182	—	5,182

- Cash	38		38
- Cash and Cash Equivalents	5,144		5,144
Financial Applications	2,659		2,659
Taxes Recoverable	67		67

LONG TERM ASSETS	—	—	—

FIXED ASSET	—	—	—

TOTAL ASSETS	7,908	—	7,908

CURRENT LIABILITIES	14	—	14

Taxes and Contributions to Receive	14	—	14

LONG TERM LIABILITIES	—	—	—

EQUITY	7,894	—	7,894

Share Capital	7,500		7,500
Profit Reserves	394		394
Market Adjustments	—	—	—

TOTAL LIABILITIES	7,908	—	7,908

19 / 20
APSIS CONSULTORIA EMPRESARIAL	BRT CARD

REPORT: RJ-0278/09-02

AGÊNCIA O JORNAL DA INTERNET LTDA.	FINANCIAL STATEMENT

BALANCE SHEET (THOUSAND REAIS)	BALANCE AS OF 5/31/2009	Market Adjustments	ADJUSTED BALANCE
CURRENT ASSETS	642	—	642

Available Funds	468	—	468

- Cash	101		101
- Cash and Cash Equivalents	367		367
Financial Applications	161		161
Taxes Recoverable	13		13

LONG TERM ASSETS	—	—	—

FIXED ASSET	—	—	—

TOTAL ASSETS	642	—	642

CURRENT LIABILITIES	31	—	31

Accounts Payable	18		18
Taxes and Contributions to Receive	12	—	12
Other Accounts Payable	2		2

LONG TERM LIABILITIES	—	—	—

EQUITY	611	—	611

Share Capital	1		1
Profit Reserves	610		610
Market Adjustments		—	—

TOTAL LIABILITIES	642	—	642

20 / 20
APSIS CONSULTORIA EMPRESARIAL	O JORNAL INT

ATTACHMENT 2

APPRAISAL OF MACHINERY AND EQUIPMENT

The technical procedures used in this Report are in accordance with the criteria set forth by Appraisal Standards NBR 14653-1:2001 and NBR 14653-2:2004 of ABNT – Brazilian Association of Technical Standards, and appraisal calculations for assessing values were devised based on the direct market data comparative method and the replacement cost method.

Based on prior experiences, APSIS developed a method for assessing values based on comparative elements drawn out of appraised operational systems.

Set forth below are the references used in the performance of our work and the criteria used for the main items of the appraisal:

REFERENCES

a)	Equity Control of fixed assets, supplied by BrT for all the group’s companies;

b)	Quotations for the relevant equipment in each functional class;

c)	Analysis of BrT’s new operational projects for the purpose of harmonizing concepts and premises (APSIS Engineering and BrT Engineering);

d)	Data supplied by managers of several central offices during technical visitations; and

e)	Appraisal of specific features of each facility.

METHODOLOGY

The method used consists of arriving at the value of new, equal or similar machinery and/or equipment through market research conducted with manufacturers, suppliers and/or representatives, in addition to, as the case may be, assembly, installation and transportation expenses.

We adopted a simplified model as a result of the size of the data base analyzed (1,938 thousand items), which grouped assets by operating functional unit.

After connecting all items to functional units, we adopted the following appraisal criteria/premises:

For all equipment deemed obsolete, with no market value, the value of a MODERN EQUIVALENT will be considered.

The functional classes devised by APSIS defined technology used by demand, and not by manufacturer or model, noting that, with regards to the market, technology is within the reach of all, and values are similar among manufacturers.

The relevant equipment was selected by functional class to be quoted with manufacturers, or the equivalent, contained in the same data bank supplied, with a purchase date in 2008.

A correction factor was used for each functional class for sampling, with reference to the relevant quoted equipment and adopting the premise that the value of all equipment belonging to the same functional class is affected in the same manner.

The economic useful life of fixed assets installed on the plant was defined as a result of field visitations and data collected from the manufacturers of the equipment. We contemplated the following factors for assessing economic useful life: the need of replacement due to technological advances in demand, competition, market trends and the useful life of the equipment.

Therefore, we arrived at the following probable estimates, per engineering group:

- Commutation => 10 years - Transmission => 10 years - Infrastructure => 20 years, with towers being = 25 years - Access Network => 10 years - Termination => 10 years

Some functional classes were identified as non-relevant and therefore associated to other similar classes, namely:

CRITERIA FOR REPLACEMENT VALUE ASSESSMENT– NON-RELEVANT CLASSES

CLASSES	MÉDIAN OF CLASSES

CAB, C-B, C-O	C-CG, C-M, C-P.

CEL-, CEL-A	CEL-B.

D-DEL, D-E	D-DO.

SAT-A, SAT-E	D-DO, D-DEL, D-MO, D-MUL, D-RO.

E-B, E-T	E-A, E-G, E-R.

F-I, S-A	C-G, C-M, C-P, T-A, T-ANA, T-DEL, T-DO.

T-E, T-O	T-A, T-ANA, T-DEL, T-DO.

TE-CP, TE-O, TE-VC, TE-WLL, TE-DA, TE-DEL	TE-AS, TE-TP.

The current value of each equipment was arrived at by considering depreciation of the replacement value based on a new economic useful life term beginning from the date of purchase.

With regards to installations, these were assessed as an integral part of the respective equipment.

ATTACHMENT 3

REAL ESTATE APPRAISAL

APSIS CONSULTORIA EMPRESARIAL LTDA. devised appraisal reports to assess market values for the purpose of the purchase and sale of the 30 largest commercial buildings belonging to BRASIL TELECOM S.A. (BrT), corresponding to 48% of the total net equity of the company’s buildings. The value arrived at was used to validate the market values introduced by the company’s management, which are updated yearly by the responsible sector.

The technical procedures used in the report prepared by APSIS are in accordance with the criteria set forth by Appraisal Standards NBR 14653-1:2001 and NBR 14653-2:2004 of ABNT – Brazilian Association of Technical Standards, and appraisal calculations to assess market values were prepared on the basis of the evolutive method (direct market data comparative method for land, and cost quantification method for buildings and improvements) and on the basis of the direct market data comparative method.

Furthermore, the reports comply with the specifications and criteria set forth by Appraisal Standards NBR 14653-1:2001, NBR 14653-2:2004 and NBR 14653-5:2004 of ABNT – Brazilian Association of Technical Standards and with the specifications and criteria set forth by USPAP (Uniform Standards of Professional Appraisal Practice), in addition to requirements imposed by different bodies, such as: the Ministry of Treasury, the Brazilian Central Bank, Bank of Brazil, CVM (Brazilian Securities and Exchange Commission), SUSEP (Superintendence of Private Insurance), RIR/99 (Income Tax Regulation/99), etc. The postulates comprised in the Professional Codes of Ethics set forth by CONFEA – Federal Council of Engineering, Architecture and Agronomy and by the Institute of Legal Engineering have also been complied with.

1

1. METHODOLOGY FOR REAL ESTATE APPRAISAL

The methodology used in the reports is described as follows.

1.1	ASSESSMENT OF THE REAL ESTATE’S VALUE - EVOLUTIVE METHOD

This method defines the total value of the real estate based on a combination of the direct comparative method for assessing the value of land and the cost quantification method for assessing the value of improvements.

DIRECT COMPARATIVE METHOD (Handling by Factors) - LAND

DEFINITION

This method defines land value by comparing market data from similar land. Firstly, market research is carried out aiming at producing a representative sampling of market data on land with features, inasmuch as possible, similar to that under appraisal through the use of all available data. This stage, which involves research structures and strategies, starts with the profiling and outlining of the market under analysis upon the assistance of existing theories and concepts or hypotheses originated from experiences acquired by the appraiser on value formation. Within the research structure, variables are chosen which, in principle, are relevant for explaining value formation, and presumed relations between them and dependent variables are established. Researched items are then submitted to technical homogenization through the assistance of approved empirical weighting factors, which aim at weighting the features and qualities of the data researched.

IDENTIFICATION OF THE SAMPLE’S VARIABLES

Dependent variables

In order to correctly specify dependent variables, market investigation in connection with their behavior and ways in which prices are expressed (for instance, total or unit price, reference currency, payment forms) is required, as well as the homogenization of measurement units.

2

Independent variables

Independent variables refer to physical features (for instance, area and façade), location features (such as the district, street, avenue, and distance to centers of influence, among others), and economic features (such as bid or transaction, business period cycle and condition – payment in cash or in installments). Independent variables must be chosen on the basis of existing theories, knowledge acquired, common sense and other features which have revealed themselves as important during the performance of our work, as some variables contemplated during research planning may have revealed themselves to be of little relevance or vice-versa. Whenever possible, adoption of quantitative variables is recommended.

UNIFICATION FACTORS NORMALLY USED IN THE REPORTS

According to Appraisal Standard NBR 14653-2:2004 of ABNT, for foundation level I to be attained, the adjustment interval acceptable for each factor or set of factors is 0.50 to 1.50. The following factors were used in this appraisal:

F1 - Bid Factor

This factor has been adopted for items under bid, bearing in mind that it normally suffers a reduction in value for the purpose of closing the deal. It varies from 0.8 to 1.0.

F2 - Transposition Factor

This factor has been adopted for the purpose of unifying researched items with the real estate under appraisal, as a function of the relative location.

F3 - Area Factor

This factor has been adopted for the purpose of unifying researched items with the real estate under appraisal, as a function of the relative area.

✓    F3 = (s/S)1/4

Where: s = area of researched item

S= area of real estate under appraisal

When variation between two areas is less than 30%; or

✓    F3 = (s/S)1/8

When variation between two areas is over 30%.

3

F4 - Topography Factor

This factor has been adopted to unify researched items with the real estate under appraisal as a function of the relative topography.

F5 - Frontage Factor

This factor has been adopted to unify researched items with the real estate under appraisal, as a function of the relative frontage.

✓    F5 = (TA/Ta)1/4

Where: TA = frontage of the real estate under appraisal

Ta = frontage of the researched item

With expression being limited to the interval of 0.5 <= TA/Ta >= 2.0

After unification, these values are subjected to a statistical assessment to determine the unit value to be adopted for the real estate under appraisal.

After researched items have been duly unified, Student’s Percentile-T Method is adopted for assessing the possible interval with 80% confidence. Within this interval, the appraiser, at his discretion, adopts the unit value deemed appropriate. This value is multiplied by the constructed area of the real estate under appraisal, thus arriving at the value thereof.

COST QUANTIFICATION METHOD - BUILDINGS AND IMPROVEMENTS

The cost quantification method determines value on the basis of the cost of reproduction minus depreciation of buildings and improvements, with all original features or re-allocation thereof considered, and contemplating depreciation due to physical deterioration, functionality and economic/external obsolescence.

The unit value (new value) for buildings and construction is defined through the adoption of the basic unit cost of construction, which is determined through inquiries made to magazines specializing in civil construction indexes and costs (PINI EDITORS). This value is multiplied by the equivalent construction area of the improvements.

A percentage representing factors not included in the cost of construction, such as: BDI (Indirect Costs and Profits) rate, project cost, fees, etc., is added to this sum, thereby established the building’s cost of reproduction.

Depreciation results from the items’ wear and tear. Functional obsolescence occurs as a result of a decrease in value based on the internal condition of the real estate, due to inadequate design, materials, or processes that give rise to inadequacies, capability, under-utilization or excess operational costs.

4

Economic/external obsolescence is an irreparable injury to the value of buildings and improvements caused by unfavorable conditions of the local economy and industrial sector, such as: unavailability of financing, loss of sources of raw material and labor, lack of efficient transportation, change in the center of business, change in legislation and changes in customs.

A depreciation factor set forth by the Ross-Heidecke Method (accounting for the state of conservation and apparent age of the building) is applied to the previously resulting cost of reproduction of the building, thus arriving at the building’s cost of reproduction minus depreciation.

CALCULATION OF THE REAL ESTATE’S FINAL VALUE

The market value for the purchase and sale of the real estate is obtained from the sum of land, construction and improvement portions. If the resulting value is not appropriate to the current status of the regional real estate market within the segment under analysis, we adopt a commercialization factor.

5

1.2	DIRECT COMPARATIVE METHOD (Adjustment by Factors)

DEFINITION

This method defines land value by comparing market data from similar land. First, market research is carried out to produce a representative sampling of market data on real estate with features, inasmuch as possible, similar to that under appraisal through the use of all available evidence. This stage, which involves research structures and strategies, starts with the profiling and outlining of the market under analysis, upon the assistance of existing theories and concepts or hypotheses originated from experiences acquired by the appraiser on value formation. Within the research structure, variables are chosen which, in principle, are relevant for explaining value formation, and presumed relations between them and dependent variables are established. Researched items are then submitted to technical homogenization through the assistance of approved empirical weighting factors, which aim at weighting the features and qualities of the data researched.

IDENTIFICATION OF THE SAMPLE’S VARIABLES

Dependent variables

In order to correctly specify dependent variables, market investigation in connection with their behavior and ways in which prices are expressed (for instance, total or unit price, reference currency, payment forms) is required, as well as the homogenization of measurement units.

Independent variables

Independent variables refer to physical features (for instance, area and façade), location features (such as the district, street, avenue and distance to centers of influence, among others), and economic features (such as bid or transaction, business cycle and condition – payment in cash or in installments). Independent variables must be chosen on the basis of existing theories, knowledge acquired, common sense and other features which have revealed themselves as important during performance of our work, as some variables contemplated during research planning may have revealed themselves to be of little relevance or vice-versa. Whenever possible, adoption of quantitative variables is recommended.

UNIFICATION FACTORS NORMALLY USED IN THE REPORTS

According to Appraisal Standard NBR 14653-2:2004 of ABNT, for foundation level I to be attained, the adjustment interval acceptable for each factor or set of factors is 0.50 to 1.50. The following factors were used in this appraisal:

F1 - Bid Factor

This factor has been adopted for items under bid, bearing in mind that it normally suffers a reduction in value for the purpose of closing the deal. It varies from 0.8 to 1.0.

6

F2 - Transposition Factor

This factor has been adopted for the purpose of unifying researched items with the real estate under appraisal, as a function of the relative location.

F3 - Area Factor

This factor has been adopted for the purpose of unifying researched items with the real estate under appraisal, as a function of the relative area.

F3 = (s/S) 1/4 when variation between two areas is less than 30%; or

F3 = (s/S) 1/8 when variation between two areas is over 30%; Where:

s = area of researched item

S = area of real estate under appraisal

F4 - Age Factor

This factor has been adopted to unify researched items with the real estate under appraisal, as a function of the relative age.

F5 - Construction Pattern Factor

This factor has been adopted to unify researched items with the real estate under appraisal, as a function of the construction pattern.

After being unified, these values are subjected to a statistical assessment to determine the unit value to be adopted for the real estate under appraisal.

After researched items have been duly unified, Student’s Percentile-T Method is adopted for assessing the possible interval with 80% confidence. Within this interval, the appraiser, at his discretion, adopts the unit value deemed appropriate. This value is multiplied by the constructed area of the real estate under appraisal, thus arriving at the value thereof.

7

ATTACHMENT 4

BRASIL TELECOM	Report: RJ-0278/09-02

APPRAISAL OF INTANGIBLE ASSETS

The acknowledgment of the importance of intangible assets in the business world has been rapidly growing, as companies have increasingly been bought and sold due to their “off-balance sheet” assets.

The work of appraising intellectual property and intangible assets is not predisposed to determining a specific value with accuracy, but rather to gathering the largest possible amount of data and information about the business and its market, which analyzed and modeled jointly, should enable the appraiser to assess a probable value for the object under analysis, as a function of the specific features of the situation and purpose analyzed.

Every company has a portfolio of assets, which are responsible for the accomplishment and continuity of operations, aiming at the generation of profit which would represent a satisfactory return on invested capital. These assets are divided into three categories:

•

Monetary assets – represented by the net current capital, which is the difference between current assets (cash, short-term investments, trade bills receivable, inventories, etc.) and current liabilities (suppliers, accounts payable, income tax, etc.).

•	Fixed assets (tangible) – those which can be handled, that is, which have physical existence. They include machines and equipment, land, vehicles and real estate, among others;

•

Intangible assets and intellectual property – Intangible assets are those which do not have physical existence, but provide rights and privileges to their owners. They are mainly represented by client portfolios, contracts, the relationship with clients, franchising, etc. Intellectual property generally refers to trademarks and patents, copyrights and know-how. It represents a special classification within intangible assets, as its owner is protected by law against illegal exploitation of the intellectual property by third-parties.

All approaches for appraising assets start with the principle of substitution. This principle presumes that a prudent buyer will not pay a value for a piece of property that is higher than the cost of acquisition of a substitute piece of property with the same utility.

Starting with the principle of substitution, three types of approaches have been defined, which can be used to assess the value of an intangible asset. For each appraisal, one should choose the most appropriate approach. However, more than one approach may be used jointly. They are:

•	The market approach – it aims at comparing the assets under analysis to other similar assets which have been recently sold or are being offered for sale;

•	The cost approach – it measures the investment required to produce similar assets which would present an identical capacity to generate benefits;

•	The income approach – it defines the value of assets as the current value of future benefits which will result from their property rights.

APSIS Consultoria Ltda

BRASIL TELECOM	Report: RJ-0278/09-02

APPRAISAL OF CONCESSION/AUTHORIZATION CONTRACTS

In the appraisal of the intangible assets of BrT, the methodology chosen was the income approach, recommended when an industry owns relevant contracts which guarantee long-term profitability (Valuation of Intellectual Property and Intangible Assets – Smith, Parr). The following relevant category of intangible operating assets can be considered in fixed telephony operation companies, such as BrT:

•	Public Service Concession Contract – Fixed Telephony

As to the brand value, each business segment has intangible assets with greater or lesser influence on the operations. In the case of fixed telephony, the brand does not have relevant influence on cash generation, but rather the guarantee of service exclusivity for the inhabitants of a particular region, including the assignment of the client base existent at the time the service was privatized.

For appraising the Concession Contract, we analyzed the cash flow of the fixed telephony business during the remaining useful life of the concession (17 years), on a stand-alone basis, contemplating potential synergies resulting from the acquisition process described in this report. We also added the residual value of fixed assets and working capital at the end of the concession.

After calculating the present value of this cash flow through a discount rate appropriate for the segment, we deducted tangible operating assets (working capital and fixed assets) at market prices, so as to draw out the intrinsic value of the Concession Contract, as shown on the table below:

expected rate of return	8.8%	9.0%	9.2%

ECONOMIC VALUE - BrT FIXED TELEPHONY CONCESSION (R$ millions)

DISCOUNTED CASH FLOW	24,866	24,536	24,213

RESIDUAL VALUE (WORKING CAPITAL and FIXED ASSETS)	6,193	6,193	6,193

DISCOUNTED RESIDUAL VALUE	1,476	1,431	1,387

OPERATING VALUE - FIXED TELEPHONY	26,343	25,967	25,600

CARRYING CHARGE - WORKING CAPITAL	(423)	(423)	(423)

CARRYING CHARGE - FIXED ASSETS AT MARKET PRICE	(11,026)	(11,026)	(11,026)

BrT FIXED TELEPHONY CONCESSION VALUE - 12/31/08	14,894	14,518	14,151

amortization term (months)		204

BrT FIXED CONCESSION VALUE - 05/31/09		14,162

APSIS Consultoria Ltda

BRASIL TELECOM	Report: RJ-0278/09-02

APPRAISAL OF THE MOBILE TELEPHONY CLIENT PORTFOLIO

The client portfolio is the main operating intangible asset of the mobile telephony segment. The calculation of this portfolio’s market value was established by the increase in the number of users between 2007 and 2008, and also by the commercial expenses per additional client in 2008. Therefore, we have derived the value of the client portfolio in 2008, which is shown and summarized below:

CLIENT PORTFOLIO VALUE - MOBILE	2006	2007		2008
TOTAL USERS (MILLIONS)	3.4		4.3		5.6

POST-PAID CLIENTS (% TOTAL)	29%		20%		17.5%

TOTAL CAPITAL RAISING EXPENSES (R$ thousands)	432,432		454,139		525,081

CLIENT PORTFOLIO VALUE (R$ thousands)

USER INCREASE IN THE PERIOD (MILLIONS)			0.89		1.34

COMMERCIAL EXPENSES PER ADDITIONAL CLIENT		R$	512.63	R$	392.64

CLIENT PORTFOLIO VALUE (2008 BASE)					384,790

APSIS Consultoria Ltda

BRASIL TELECOM	Report: RJ-0278/09-02

APPRAISAL OF BRAND AND INTERNET DOMAIN NAMES

Other intangible assets of lesser relevance are brand and internet domain names. The calculation of the values of the Brand and Internet Domain names IG, BRTURBO and IBEST were accomplished through the methodology of market multiples, where the company UOL was used as a means of comparison. The result obtained through the market multiples analysis was accomplished for the total number of broadband users and the value of the brand/domain name per each subscriber. The value found according to the adopted methodology is as follows:

VALUE OF THE BRAND AND DOMAIN NAMES IG, BRTURBO and IBEST (R$ thousands)	116,030.43

APSIS Consultoria Ltda

BRASIL TELECOM	REPORT RJ-0278/09-02
Base Date: 05/31/09

	YEAR 1	YEAR 2	YEAR 3	YEAR 4	YEAR 5	YEAR 6	YEAR 7	YEAR 8	YEAR 9
Gross Income from Services (R$ millions )
LOCAL
Fixed Terminals (millions)	8.1	8.0	7.9	7.8	7.8	7.8	7.8	7.8	7.8
% growth		-1.23%	-1.25%	-1.27%	0.00%	0.00%	0.00%	0.00%	0.00%
Average Ticket per Terminal (R$/month)	55.0	54.9	54.8	54.7	54.6	54.5	54.3	54.2	54.1
% growth		-0.20%	-0.20%	-0.20%	-0.20%	-0.20%	-0.20%	-0.20%	-0.20%
GROSS INCOME - LOCAL (R$ millions)	5,346.0	5,269.4	5,193.2	5,117.2	5,106.9	5,096.7	5,086.5	5,076.4	5,066.2
% growth		-1.43%	-1.45%	-1.46%	-0.20%	-0.20%	-0.20%	-0.20%	-0.20%
LONG-DISTANCE
F-F Minutes NLD	3.3	3.3	3.3	3.2	3.2	3.1	3.1	3.1	3.0
% growth		-0.50%	-0.50%	-1.30%	-1.30%	-1.30%	-1.30%	-1.30%	-1.30%
Average Ticket per minute (R$)	0.4	0.4	0.4	0.4	0.4	0.4	0.4	0.4	0.4
% growth		0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
GROSS INCOME -NLD (R$ millions)	1.4	1.3	1.3	1.3	1.3	1.3	1.3	1.3	1.2
% growth		-0.50%	-0.50%	-1.30%	-1.30%	-1.30%	-1.30%	-1.30%	-1.30%
INTERNETWORKS- FIXED SOURCE
F-M Minutes	3,040.0	2,979.2	2,907.7	2,837.9	2,769.8	2,703.3	2,638.4	2,575.1	2,513.3
% growth		-2.00%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%
Average Ticket per minute (R$)	0.8	0.8	0.8	0.8	0.8	0.8	0.8	0.8	0.8
% growth		0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
GROSS INCOME -F-M (R$ millions)	2,523.2	2,472.7	2,413.4	2,355.5	2,298.9	2,243.8	2,189.9	2,137.4	2,086.1
% growth		-2.00%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%
INTERNETWORKS- MOBILE SOURCE
M-F Minutes	640.0	627.2	612.1	597.5	583.1	569.1	555.5	542.1	529.1
% growth		-2.00%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%
Average Ticket per minute (R$)	1.4	1.4	1.4	1.4	1.4	1.4	1.4	1.4	1.4
% growth		0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
GROSS INCOME - M-F (R$ millions)	896.0	878.1	857.0	836.4	816.4	796.8	777.6	759.0	740.8
% growth		-2.00%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%
MEDIA ASSIGNMENT INCOME (R$ millions)	568.0	519.7	475.5	435.1	398.1	364.3	333.3	305.0	279.1
% growth		-8.50%	-8.50%	-8.50%	-8.50%	-8.50%	-8.50%	-8.50%	-8.50%
DATA COMMUNICATION INCOME (R$ millions)	4,150.0	4,515.2	4,817.7	5,034.5	5,225.8	5,424.4	5,625.1	5,833.2	6,049.1
% growth		8.80%	6.70%	4.50%	3.80%	3.80%	3.70%	3.70%	3.70%
TUP CARD INCOME (R$ millions)	373.0	343.2	311.2	284.8	263.7	246.8	233.5	223.2	215.6
% growth		-8.00%	-9.30%	-8.50%	-7.40%	-6.40%	-5.40%	-4.40%	-3.40%
OTHER INCOME (R$ millions)	554.3	560.0	562.8	562.6	564.4	567.0	569.9	573.4	577.5
% growth		1.03%	0.50%	-0.03%	0.33%	0.45%	0.52%	0.62%	0.72%
TOTAL GROSS INCOME (R$ millions)	14,411.9	14,559.7	14,632.2	14,627.4	14,675.7	14,741.1	14,817.2	14,908.8	15,015.6
% growth		1.03%	0.50%	-0.03%	0.33%	0.45%	0.52%	0.62%	0.72%

	YEAR 10	YEAR 11	YEAR 12	YEAR 13	YEAR 14	YEAR 15	YEAR 16	YEAR 17
Gross Income from Services (R$ millions )
LOCAL
Fixed Terminals (millions)	7.8	7.8	7.8	7.8	7.8	7.8	7.8	7.8
% growth	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Average Ticket per Terminal (R$/month)	54.0	53.9	53.8	53.7	53.6	53.5	53.4	53.3
% growth	-0.20%	-0.20%	-0.20%	-0.20%	-0.20%	-0.20%	-0.20%	-0.20%
GROSS INCOME - LOCAL (R$ millions)	5,056.1	5,046.0	5,035.9	5,025.8	5,015.7	5,005.7	4,995.7	4,985.7
% growth	-0.20%	-0.20%	-0.20%	-0.20%	-0.20%	-0.20%	-0.20%	-0.20%
LONG-DISTANCE
F-F Minutes NLD	3.0	2.9	2.9	2.9	2.8	2.8	2.8	2.7
% growth	-1.30%	-1.30%	-1.30%	-1.30%	-1.30%	-1.30%	-1.30%	-1.30%
Average Ticket per minute (R$)	0.4	0.4	0.4	0.4	0.4	0.4	0.4	0.4
% growth	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
GROSS INCOME -NLD (R$ millions)	1.2	1.2	1.2	1.2	1.2	1.1	1.1	1.1
% growth	-1.30%	-1.30%	-1.30%	-1.30%	-1.30%	-1.30%	-1.30%	-1.30%
INTERNETWORKS- FIXED SOURCE
F-M Minutes	2,453.0	2,394.1	2,336.7	2,280.6	2,225.9	2,172.4	2,120.3	2,069.4
% growth	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%
Average Ticket per minute (R$)	0.8	0.8	0.8	0.8	0.8	0.8	0.8	0.8
% growth	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
GROSS INCOME -F-M (R$ millions)	2,036.0	1,987.1	1,939.4	1,892.9	1,847.5	1,803.1	1,759.8	1,717.6
% growth	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%
INTERNETWORKS- MOBILE SOURCE
M-F Minutes	516.4	504.0	491.9	480.1	468.6	457.4	446.4	435.7
% growth	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%
Average Ticket per minute (R$)	1.4	1.4	1.4	1.4	1.4	1.4	1.4	1.4
% growth	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
GROSS INCOME - M-F (R$ millions)	723.0	705.6	688.7	672.2	656.0	640.3	624.9	609.9
% growth	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%	-2.40%
MEDIA ASSIGNMENT INCOME (R$ millions)	255.4	233.6	213.8	195.6	179.0	163.8	149.9	137.1
% growth	-8.50%	-8.50%	-8.50%	-8.50%	-8.50%	-8.50%	-8.50%	-8.50%
DATA COMMUNICATION INCOME (R$ millions)	6,272.9	6,505.0	6,745.7	6,995.3	7,254.1	7,522.5	7,800.8	8,089.4
% growth	3.70%	3.70%	3.70%	3.70%	3.70%	3.70%	3.70%	3.70%
TUP CARD INCOME (R$ millions)	210.3	205.0	199.9	194.9	190.0	185.3	180.6	176.1
% growth	-2.50%	-2.50%	-2.50%	-2.50%	-2.50%	-2.50%	-2.50%	-2.50%
OTHER INCOME (R$ millions)	582.2	587.3	593.0	599.1	605.7	612.9	620.5	628.7
% growth	0.81%	0.88%	0.96%	1.03%	1.11%	1.18%	1.25%	1.32%
TOTAL GROSS INCOME (R$ millions)	15,137.0	15,270.9	15,417.5	15,576.9	15,749.2	15,934.7	16,133.4	16,345.7
% growth	0.81%	0.88%	0.96%	1.03%	1.11%	1.18%	1.25%	1.32%

APSIS CONSULTORIA EMPRESARIAL	GOR - 1/8

BRASIL TELECOM	REPORT RJ-0278/09-02
Base Date: 05/31/09

	YEAR 1	YEAR 2	YEAR 3	YEAR 4	YEAR 5	YEAR 6	YEAR 7	YEAR 8	YEAR 9
ROB DEDUCTIONS	33.2%	33.2%	33.2%	33.2%	33.2%	33.2%	33.2%	33.2%	33.2%

ICMS	23.7%	23.7%	23.7%	23.7%	23.7%	23.7%	23.7%	23.7%	23.7%
PIS	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%
COFINS	3.1%	3.1%	3.1%	3.1%	3.1%	3.1%	3.1%	3.1%	3.1%
ISS	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
FUNTEL/FUST	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%
GRANTED DISCOUNTS	4.6%	4.6%	4.6%	4.6%	4.6%	4.6%	4.6%	4.6%	4.6%

IR AND CSSL	34.00%	34.00%	34.00%	34.00%	34.00%	34.00%	34.00%	34.00%	34.00%

IR	25.00%	25.00%	25.00%	25.00%	25.00%	25.00%	25.00%	25.00%	25.00%
CSSL	9.00%	9.00%	9.00%	9.00%	9.00%	9.00%	9.00%	9.00%	9.00%

OPERATING EXPENSES (R$ millions)
Commercial Expenses (% ROL)	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%
Staff Expenses (R$ millions)	506	506	506	506	506	506	506	506	506
Materials Expenses (% ROB)	0.8%	0.8%	0.8%	0.8%	0.8%	0.8%	0.8%	0.8%	0.8%
Third-Party Services (R$ millions)	1,930	1,930	1,930	1,930	1,930	1,930	1,930	1,930	1,930
Lease Expenses (% ROB)	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%
Interconnection Expenses (% ROB)	1.4%	1.4%	1.4%	1.4%	1.4%	1.4%	1.4%	1.4%	1.4%
VUM Expenses (% ROB_INTERNETWORKS)	46.0%	46.0%	46.0%	46.0%	46.0%	46.0%	46.0%	46.0%	46.0%
PCCR Expenses (% ROB)	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%
Others	350	350	350	350	350	350	350	350	350

	YEAR 10	YEAR 11	YEAR 12	YEAR 13	YEAR 14	YEAR 15	YEAR 16	YEAR 17
ROB DEDUCTIONS	33.2%	33.2%	33.2%	33.2%	33.2%	33.2%	33.2%	33.2%

ICMS	23.7%	23.7%	23.7%	23.7%	23.7%	23.7%	23.7%	23.7%
PIS	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%
COFINS	3.1%	3.1%	3.1%	3.1%	3.1%	3.1%	3.1%	3.1%
ISS	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
FUNTEL/FUST	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%
GRANTED DISCOUNTS	4.6%	4.6%	4.6%	4.6%	4.6%	4.6%	4.6%	4.6%

IR AND CSSL	34.00%	34.00%	34.00%	34.00%	34.00%	34.00%	34.00%	34.00%

IR	25.00%	25.00%	25.00%	25.00%	25.00%	25.00%	25.00%	25.00%
CSSL	9.00%	9.00%	9.00%	9.00%	9.00%	9.00%	9.00%	9.00%

OPERATING EXPENSES (R$ millions)
Commercial Expenses (% ROL)	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%	0.7%
Staff Expenses (R$ millions)	506	506	506	506	506	506	506	506
Materials Expenses (% ROB)	0.8%	0.8%	0.8%	0.8%	0.8%	0.8%	0.8%	0.8%
Third-Party Services (R$ millions)	1,930	1,930	1,930	1,930	1,930	1,930	1,930	1,930
Lease Expenses (% ROB)	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%
Interconnection Expenses (% ROB)	1.4%	1.4%	1.4%	1.4%	1.4%	1.4%	1.4%	1.4%
VUM Expenses (% ROB_INTERNETWORKS)	46.0%	46.0%	46.0%	46.0%	46.0%	46.0%	46.0%	46.0%
PCCR Expenses (% ROB)	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%
Others	350	350	350	350	350	350	350	350

APSIS CONSULTORIA EMPRESARIAL	DATA - 2\8

BRASIL TELECOM	REPORT RJ-0278/09-02
Base Date: 05/31/09

NEW INVESTMENTS (% ROB)	8.00%	a.a.
AVERAGE RATE OF DEPRECIATION - ORIGINAL FIXED ASSETS	5.0%	a.a.
AVERAGE RATE OF DEPRECIATION - INVESTMENTS	10.0%	a.a.

FIXED ASSETS (R$ millions) R$ thousands	Dec-08	YEAR 1	YEAR 2	YEAR 3	YEAR 4	YEAR 5	YEAR 6	YEAR 7	YEAR 8	YEAR 9	YEAR 10	YEAR 11	YEAR 12	YEAR 13	YEAR 14	YEAR 15	YEAR 16	YEAR 17
INVESTMENTS		1,153	1,165	1,171	1,170	1,174	1,179	1,185	1,193	1,201	1,211	1,222	1,233	1,246	1,260	1,275	1,291	1,308
ACCUMULATED INVESTMENTS		1,153	2,318	3,488	4,658	5,833	7,012	8,197	9,390	10,591	11,802	13,024	14,257	15,503	16,763	18,038	19,329	20,636
INVESTMENT DEPRECIATION		115	232	349	466	583	701	820	939	1,059	1,180	1,187	1,194	1,202	1,210	1,221	1,232	1,244
COST OF FIXED ASSETS (ORIGINAL)	25,028	25,028	25,028	25,028	25,028	25,028	25,028	25,028	25,028	25,028	25,028	25,028	25,028	25,028	25,028	25,028	25,028	25,028
ORIGINAL FIXED ASSET DEPRECIATION	(21,328)	1,251	1,251	1,198	—	—	—	—	—	—	—	—	—	—	—	—	—	—
DEPRECIATION		1,367	1,483	1,547	466	583	701	820	939	1,059	1,180	1,187	1,194	1,202	1,210	1,221	1,232	1,244

APSIS CONSULTORIA EMPRESARIAL	FIXED ASSETS - 3\8

BRASIL TELECOM	REPORT RJ-0278/09-02
Base Date: 05/31/09

DRE (R$ millions)	YEAR 1		YEAR 2		YEAR 3		YEAR 4		YEAR 5		YEAR 6		YEAR 7		YEAR 8		YEAR 9
				1.03%		0.50%		-0.03%		0.33%		0.45%		0.52%		0.62%		0.72%

Gross Operating Income (ROB)		14,412		14,560		14,632		14,627		14,676		14,741		14,817		14,909		15,016

Income Deductions (-)		(4,785)		(4,834)		(4,858)		(4,856)		(4,872)		(4,894)		(4,919)		(4,950)		(4,985)

Net Operating Income (ROL)		9,627		9,726		9,774		9,771		9,803		9,847		9,898		9,959		10,030

Commercial Expenses		(67)		(68)		(68)		(68)		(69)		(69)		(69)		(70)		(70)
Staff Expenses		(506)		(506)		(506)		(506)		(506)		(506)		(506)		(506)		(506)
Materials Expenses		(115)		(116)		(117)		(117)		(117)		(118)		(119)		(119)		(120)
Third-Party Services		(1,930)		(1,930)		(1,930)		(1,930)		(1,930)		(1,930)		(1,930)		(1,930)		(1,930)
Lease Expenses		(721)		(728)		(732)		(731)		(734)		(737)		(741)		(745)		(751)
Interconnection Expenses		(202)		(204)		(205)		(205)		(205)		(206)		(207)		(209)		(210)
VUM Expenses		(1,573)		(1,541)		(1,504)		(1,468)		(1,433)		(1,399)		(1,365)		(1,332)		(1,300)
PCCR Expenses		(288)		(291)		(293)		(293)		(294)		(295)		(296)		(298)		(300)
Others		(350)		(350)		(350)		(350)		(350)		(350)		(350)		(350)		(350)
Operating Synergies		95		389		434		446		453		454		456		457		459

EBITDA (=)		3,970		4,379		4,504		4,548		4,618		4,692		4,770		4,857		4,951
% EBITDA		41.23%		45.03%		46.08%		46.55%		47.11%		47.65%		48.20%		48.77%		49.36%

DEPRECIATION - ORIGINAL AND NEW INVESTMENTS		(1,367)		(1,483)		(1,547)		(466)		(583)		(701)		(820)		(939)		(1,059)
OTHER AMORTIZATIONS		(257)		(251)		(205)		(162)		(88)		(70)		(31)		(25)		(18)

EBIT (=)		2,346		2,646		2,752		3,920		3,948		3,921		3,919		3,893		3,874

% EBIT		24.37%		27.20%		28.16%		40.12%		40.27%		39.82%		39.60%		39.09%		38.62%

IR/CSSL CALCULATION BASE ADJUSTMENTS
ACQUISITION PREMIUM - SOURCE OF FIXED ASSET INCREASE IN VALUE (DEPRECIATION)	R$	(253)	R$	(253)	R$	(253)	R$	(253)	R$	(253)	R$	(253)	R$	(253)
ACQUISITION PREMIUM - SOURCE OF FIXED CONCESSION INCREASE IN VALUE (AMORTIZATION)	R$	(261)	R$	(261)	R$	(261)	R$	(261)	R$	(261)	R$	(261)	R$	(261)	R$	(261)	R$	(261)
EXPENSES WITH NO TAX IMPACT	R$	514	R$	—	R$	—	R$	—	R$	—	R$	—	R$	—	R$	—	R$	—
ADJUSTED CALCULATION BASE	R$	2,346	R$	2,131	R$	2,238	R$	3,406	R$	3,434	R$	3,407	R$	3,405	R$	3,632	R$	3,613
INCOME TAX (-)		(587)		(533)		(560)		(852)		(858)		(852)		(851)		(908)		(903)
CSSL (-)		(211)		(192)		(201)		(307)		(309)		(307)		(306)		(327)		(325)

NET PROFIT (=)		1,549		1,921		1,991		2,762		2,780		2,763		2,762		2,658		2,646

net margin(%)		16.09%		19.75%		20.37%		28.27%		28.36%		28.06%		27.90%		26.69%		26.38%

CASH FLOW (R$ millions)	YEAR 1		YEAR 2		YEAR 3		YEAR 4		YEAR 5		YEAR 6		YEAR 7		YEAR 8		YEAR 9
INPUTS		3,816		4,152		4,173		3,771		3,763		3,845		3,924		3,934		4,035

NET PROFIT		1,549		1,921		1,991		2,762		2,780		2,763		2,762		2,658		2,646
DEPRECIATIONS		1,367		1,483		1,547		466		583		701		820		939		1,059
AMORTIZATIONS		257		251		205		162		88		70		31		25		18
FINANCIAL SYNERGIES		644		497		431		381		312		312		312		312		312

OUTPUTS		(1,153)		(1,165)		(1,171)		(1,170)		(1,174)		(1,179)		(1,185)		(1,193)		(1,201)

FIXED ASSETS		(1,153)		(1,165)		(1,171)		(1,170)		(1,174)		(1,179)		(1,185)		(1,193)		(1,201)

SIMPLE BALANCE		2,663		2,987		3,003		2,601		2,589		2,666		2,739		2,741		2,834

WORKING CAPITAL VARIATION		(9)		(4)		(2)		0		(1)		(2)		(2)		(3)		(3)

FREE CASH FLOW		2,653		2,982		3,001		2,601		2,587		2,664		2,737		2,739		2,830

DRE (R$ millions)	YEAR 10		YEAR 11		YEAR 12		YEAR 13		YEAR 14		YEAR 15		YEAR 16		YEAR 17
		0.81%		0.88%		0.96%		1.03%		1.11%		1.18%		1.25%		1.32%

Gross Operating Income (ROB)		15,137		15,271		15,418		15,577		15,749		15,935		16,133		16,346

Income Deductions (-)		(5,025)		(5,070)		(5,119)		(5,172)		(5,229)		(5,290)		(5,356)		(5,427)

Net Operating Income (ROL)		10,111		10,201		10,299		10,405		10,520		10,644		10,777		10,919

Commercial Expenses		(71)		(71)		(72)		(73)		(74)		(75)		(75)		(76)
Staff Expenses		(506)		(506)		(506)		(506)		(506)		(506)		(506)		(506)
Materials Expenses		(121)		(122)		(123)		(125)		(126)		(127)		(129)		(131)
Third-Party Services		(1,930)		(1,930)		(1,930)		(1,930)		(1,930)		(1,930)		(1,930)		(1,930)
Lease Expenses		(757)		(764)		(771)		(779)		(787)		(797)		(807)		(817)
Interconnection Expenses		(212)		(214)		(216)		(218)		(220)		(223)		(226)		(229)
VUM Expenses		(1,269)		(1,239)		(1,209)		(1,180)		(1,152)		(1,124)		(1,097)		(1,071)
PCCR Expenses		(303)		(305)		(308)		(312)		(315)		(319)		(323)		(327)
Others		(350)		(350)		(350)		(350)		(350)		(350)		(350)		(350)
Operating Synergies		460		461		463		464		465		466		467		468

EBITDA (=)		5,053		5,161		5,276		5,397		5,525		5,660		5,801		5,950
% EBITDA		49.97%		50.60%		51.23%		51.87%		52.52%		53.17%		53.83%		54.49%

DEPRECIATION - ORIGINAL AND NEW INVESTMENTS		(1,180)		(1,187)		(1,194)		(1,202)		(1,210)		(1,221)		(1,232)		(1,244)
OTHER AMORTIZATIONS		(13)

EBIT (=)		3,860		3,974		4,082		4,196		4,315		4,439		4,570		4,706

% EBIT		38.17%		38.96%		39.64%		40.32%		41.01%		41.71%		42.40%		43.10%

IR/CSSL CALCULATION BASE ADJUSTMENTS
ACQUISITION PREMIUM - SOURCE OF FIXED ASSET INCREASE IN VALUE (DEPRECIATION)
ACQUISITION PREMIUM - SOURCE OF FIXED CONCESSION INCREASE IN VALUE (AMORTIZATION)	R$	(261)	R$	(261)	R$	(261)	R$	(261)	R$	(261)	R$	(261)	R$	(261)	R$	(261)
EXPENSES WITH NO TAX IMPACT	R$	—	R$	—	R$	—	R$	—	R$	—	R$	—	R$	—	R$	—
ADJUSTED CALCULATION BASE	R$	3,599	R$	3,713	R$	3,821	R$	3,934	R$	4,053	R$	4,178	R$	4,308	R$	4,445
INCOME TAX (-)		(900)		(928)		(955)		(984)		(1,013)		(1,044)		(1,077)		(1,111)
CSSL (-)		(324)		(334)		(344)		(354)		(365)		(376)		(388)		(400)

NET PROFIT (=)		2,636		2,712		2,783		2,858		2,937		3,019		3,105		3,195

net margin(%)		26.07%		26.58%		27.02%		27.47%		27.91%		28.36%		28.81%		29.26%

CASH FLOW (R$ millions)	YEAR 10		YEAR 11		YEAR 12		YEAR 13		YEAR 14		YEAR 15		YEAR 16		YEAR 17
INPUTS		4,141		4,211		4,289		4,372		4,459		4,551		4,648		4,751

NET PROFIT		2,636		2,712		2,783		2,858		2,937		3,019		3,105		3,195
DEPRECIATIONS		1,180		1,187		1,194		1,202		1,210		1,221		1,232		1,244
AMORTIZATIONS		13		0		0		0		0		0		0		0
FINANCIAL SYNERGIES		312		312		312		312		312		312		312		312

OUTPUTS		(1,211)		(1,222)		(1,233)		(1,246)		(1,260)		(1,275)		(1,291)		(1,308)

FIXED ASSETS		(1,211)		(1,222)		(1,233)		(1,246)		(1,260)		(1,275)		(1,291)		(1,308)

SIMPLE BALANCE		2,931		2,989		3,056		3,125		3,199		3,277		3,358		3,443

WORKING CAPITAL VARIATION		(4)		(4)		(4)		(5)		(5)		(6)		(6)		(6)

FREE CASH FLOW		2,927		2,985		3,051		3,121		3,194		3,271		3,352		3,437

APSIS CONSULTORIA EMPRESARIAL	DRE - 4\8

BRASIL TELECOM	REPORT RJ-0278/09-02
Base Date: 05/31/09

NET EQUITY COST

RISK FREE RATE (Rf)	2.69%
BETA d	0.54
BETA r	0.78
MARKET RISK PREMIUM (Rm - Rf)	9.85%
BRAZIL RISK	4.18%

Re (=)	14.53%

COST OF DEBT

RISK FREE RATE (Rf*)	2.25%
SPECIFIC RISK (ALFA)	2.90%
BRAZIL RISK	4.18%

Rd (=)	9.33%

PROJECTED USA INFLATION	2.0%

WACC

NET EQUITY COST	14.53%

COST OF DEBT	9.33%

NOMINAL DISCOUNT RATE (=)	11.18%

REAL DISCOUNT RATE (=)	9.00%

APSIS CONSULTORIA EMPRESARIAL	DISCOUNT RATE - 5\8

BRASIL TELECOM	REPORT RJ-0278/09-02
Base Date: 05/31/09

expected rate of return	8.8%	9.0%	9.2%

ECONOMIC VALUE - BrT FIXED TELEPHONY CONCESSION (R$ millions)

DISCOUNTED CASH FLOW	24,866	24,536	24,213

RESIDUAL VALUE (WORKING CAPITAL and FIXED ASSETS)	6,193	6,193	6,193

DISCOUNTED RESIDUAL VALUE	1,476	1,431	1,387

OPERATIONAL VALUE - FIXED TELEPHONY	26,343	25,967	25,600

CARRYING CHARGE - WORKING CAPITAL	(423)	(423)	(423)

CARRYING CHARGE - FIXED ASSETS AT MARKET PRICE	(11,026)	(11,026)	(11,026)

BrT FIXED TELEPHONY CONCESSION VALUE - 12/31/08	14,894	14,518	14,151

amortization term (months)		204

BrT FIXED CONCESSION VALUE - 05/31/09		14,162

APSIS CONSULTORIA EMPRESARIAL	VALUE OF FIXED LINE CONCESSION - 6\8

BRASIL TELECOM	REPORT RJ-0278/09-02
Base Date: 05/31/09

CLIENT PORTFOLIO VALUE - MOBILE	2006	2007		2008
TOTAL USERS (MILLIONS)	3.4		4.3		5.6
POST-PAID CLIENTS (% TOTAL)	29%		20%		17.5%

TOTAL CAPITAL RAISING EXPENSES (R$ thousands)	432,432		454,139		525,081

CLIENT PORTFOLIO VALUE (R$ thousands)
USER INCREASE IN THE PERIOD (MILLIONS)			0.89		1.34
COMMERCIAL EXPENSES PER ADDITIONAL CLIENT		R$	512.63	R$	392.64
CLIENT PORTFOLIO VALUE (2008 BASE)					384,790

APSIS CONSULTORIA EMPRESARIAL	CLIENT PORTFOLIO MOBILE - 7\8

BRASIL TELECOM	REPORT RJ-0278/09-02
Base Date: 05/31/09

BRAND AND INTERNET DOMAIN NAMES - MARKET VALUE

SUBJECT: Brand and internet domain names related to portals IG, BR TURBO and IBEST

METHODOLOGY: MARKET MULTIPLES

in R$ thousands	2005	2006	2007	2008
GROSS INCOME	513,187	299,542	379,515		288,464

CPV	(337,784)	(145,564)	(55,203)

GROSS PROFIT	175,403	153,978	324,312		288,464

OPERATIONAL EXPENSES	(168,405)	(215,155)	(400,630)		(236,482)

EBITDA	6,998	(61,177)	(76,318)		51,982

OPERATIONAL PARAMETERS
visitors					13,300,000
Broadband subscribers					1,300,000

MARKET MULTIPLE - VALUE OF BRAND/DOMAIN NAME PER SUBSCRIBER				R$	89.25

comparable company: UOL

VALUES OF BRAND AND DOMAIN NAMES IG, BRTURBO and IBEST (R$ thousands)					116,030.43

APSIS CONSULTORIA EMPRESARIAL	INTANGIBLE_INTERNET - 8\8

ATTACHMENT 5

GLOSSARY

ASSETS APPROACH - valuation methodology in which all assets and liabilities (including unregistered ones) have their value adjusted according to their market values.

BETA - measurement of a stock systematic risk, price trend of a certain stock to be related to changes in a certain index.

BUSINESS RISK - uncertainty level for realizing future returns expected for the business, which do not result from financial leverage.

CAPITAL STRUCTURE - breakdown of the capital invested in a company, including own capital (equity) and third-parties capital (indebtedness).

CAPITALIZATION - conversion of a simple period of economic benefits into value.

CAPITALIZATION RATE - any divisor used for converting economic benefits into value in a simple period.

CAPM - Capital Asset Pricing Model - model in which the cost of capital for any stock or group of stocks is equivalent to the risk-free rate added to a risk premium, provided by the systematic risk of the stock or group of stocks under analysis.

CASH FLOW - cash generated by an asset, group of assets or company during a certain period of time. Usually, such term is complemented by a qualification, depending on the context (operating, non-operating, etc)

COMPANY - commercial, industrial, service or investment entity performing an economic entity.

CONSTRUCTION EQUIVALENT AREA - constructed area on which the corresponding construction unit cost equivalence is applied, as provided by the principles of NB-140 of ABNT (Brazilian Association of Technical Rules).

CONTROL - power to direct the company strategic, politic and administrative management.

CONTROLLING PREMIUM - value or percentage of a controlling stocks pro rata value over the non-controlling stocks pro rata value, which reflect the controlling power.

COST OF CAPITAL - expected return rate required by the market for attracting funds for a determined investment.

CURRENT VALUE - It is the value for replacing an existing asset for a new one, depreciated according its physical conditions.

DISCOUNT FOR LACK OF CONTROL - value or percentage deducted from the 100%-pro rata value of a company value, which reflects the lack of part or whole control.

DISCOUNT FOR LACK OF LIQUIDITY - value or percentage deducted from the 100% pro rata value of a company value, which reflects the lack of liquidity.

DISCOUNT RATE - any divisor used for converting a future economic benefit flow into present value.

EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization.

ECONOMIC BENEFIT - benefits such as revenues, net income, net cash flow, etc.

ELECTRIC DAMAGE VALUE - It is an estimation of the cost for repairing or replacing the parts of an asset in case of electric damage. Values are scheduled in percentages of the Replacing Value and were calculated through equipment’s manual analysis and the repairing maintenance expertise of APSIS’ technicians.

APSIS CONSULTORIA	1

FAIR MARKET VALUE - value for which a certain asset change its ownership between a potential seller and a potential buyer, when both parties are aware of relevant facts and none of them are under pressure to make the deal.

GOODWILL - intangible asset referring to name, reputation, client portfolio, loyalty, localization and other similar items that cannot be identified separately.

HOMOGENIZED AREA - usable, private or constructed area with mathematical treatments for valuation purposes, according to criteria set forth by APSIS, based on the real state market.

INCOME APPROACH - valuation methodology by converting to present value expected economic benefits.

INSURANCE MAXIMUM VALUE - It is the maximum value of an asset for which it is advisable to insure it. Such criterion establishes that the asset which depreciation is higher than 50%¨should have a Insurance Maximum Value equivalent to twice the Current Value; and, an asset which depreciation is lower than 50%, should have a Insurance Maximum Value equivalent to the Replacing Value.

INSURANCE VALUE - It is the value for which the Insurance Company assumes the risks, and it is not applied on land and foundations, expect in special cases.

INTANGIBLE ASSETS - non-physical assets such as brands, patents, rights, contracts, industrial secrets that provide the owner with rights and values.

INTERNAL RETURN RATE - discount rated in which the present value of the future cash flow is equivalent to the investment cost.

INVESTED CAPITAL - sum of own capital and third-parties capital invested in a company. Third-parties capital is usually related to debts with short and long term interests to be specified in the valuation context.

INVESTED CAPITAL CASH FLOW - cash flow generated by the company to be reverted to financers (interests and amortizations) and shareholders (dividends) after operating costs and expenses and capital expenditures.

INVESTMENT VALUE - value for a particular investor, based on particular interests for a certain asset such as synergy with other companies of a investor, different perceptions of risk and future performances, etc.

ISSUE DATE - date on which the valuation report is ended, when valuation conclusions are presented to the client.

LEVERAGED BETA - beta value reflecting the indebtedness in the capital structure.

LIQUIDATION VALUE - It is the value of a sale in the market, out of its original productive process. In other words, it is the value that would be verified in case the asset was deactivated and put up for sale separately, considering costs of disassembly or demolition (in case of real estate), storage and transportation.

LIQUIDITY - capacity to rapidly convert a certain asset into cash or into a debt payment.

MARKET APPROACH - valuation methodology, which utilizes multiples that result from the sale price of similar assets.

MARKET NET EQUITY - see assets approach.

MULTIPLE - market value of a company, stock or invested capital, divided by a company’s measurement (revenues, income, client volume, etc.).

NON-OPERATING ASSETS - assets that are not directly related to the company operating activity (whether they generate revenue or not) and that may be sold without affecting its operation.

APSIS CONSULTORIA	2

OPERATING ASSETS - assets that are necessary for the company’s operations.

PERPETUITY VALUE - value at the end of the projective period to be added to the cash flow.

PRESENT VALUE - value of a future economic benefit on a specific date, calculated by the application of a discount rate.

PRIVATE AREA - usable area including building elements (such as walls, columns, etc) and elevators hall (in some cases).

REFERENCE DATE - specific date (day, month and year) to apply the valuation.

RESIDUAL VALUE - It is the value of a new or old asset projected for a certain date, limited to the date on which such asset turns into scrap, considering that during such period of time, the asset will be operating.

REPLACING VALUE (FOR A NEW ASSET) - value based on the price (usually at market current prices) or replacing an asset for a new equal or similar one.

SCRAP VALUE - It is the asset value at the end of its useful life, considering its disassembly or demolition value (in case of real estate), storage and transportation.

SUPPORTING DOCUMENTATION - discount rate is a return rate used to convert into present value a payable or receivable amount.

TANGIBLE ASSETS - physical assets such as lands, constructions, machines and equipment, furniture and appliances, etc.

USEFUL AREA - usable area of a real estate, measures by the internal face of its walls.

USEFUL LIFE - period of time during which an asset may generate economic benefits

VALUATION - act or process through which the value of a company, stock interest or other asset is determined.

VALUATION METHODOLOGY - the approaches used for preparing valuing calculations in order to indicate the value of a company, stock interest or other asset.

VALUE - price denominated in monetary quantity.

WACC (Weighted Average Cost of Capital) - model in which the cost of capital is determined by the weighted average of the value.

APSIS CONSULTORIA	3